UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PAY VERSUS PERFORMANCE

Prologis Proxy Statement

Notice of annual meeting of stockholders

The date of this proxy statement is **March 29, 2024**

Prologis Oakland Global Logistics Center Park, Oakland, California.

Notice of 2024 Annual Meeting of Stockholders

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

March 29, 2024

To our stockholders:

I invite you to attend the 2024 annual meeting of stockholders of Prologis, Inc. at 2:00 p.m. Pacific time on May 9, 2024. Our annual meeting will be held in a virtual format only. You will not be able to attend the annual meeting in person.

Items of business. The following items of business will be conducted at our 2024 annual meeting of stockholders:

1.	Election of 11 directors to our Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2.	Non-binding, advisory vote to approve the company’s executive compensation for 2023.

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year 2024.

4.	Approval to amend the company’s Charter to reduce stockholder voting thresholds.

5.	Approval to amend the company’s Bylaws to reduce stockholder voting thresholds.

6.	Consideration of a stockholder proposal titled “Simple Majority Vote”.

7.	Consideration of any other matters that may properly come before the meeting and at any adjournments or postponements of the meeting.

Record Date. If you were a holder of shares of our common stock at the close of business on March 12, 2024, you are entitled to receive this notice and to vote at the annual meeting and any adjournment(s) or postponement(s) of the annual meeting.	How to Vote. You can vote your shares by proxy through the internet, by telephone or by mail using the instructions on the proxy card, or you can vote during the virtual annual meeting. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the annual meeting.	Meeting Attendance. To be admitted to the annual meeting at www.virtualshareholdermeeting.com /PLD2024, you must enter the control number found on your proxy card or voting instruction form or notice you previously received. You may vote during the annual meeting by following the instructions available on the meeting website during the meeting.

Proxy Materials. On or about March 29, 2024, we intend to distribute to our stockholders:

(i)

Either in printed form by mail or electronically by email, a Notice of Annual Meeting and Internet Availability of Proxy Materials containing instructions on: (a) how to electronically access our 2024 Proxy Statement and 2023 Annual Report to Stockholders, which includes our 2023 Annual Report on Form 10-K; (b) how to vote; and (c) how to request printed proxy materials (if desired).

(ii)	If requested or required, printed proxy materials, which will include our 2024 Proxy Statement, our 2023 Annual Report on Form 10-K and a proxy card.

On behalf of the Board of Directors, EDWARD S. NEKRITZ Chief Legal Officer, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 9, 2024. This Proxy Statement and accompanying form of proxy are first being made available to you on or about March 29, 2024. Proxy materials are available at www.proxyvote.com.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024

1	Proxy Summary

1	2023 Business Highlights

2	2023 Compensation Highlights

3	2023 Environmental, Social and Governance (ESG) Highlights

4	Proposals Submitted to Vote at the 2024 Annual Meeting

5	Board of Directors and Corporate Governance

6	Prologis Corporate Governance Tear Sheet

7	Election of Directors (Proposal 1)

8	Board Evaluations and Process for Selecting Directors

10	Director Qualifications

14	Director Nominees

20	Director Independence

20	Board Leadership Structure

22	Board Committees

25	Other Governance Matters

30	Executive Officers

32	Environmental, Social and Governance Priorities

41	Executive Compensation

41	Compensation Discussion and Analysis

42	CD&A Highlights

43	Letter from the Talent and Compensation Committee

44	Stockholder Outreach and Compensation Program Improvements

52	Prologis Business Overview

58	Compensation Benchmarking Peer Group

60	2023 Compensation Determinations

61	2023 Chief Executive Officer Compensation

65	2023 Core Compensation: Annual Bonus Opportunity

73	2023 Core Compensation: Annual LTI Equity Awards

76	2023 Outperformance Compensation: PPP

81	2023 Outperformance Compensation: POP

84	Other Compensation Elements and Considerations

88	Talent and Compensation Committee Report

89	Summary Compensation Table for Fiscal Year 2023

93	Grants of Plan-Based Awards in Fiscal Year 2023

99	Outstanding Equity Awards at Fiscal Year-End (December 31, 2023)

103	Option Exercises and Stock Vested in Fiscal Year 2023

105	Nonqualified Deferred Compensation in Fiscal Year 2023

109	Potential Payments Upon Termination or Change in Control

113	CEO Pay Ratio

114	Pay Versus Performance

117	Non-binding, Advisory Vote to Approve the Company’s Executive Compensation for 2023 (Proposal 2)

118	Director Compensation

120	Nonqualified Deferred Compensation Plans for Directors

121	Director Compensation for Fiscal Year 2023

123	Security Ownership

126	Equity Compensation Plans

127	Audit Matters

128	Audit Committee Report

129	Independent Public Accountant

130	Ratification of the Appointment of the Independent Public Accountant (Proposal 3)

131	Proposal to Amend the Company’s Charter to Reduce Stockholder Voting Thresholds (Proposal 4)

132	Proposal to Amend the Company’s Bylaws to Reduce Stockholder Voting Thresholds (Proposal 5)

133	Stockholder Proposal Titled “Simple Majority Vote” (Proposal 6)

135	Additional Information

136	Proxy and Annual Meeting FAQ

142	Submitting Stockholder Proposals

144	Delinquent Section 16(a) Reports

145	Annual Report to Stockholders and Corporate Governance Documents

A-1	Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

B-1	Appendix B: Articles of Amendment

C-1	Appendix C: Tenth Amended and Restated Bylaws

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting of the Stockholders. Please read it carefully.

The following summary highlights information contained in this Proxy Statement. This summary does not contain all the information you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding our 2023 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023. All company operational information in this Proxy Statement is for the year ended or as of December 31, 2023, unless otherwise noted. See Appendix A for definitions and discussion of non-GAAP measures and reconciliations to GAAP measures and for additional detail regarding definitions of terms as generally explained in the Proxy Statement. References in this Proxy Statement to “we,” “us,” “our,” the “company,” and “Prologis” refer to Prologis, Inc. and its subsidiaries, unless the context otherwise requires.

PROXY SUMMARY

2023 BUSINESS HIGHLIGHTS

Our Business Model Delivers Long-Term Growth Across Cycles

In 2023, despite macroeconomic headwinds, we delivered strong operational performance, which continued our industry outperformance and earned record Promote income from our Strategic Capital business.

Solar installation at Prologis Park Kettering, Kettering, UK.

Sector-leading Financial Performance	Strategic Capital is a Powerful Differentiator
Prologis generated 17.8% net earnings per share(1) and 13.3% Core FFO per share 10-year CAGRs,(1) 960 bps and 760 bps higher than the Large-Cap REIT Group 10-year CAGR average,(2) respectively.	In 2023 alone, we earned over $1.2 billion of fees and Promotes from our Strategic Capital vehicles, driven largely by a significant Promote from Prologis Targeted U.S. Logistics Fund.

(1)

10-year compound annual growth rate (“CAGR”). Core funds from operations (FFO) per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure and for a calculation of the CAGR of our Core FFO per share. See footnote 3 on page 55 for further detail regarding our net earnings per share CAGR calculation.

(2)	See definition of “Large-Cap REIT Group” on page 55. The average rates of the Large-Cap REIT Group are weighted by market capitalization.

For further detail, please see “Compensation Discussion and Analysis.”

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	1

PROXY SUMMARY

2023 COMPENSATION HIGHLIGHTS

Executive Compensation Program Improvements

Based on analysis by our Compensation Committee and feedback received from stockholders during outreach since our 2023 annual meeting, the Committee adopted various improvements to our executive compensation program:

Prologis Irwindale Distribution Center, Irwindale, California.

Simplified equity awards for executives	Capped CEO Compensation	Reduced the potential pool for PPP awards
Implemented a new LTI equity program and discontinued POP for executive officers	Capped our current CEO’s total annual Summary Compensation Table pay at $25 million	Reduced the potential pool for Prologis Promote Plan awards from 40% of Promotes to 25%

starting with new performance-based awards made in 2024.	for performance years beginning with 2024.	beginning with Promote fees earned in 2024.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	2

PROXY SUMMARY

2023 ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS

We Have a Long-Standing Record of ESG Leadership

1 GW of solar by 2025	#1 in ESG

We achieved more than 500 megawatts of on-site solar in 2023, halfway to our goal of 1 gigawatt.	The top REIT ESG program by Institutional Investor 2023.

21 consecutive years	Top 10% in sustainability

Named a leading REIT in corporate governance by Green Street for 21 consecutive years.	Recognized in the Dow Jones Sustainability World Index.

For further detail, please see “Board of Directors and Corporate Governance”; “Environmental, Social and Governance Priorities” and “Compensation Discussion and Analysis.”

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	3

PROXY SUMMARY

Proposals Submitted to Vote at the 2024 Annual Meeting

We are asking our stockholders of record as of the close of business on March 12, 2024, to consider and vote on the following matters at our 2024 annual meeting of stockholders to be held on May 9, 2024. Please see the section entitled “Additional Information” for details on how to vote and the vote required to approve these matters.

Proposal	Board Recommendation

PROPOSAL 1: Election of Directors

●   At the annual meeting you will be asked to elect to the board of directors (the “Board”) of Prologis, Inc. the 11 persons nominated by the Board. The directors will be elected to hold office until the 2025 annual meeting and until their successors are duly elected and qualified.

PROPOSAL 2: Non-binding Advisory Vote to Approve the Company’s Executive Compensation for 2023

●   At the annual meeting you will be asked to approve a resolution on the company’s executive compensation for 2023 as reported in this Proxy Statement.

PROPOSAL 3: Ratification of the Appointment of our Independent Registered Public Accounting Firm

●   At the annual meeting you will be asked to ratify the appointment of KPMG LLP by the Audit Committee (the “Audit Committee”) of the Board as the company’s independent registered public accounting firm (“independent public accountant”) for the year 2024.

PROPOSAL 4: Approval to Amend the Company’s Charter to Reduce Stockholder Voting Thresholds

●   At the annual meeting you will be asked to approve a Board proposal to amend the company’s Charter to reduce stockholder voting thresholds to a simple majority vote or the lowest standard otherwise permitted by the Maryland General Corporation Law (“MGCL”).

PROPOSAL 5: Approval to Amend the Company’s Bylaws to Reduce Stockholder Voting Thresholds

●   At the annual meeting you will be asked to approve a Board proposal to amend the company’s Bylaws to reduce stockholder voting thresholds to a simple majority vote.

PROPOSAL 6: Simple Majority Vote ● At the annual meeting you will be asked to consider a stockholder proposal titled “Simple Majority Vote.” The Board recommends that you vote against this proposal.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	4

Board of Directors and Corporate Governance

6	Prologis Corporate Governance Tear Sheet

7	Election of Directors (Proposal 1)

8	Board Evaluations and Process for Selecting Directors

10	Director Qualifications

14	Director Nominees

20	Director Independence

20	Board Leadership Structure

22	Board Committees

25	Other Governance Matters

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Prologis Corporate Governance Tear Sheet

DIRECTOR INDEPENDENCE AND COMPLIANCE	STRONG STOCKHOLDER RIGHTS

●   91% of our directors nominated for election at our 2024 annual meeting are independent: All nominated directors, other than our chairman, are independent.

●   No related-party transactions.

●   No hedging or pledging of our securities.

●   All directors attended 75% or more of Board and Board committee meetings (held during the periods they served).

●   All directors are in compliance with our stock ownership guidelines (5x annual cash retainer).

●   Adopted proxy access with 3/3/20/20 market standard in 2016.(1)

●   All directors elected annually since IPO. The company irrevocably opted out of Maryland staggered board provisions in 2014.

●   No stockholder rights plan.

●   Majority vote is the standard in uncontested director elections (adopted in 2007).

●   Stockholders can amend Bylaws with majority of votes entitled to be cast (adopted in 1997). Proposal 5 at this year’s annual meeting seeks to lower this standard to a majority of votes cast, while Proposal 4 seeks to lower certain voting thresholds in the company’s Charter.

DIRECTOR COMPOSITION AND EVALUATION PROCESS

●   Our annual Board evaluation process, involving Board, Board committee and individual director assessments, is administered by the chair of our Board Governance and Nomination Committee (the “Governance Committee”) and our lead independent director, with a third-party evaluation every other year.

●   Director age policy: 75-years maximum age limit for directors.(2)

●   Our mix of director tenure, skills and background provides a balance of experience and institutional knowledge with fresh perspectives.

●   Three directors are female, and three are ethnically diverse.

BOARD LEADERSHIP

● Lead independent director role with significant authority and responsibilities. ● Chairman and CEO policy gives the Board flexibility to determine the best candidates for the positions.

ESG GOVERNANCE	RISK GOVERNANCE

●   Formal Board oversight of ESG performance and priorities through Governance Committee charter and updates to the full Board and other committees.

●   Our chief sustainability officer and head of Energy, Sustainability and Mobility and ESG reports directly to the C-suite (president) and sits on the management executive committee.

●   Accountability structure and ESG bonus metrics (10% of overall corporate score) incentivize quantitative success in ESG.

●   Financial risk oversight: Evidenced by our “A3”/”A” credit ratings.(3)

●   Operational risk oversight: Annual enterprise level risk analyses with Board, climate risk assessment platform, cybersecurity risk assessment framework, rigorous investment committee processes, local team property-level management.

●   Reputational risk oversight: Extensive employee learning and development platform, requiring ethics, Foreign Corrupt Practices Act (FCPA), cybersecurity, diversity and other training.

(1)	See “Additional Information” for further detail on proxy access.

(2)	Our governance guidelines provide that directors will not be nominated or appointed to the Board if they are, or would be, 75 years or older at the time of the election or appointment.

(3)	Ratings by Moody’s/S&P. A securities rating is not a recommendation to buy, sell or hold securities and is subject to withdrawal at any time by the rating agency.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	6

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PROPOSAL 1

Election of Directors

The Board is currently composed of 11 directors, all of whom, other than Jeffrey L. Skelton, are standing to be elected to the Board at the 2024 annual meeting. Guy A. Meltcafe, a new director nominee, is also standing to be elected to the Board at the 2024 annual meeting. If elected, each individual will hold office until the 2025 annual meeting and until their successors are duly elected and qualified.

●   The 11 nominees for election to the Board at the 2024 annual meeting, all proposed by the Board, are listed below in the section titled “Director Nominees,” along with brief biographies.

●   The Board has affirmatively determined that all our director nominees, aside from Hamid Moghadam, are independent directors in accordance with New York Stock Exchange (“NYSE”) rules, our governance guidelines and our Bylaws.

●   We do not know of any reason why any nominee would be unable or unwilling to serve as a director if elected. However, if a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the Board as a substitute, or the Board may reduce the number of directors. Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

●   Information about each director nominee’s share ownership is presented below, under “Security Ownership.”

Our Bylaws provide for a majority voting standard for the election of directors. See “Additional Information—Majority Voting” for further detail.

The shares represented by the proxies received will be voted for the election of each of the 11 nominees named below, unless you indicate in the proxy that your vote should be cast against any or all of the director nominees or you abstain from voting. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified or until the earliest of his or her resignation, retirement or death.

The Board unanimously recommends stockholders vote FOR the

election of each nominee.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Evaluations and Process for Selecting Directors

Rigorous Board evaluation and refreshment process

Our annual Board evaluation process involves assessments at the Board, Board committee and individual director levels. Through this process, the Board determines who should be nominated to stand for election based on current company and Board needs.

●	Directors identify key skills and characteristics currently needed for the Board, as well as provide information relating to Board composition and planning.

●	Director interview questions are prepared based on current areas of focus, as well as feedback from our stockholder outreach efforts.

●	Annual one-on-one director interviews are conducted by our lead independent director and chair of the Governance Committee and, every other year, by an independent third party.

●

The results of the director interviews are aggregated by our lead independent director, Governance Committee chair and, if applicable, the independent third party and reported to the Governance Committee and then to our full Board. Our Board follows up on items identified in the evaluation process.

Our Governance Committee discusses Board succession and reviews potential candidates. This process is based on the results of annual Board evaluations and takes place throughout the course of the year.

●

Our director candidate search process identifies and assesses a pool of potential candidates through a variety of sources, primarily through internal references. Although the committee may retain third parties to assist in identifying potential nominees, it prefers internal references by directors who understand the needs and dynamics of the Board, with a particular focus on diversity and inclusion of ideas and backgrounds.

●

In 2021, we implemented a director/CEO recruitment diversity policy that requires the Governance Committee to consider (and any search firms to recruit) ethnic- and gender-diverse candidates in formal director searches and recruitment for external CEO candidates.

●

Our governance guidelines also ensure regular Board refreshment, providing that directors will not be nominated or appointed to the Board if they are, or would be, 75 years or older at the time of the election or appointment.

2024 Board evaluation feedback

Key feedback from our Board evaluation process:

●

Noted the high-functioning nature of the Board and strong leadership of our lead independent director and committee heads. In particular, recognized the contributions of George Fotiades, chair of our Compensation Committee, to stockholder outreach and improvement of our executive compensation program over the past year.

●	Focused on executive succession planning and, in connection therewith, retaining directors with deep institutional knowledge to support the company’s C-suite transitions.

●

Also focused on director succession planning, an orderly transition of applicable Board leadership positions and recruiting and retaining directors with experience that aligns with our current business model, prioritizing (i) chief executive officer or senior executive experience, (ii) experience that supports our core real estate business and/or (iii) experience that supports our Prologis Essentials business, such as related to energy and to delivering customer-centric products, services and/or solutions.

●	Recognized the strength of our CEO and management.

●	Determined that there were no concerns about Board independence or longer tenured directors.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	8

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Regular Board refreshment

The Board is committed to regular refreshment to maintain an optimal balance of different perspectives, skills and backgrounds. We have onboarded six new directors and nominated a seventh in the past nine years, increasing the ethnic, gender and geographical diversity of the Board, as well as breadth of experience.

The Board was completely refreshed and rebuilt at the time of the Merger(2) in 2011. The Merger essentially created a new company with a new operating and corporate platform. At that time, all directors underwent intensive review to determine which directors would best fit the newly created combined company. Each director selected in this rebuilding process was onboarded as a new director to the newly established company. These directors were required to perform in a new governance environment with new structures, processes, committees and guidelines.

We have continued to refresh the Board since the Merger. David O’Connor onboarded as a new director in 2015, Olivier Piani in 2017, Cristina Bita and Philip Hawkins in 2018, Avid Modjtabai in 2020 and James Connor in 2022. (In 2020, Mr. Hawkins took a position as executive chairman of a U.S. industrial real estate portfolio company and, as a result, decided to step down from our Board). Mr. Metcalfe is a new director nominee in our 2024 annual election. Mr. Metcalfe led Morgan Stanley’s real estate investment banking business for approximately two decades. His substantial background in real estate finance and experience advising on notable transactions will support our core real estate business, Strategic Capital vehicles and M&A and capital markets strategies.

As a result of our regular Board refreshment, the directors nominated for election at our 2024 annual meeting comprise an appropriate mix of tenures: four directors with up to six years of tenure, four directors with tenure between six and 13 years and three with over 13 years of tenure. This mix balances experience and institutional knowledge with fresh perspectives.

The Board is focused on director succession planning. As directors approach the maximum age limit set forth in our director age policy, the Board proactively formulates a plan to transition key leadership positions and maintain the appropriate balance of institutional knowledge on the Board. As discussed in “Board Qualifications,” the Board continually assesses the current needs of the Board, based on the strategic priorities of the company, and the diversity and skill set needs of the Board.

BALANCED DISTRIBUTION OF DIRECTOR TENURE(1)(2)

Seven	new directors in last nine years.(3)

(1)	Directors nominated for election at our 2024 annual meeting of shareholders. Includes Mr. Metcalfe in the 0-6 years category.

(2)

The entire Board was rebuilt in 2011 at the time of the merger (the “Merger”) between AMB Property Corporation (“AMB”) and ProLogis (the “Trust”) and the tenure of the rebuilt Board started at that time. However, we include Mr. Moghadam, Ms. Kennard and Mr. Webb in the 13-plus year category because they were directors of the legal acquirer prior to the Merger.

(3)

Includes Philip Hawkins, who joined our Board in 2018 and stepped down from our Board in 2020 to assume an executive chairman position at a U.S. industrial real estate company, and Mr. Metcalfe, a new director nominee.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Qualifications

Director skills and experience support our business strategy.

We have deep experience on our Board across a range of industries that supports our business model. The Board believes a balance of perspectives from other industries is critical to well-rounded oversight and insight into our customers’ perspectives.

BUSINESS STRATEGY	DIRECTOR EXPERIENCE SUPPORTING OUR BUSINESS(1)	FINANCIAL RESULTS(2)

Global presence in the heart of the world’s most vibrant and active consumption centers results in outperformance.	82% of our directors have global management experience	Strong long-term performance Prologis generated 17.8% earnings per share CAGR and 13.3% Core FFO per share CAGR,(3) 960 bps and 760 bps above the Large-Cap REIT Group average, respectively

Scale drives efficiency.	100% of our directors have large scale company executive management experience.	Significant and durable growth We saw 354% AUM growth while G&A(4) as a percentage of AUM decreased.

Development enhances the bottom line.	64% of our directors have real estate and logistics experience.	Building an unmatched portfolio Our development business created an estimated 8.5B in value.(5)

Strategic Capital boosts growth through fees and Promotes.	100% of our directors have investment and/or finance experience.	A high-return business Strategic Capital fees and Promotes totaled $5.5B.

Prologis Essentials – our platform offering logistics solutions, services and products – provides new revenue streams and strengthens customer relationships.	45% of our directors have experience with customer products, services and solutions.	Additional earnings opportunities Total Prologis Essentials contracted sales grew by 281% from 2021 to 2023.

(1)	Directors nominated for election at our 2024 annual meeting of shareholders.

(2)	Over 10-year period 2014-2023, unless noted otherwise.

(3)

Our global platform outperformed the average of the “Large-Cap REIT Group” in net earnings per share and Core FFO per share CAGR by 960 bps and 760 bps, respectively, over the last 10-years. The average rates for the Large-Cap REIT Group are weighted by market capitalization. See footnotes to page 55 for further detail on the calculation of the Large-Cap REIT Group average. Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure and a calculation of the CAGR of our Core FFO per share. See footnote 3 on page 55 for further detail regarding our net earnings per share CAGR calculation.

(4)	“G&A” are our general and administrative expenses.

(5)

Estimated value created over our total expected investment in development and leasing based on our current projections. Please see Appendix A for further detail regarding how we calculate “value creation.” Development value creation is calculated across our owned and managed portfolio.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	10

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board composition and diversity

Our Board diversity policy centers on our commitment to maintain Board diversity in thought, background and experience—a mix of gender, ethnic background, geographic origin and professional experience that supports our business strategy and the current needs of the Board. As such, the Governance Committee focuses on identifying and nominating qualified and diverse director candidates with commensurate experience and background, and each of our director nominees was chosen on this basis.

Our directors nominated for election at our 2024 annual meeting support this mix of diversity in gender, ethnicity, tenure and background (see the director demographics/skills matrix on the following page). We continually seek new, diverse candidates to add to our Board—our current pipeline of potential candidates comprises mostly diverse individuals. As a priority, the Board continues to be particularly focused on ethnic- and gender-diverse candidates who meet the needs of the company. Our Board diversity policy (which is published on our website in our Governance Guidelines) requires that in any formal search for new directors, the Board will consider, and instruct any third-party search firm to include, candidates from diverse backgrounds, including in its initial list both gender and racial/ethnic diverse director candidates.

In making its nominations, the Governance Committee also assesses each director nominee by key characteristics, including courage to voice opinions, integrity, experience, accountability, good judgment, supportiveness in working with others, and willingness to commit the time needed to satisfy the requirements of Board and committee membership. We also seek directors with skillsets that support our emerging areas of focus, including cybersecurity, data and energy.

PROLOGIS BOARD DIVERSITY(1)

82%	of our Board has global work experience.

(1)	Directors nominated for election at our 2024 annual meeting of shareholders.

(2)	One director self-identified as African American, and two directors self-identified as West Asian/Middle Eastern/Asian American.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director skills and experience support our business strategy.

Below are qualifications our Board identified during the Board evaluation process as important to support our current business strategy. Such knowledge, skill and experience on our Board, coupled with diversity of thought and background, is critical to strong oversight and proven long-term results.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	12

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Nominees

Hamid R. Moghadam ● Chairman of the Board since January 2000; Director since November 1997 ● Board committees: Executive ● Other public directorships: None

Mr. Moghadam, 67, has been our chief executive officer since the end of December 2012 and was our co-chief executive officer from June 2011 to December 2012. He is the co-founder of AMB Property Corporation, Prologis’ predecessor company, and was AMB’s chief executive officer from November 1997 (from the time of AMB’s initial public offering) to the Merger in June 2011.

Other relevant qualifications: Mr. Moghadam is on the board of the Stanford Management Company and formerly served as its chairman. He is a former trustee of Stanford University and previously served on the Executive Committee of the board of directors of the Urban Land Institute. Mr. Moghadam holds bachelor’s and master’s degrees in engineering from the Massachusetts Institute of Technology and a Master of Business Administration from the Graduate School of Business at Stanford University.

Skills related to company opportunities and risks: Mr. Moghadam co-founded our company 41 years ago. He brings unique value as a founder who has built an unparalleled platform that has consistently outperformed both the REIT industry and S&P 500. Mr. Moghadam has unmatched experience running the largest publicly traded industrial REIT in the world with real estate operations and development across 19 countries. Mr. Moghadam built our Strategic Capital business (including two public companies and eight private vehicles), which is unrivaled in the REIT industry. His vision has further positioned the company for growth by creating an ecosystem of products, services and solutions for our customers via our Prologis Essentials platform. See page 61 for more information regarding Mr. Moghadam’s exceptional contributions to Prologis over the past four decades.

Irving F. Lyons III

●   Lead independent director since June 2011 (prior to the Merger, served as a trustee of the Trust from September 2009 to June 2011 and from March 1996 to May 2006)

●   Board committees: Executive

●   Other public directorships: Essex Property Trust, Inc.

Mr. Lyons, 74, has been a principal with Lyons Asset Management, a private equity firm, since January 2005. In 2004, Mr. Lyons retired from the Trust, where he served as chief investment officer from 1997 until his retirement. He joined the Trust in 1993 and served as president from 1999 to 2001 and vice chairman from 2001 to 2004. Mr. Lyons is a member of the board (lead director) of Essex Property Trust, Inc., a real estate investment trust investing in apartment communities. Mr. Lyons formerly served on the board of Equinix, Inc., a global data center operator. Mr. Lyons previously served as chairman of the board of BRE Properties, Inc.

Other relevant qualifications: Mr. Lyons joined the Trust when King & Lyons, an industrial real estate management and development company, was acquired by the Trust in 1993. Mr. Lyons had been the managing general partner in that firm since its inception in 1979 and was one of its principals at the time of the acquisition. Mr. Lyons holds a Master of Business Administration from Stanford University and a Bachelor of Science in industrial engineering and operations research from the University of California at Berkeley.

Skills related to company opportunities and risks: Mr. Lyons’ service as an executive in the logistics real estate industry – including as chief investment officer and president of the Trust, as a principal of a private equity firm and in leadership roles on the boards of other publicly traded REITs – guide his oversight as our Board’s lead independent director.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	14

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Cristina G. Bita ● Director since May 2018 ● Board committees: Audit ● Other public directorships: None

Ms. Bita, 45, is a vice president of finance at Google and serves as the business finance officer for Google’s Devices and Services and Global Marketing organizations. Ms. Bita leads global finance activities for consumer hardware, consumer paid services and for the company’s marketing investments globally. She is also responsible for strategy, insights/analytics, and business operations for Devices and Services. Ms. Bita has held several finance leadership roles over the course of her 15-plus year career at Google that also included sales and business development, consumer products, platforms and ecosystems, general and administrative, and technical infrastructure and enterprise. She has also served as the chair of the Google Sustainability Board. Prior to Google, Ms. Bita held various positions at Siemens/Osram in the Business Unit Controllership and Corporate Financial Planning and Analysis groups.

Other relevant qualifications: Ms. Bita holds a Master of Science in finance from the Boston College Wallace E. Carroll School of Management and a Bachelor of Science in business administration (accounting) from Salem State University. Ms. Bita is also a Certified Management Accountant (CMA).

Skills related to company opportunities and risks: Ms. Bita’s experience in innovation and technology supports our strategic initiatives to stay ahead of the evolution of the supply chain and our customers’ needs by integrating data systems and technology across both our core real estate and Prologis Essentials platforms. Ms. Bita’s sustainability experience also provides valuable insights in support of our ESG initiatives.

James B. Connor ● Director since October 2022 ● Board committees: Executive ● Other public directorships: EPR Properties and Healthpeak Properties, Inc.

Mr. Connor, 65, was most recently chairman and chief executive officer of Duke Realty Corporation, a NYSE-listed company that specialized in modern, bulk warehouse and logistics facilities and was acquired by Prologis in October 2022. Mr. Connor joined Duke Realty in 1998 and served in several leadership positions before being named CEO of Duke Realty in 2016. Before joining Duke Realty, Mr. Connor held numerous executive and brokerage positions with Cushman & Wakefield. Additionally, Mr. Connor is a member of the board of trustees of EPR Properties, a publicly traded REIT focused on real estate venues that facilitate out-of-home leisure and recreation experiences, and a member of the board of directors of Healthpeak Properties, Inc., a publicly traded REIT focused on real estate related to the healthcare industry.

Other relevant qualifications: Mr. Connor holds a Bachelor of Business Administration degree with a minor in real estate finance from Western Illinois University.

Skills related to company opportunities and risks: Mr. Connor brings over a quarter century of experience in the logistics REIT industry, including seven years as a public company CEO. His deep experience guides all aspects of our business related to the logistics real estate industry.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

George L. Fotiades

●   Director since June 2011 (prior to the Merger, served as a trustee of the Trust from December 2001 to June 2011)

●   Board committees: Compensation (chair)

●   Other public directorships: AptarGroup, Inc.

Mr. Fotiades, 70, served as president and chief executive officer of Cantel Medical Corp., a provider of infection prevention and control products, from 2019 until his retirement in 2021. Mr. Fotiades was an operating partner at Five Arrows Capital Partners (Rothschild Merchant Banking) from April 2017 until March 2019. From April 2007 to April 2017, Mr. Fotiades was a partner, healthcare investments at Diamond Castle Holdings LLP, a private equity firm. Mr. Fotiades was chairman of Catalent Pharma Solutions, Inc., a provider of advanced technologies for pharmaceutical, biotechnology and consumer health companies, from June 2007 to February 2010. Mr. Fotiades serves on the audit committee of AptarGroup, Inc., a global dispensing systems company. He previously served on the boards of Cantel Medical Corp. and Alberto-Culver Company, a consumer products company specializing in hair and skincare products.

Other relevant qualifications: Mr. Fotiades was previously the president and chief operating officer of Cardinal Health, Inc. and served as president and chief executive officer of Cardinal’s Pharmaceutical Technologies and Services segment. Mr. Fotiades also served as president of Warner-Lambert’s consumer healthcare business, as well as in other senior positions at Bristol-Myers Squibb, Wyeth, and Procter & Gamble. Mr. Fotiades holds a Master of Management from The Kellogg School of Management at Northwestern University and a Bachelor of Arts from Amherst College.

Skills related to company opportunities and risks: Mr. Fotiades brings experience as a public company CEO who ran large-scale global operations as well as years of experience in the private equity industry. Mr. Fotiades’ experience at various consumer products and services companies adds valuable insights as we continue to grow our Prologis Essentials business.

Lydia H. Kennard ● Director since August 2004 ● Board committees: Governance ● Other public directorships: Freeport-McMoRan Inc., AECOM and Vulcan Materials Company

Ms. Kennard, 69, is the founder and chief executive officer of KDG Construction Consulting, a provider of project and construction management services, and Quality Engineering Solutions, Inc., a pavement analytics and construction inspection company. She is also a principal of KDG Aviation, an aviation-focused real estate operating and development company. Ms. Kennard is a member of the boards of Freeport-McMoRan Inc., a natural resource company; AECOM, an infrastructure consulting firm; and Vulcan Materials Company, a leading producer of construction aggregates. Ms. Kennard was previously a member of the boards of URS Corporation, a provider of engineering, construction and technical services, and Intermec, Inc., an automated identification and data collection company.

Other relevant qualifications: Ms. Kennard served as chief executive officer of Los Angeles World Airports – a system of airports comprising Los Angeles International, Ontario International Airport, Palmdale Regional and Van Nuys General Aviation Airports – from 1999 to 2003 and again from 2005 to 2007. From 1994 to 1999, she served as the system’s deputy executive for design and construction. Ms. Kennard holds a Juris Doctor degree from Harvard University, a master’s degree in city planning from the Massachusetts Institute of Technology, and a Bachelor of Science in urban planning and management from Stanford University.

Skills related to company opportunities and risks: Ms. Kennard’s deep experience in the construction industry and urban planning supports our robust development platform. Ms. Kennard’s background as CEO of Los Angeles World Airports guides our efforts to grow our logistics real estate business. As the owner of a construction analytics and solutions company, Ms. Kennard also provides experience in customer services and solutions.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	16

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Guy A. Metcalfe ● New director nominee ● Other public directorships: CBRE Group, Inc. and RioCan Real Estate Investment Trust

Mr. Metcalfe, 56, was a managing director and member of Morgan Stanley’s investment banking executive committee and led its real estate investment banking business for approximately two decades before retiring as Global Chairman on January 31, 2024. During his over 33 years at Morgan Stanley, Mr. Metcalfe was involved in over $850 billion of transactions. He has served as a strategic and financial advisor to Prologis and its predecessor, AMB Property Corporation, and has been involved in mergers and acquisitions and capital markets transactions for Prologis and many other real estate companies, globally. Mr. Metcalfe is a member of the board of directors of CBRE Group, Inc., a commercial real estate services and investments firm, and a member of the board of trustees of RioCan Real Estate Investment Trust, a Canadian publicly traded REIT.

Other relevant qualifications: Mr. Metcalfe holds a Bachelor of Arts in business administration (with honors) from the Ivey Business School at the University of Western Ontario.

Skills related to company opportunities and risks: Mr. Metcalfe has a substantial background in real estate investment banking and robust experience serving as an advisor on major transactions in the real estate industry, including notable M&A transactions, capital markets transactions and significant private capital raises. Mr. Metcalfe’s depth of transactional experience will support the continued growth of our core real estate business and Strategic Capital vehicles, and will make him a valuable strategic advisor to the company’s capital-raising, M&A and capital markets initiatives.

Avid Modjtabai ● Director since February 2020 ● Board committees: Audit, Governance ● Other public directorships: Avnet, Inc.

Ms. Modjtabai, 62, served as the senior executive vice president and head of the Payments, Virtual Solutions and Innovation Group at Wells Fargo from 2016 to her retirement in March 2020. Prior to that, she served in various leadership roles at Wells Fargo, including group head for Wells Fargo Consumer Lending from 2011 to 2016, chief information officer and head of Technology and Operations Group from 2008 to 2011, chief information officer and head of technology from 2007 to 2008, and director of human resources from 2005 to 2007. Ms. Modjtabai is a member of the board of Avnet, Inc., a global technology solutions provider.

Other relevant qualifications: Ms. Modjtabai holds a Master of Business Administration in finance from Columbia University and a Bachelor of Science in industrial engineering from Stanford University.

Skills related to company opportunities and risks: Ms. Modjtabai brings her experience overseeing core technology functions to our Board. Ms. Modjtabai’s knowledge and skill in these areas supports the company’s own data and technology initiatives, as well as our cybersecurity program. Ms. Modjtabai’s tenure as head of Payments, Virtual Solutions and Innovation at Wells Fargo brings additional customer solutions experience to our Board.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

David P. O’Connor ● Director since January 2015 ● Board committees: Compensation, Governance ● Other public directorships: Regency Centers Corporation

Mr. O’Connor, 60, is a private investor, managing partner of High Rise Capital Partners, LLC, a private real estate investment firm, and a non-executive co-chairman of HighBrook Investors LLC. Mr. O’Connor is a co-founder of, and was previously senior managing partner of, High Rise Capital Management, L.P., a real estate securities hedge fund manager that managed several funds from 2001 to 2011. Prior to that, he was a principal, co-portfolio manager and investment committee member of European Investors, Inc., a large dedicated real estate investment trust investor, from 1994 to 2000. Mr. O’Connor is a member of the board of Regency Centers Corporation, a publicly traded real estate investment trust specializing in shopping centers. He previously served on the boards of Songbird Estates plc, the former majority owner of Canary Wharf in London, and Paramount Group, Inc., a publicly traded real estate investment and management company specializing in office buildings.

Other relevant qualifications: Mr. O’Connor received a Master of Science in real estate from New York University and holds a Bachelor of Science from the Boston College Wallace E. Carroll School of Management.

Skills related to company opportunities and risks: Mr. O’Connor brings extensive knowledge in real estate investment to our Board, which supports all aspects of our real estate operations, Strategic Capital business and capital markets activity.

Olivier Piani ● Director since May 2017 ● Board committees: Audit, Compensation ● Other public directorships: None

Mr. Piani, 70, is the chief executive officer and founder of OP Conseils, a consulting company in real estate and finance that Mr. Piani started in January 2016. Mr. Piani was previously a senior consultant with Ardian, a major European private equity group. From September 2008 to December 2015, Mr. Piani was chief executive officer of Allianz Real Estate, the real estate and asset management investment platform for the Allianz Group.

Other relevant qualifications: From 1998 to 2008, Mr. Piani built the pan-European platform for GE Capital Real Estate that spans seven different countries. Prior to joining GE in 1998, Mr. Piani was chief executive officer of UIC-Sofal, a real estate bank. From 1982 to 1995, Mr. Piani held various leadership positions in the Paribas Group in Paris, New York and London. Mr. Piani is a graduate of Paris Ecole Superieure de Commerce de Paris and received a Master of Business Administration from Stanford University.

Skills related to company opportunities and risks: Mr. Piani’s experience in real estate and finance – gained through his career in private equity, asset management and banking – supports our long-term investment strategy and our Strategic Capital business. Mr. Piani’s financial expertise and deep knowledge of the European real estate market guides our operations and growth in that region, as well as our expansion into new markets.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	18

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Carl B. Webb ● Director since August 2007 ● Board committees: Audit (chair) ● Other public directorships: Hilltop Holdings Inc.

Mr. Webb, 74, is currently a co-managing member of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., private equity firms focusing on equity investments in financial services, positions he has held since February 2012 and March 2019, respectively. Mr. Webb has served as chairman of the Mechanics Bank board since April 2015. From June 2008 until December 2012, Mr. Webb was a senior partner of Ford Management, L.P. Mr. Webb was the chief executive officer and a board member of Pacific Capital Bancorp and chairman of Santa Barbara Bank and Trust from August 2010 until December 2012. Mr. Webb has also served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. Additionally, Mr. Webb is a member of the board of Hilltop Holdings Inc., a publicly traded financial services holding company.

Other relevant qualifications: Mr. Webb previously served on the boards of Plum Creek Timber Company, M&F Worldwide Corp. and Triad Financial SM LLC, where he was co-chairman from July 2007 to October 2009 and served as interim president and chief executive officer from August 2005 to June 2007. Since 1983, Mr. Webb held executive positions at banking institutions, including Golden State Bancorp, Inc. and its subsidiary; California Federal Bank, FSB; First Madison Bank, FSB; First Gibraltar Bank, FSB; and First National Bank at Lubbock. Mr. Webb holds a Bachelor of Business Administration from West Texas A&M University and a graduate banking degree from Southwestern Graduate School of Banking at Southern Methodist University.

Skills related to company opportunities and risks: Mr. Webb’s extensive finance experience gained over his career in private equity and banking supports our Strategic Capital business and his financial oversight role as chair of our Audit Committee.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a director is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the company and the director.

91% of the Board is independent.(1)

The Board has determined that all our directors nominated for election at our 2024 annual meeting (including our new director candidate, Mr. Metcalfe), with the exception of our chairman, Mr. Moghadam, are independent.

The Board reached this determination after considering all relevant facts and circumstances, reviewing director questionnaires and considering transactions and relationships, if any, between us, our affiliates, our executive officers and their affiliates, and each of the directors, members of each of their immediate families and their affiliates.

Audit, Governance and Compensation Committees are 100% independent.

The Board has determined that all members of the Audit Committee, Governance Committee and Talent and Compensation Committee (“Compensation Committee”) of the Board are independent in accordance with NYSE and Securities and Exchange Commission (“SEC”) rules.

Board Leadership Structure

Our governance guidelines do not specify a leadership structure for the Board, allowing the Board the flexibility to choose the best option for the company as circumstances warrant. The Board believes strong independent leadership ensures effective oversight of the company. Such independent oversight is maintained through:

●	Our lead independent director.

●	Our independent directors.

●	The Audit, Governance and Compensation Committees, which are comprised entirely of independent directors.

●	Annual review of the Board leadership structure and effectiveness of oversight through the Board evaluation process.

●	Strong adherence to our governance guidelines.

All our independent directors have the ability to provide input for meeting agendas and are encouraged to raise topics for discussion by the Board. Our lead independent director reviews all meeting agendas in advance. In addition, the Board and each Board committee has complete and open access to any member of management.

Each committee has the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also holds executive sessions of only independent directors at every Board meeting to promote free and open discussion among the independent directors.

Chairman and CEO assessment

Our chairman and CEO and our lead independent director act together in a system of checks and balances, providing both strong oversight and operational insight.

Our CEO, Mr. Moghadam, serves as chairman of the Board. The lead independent director role is focused on ensuring independent oversight of the company. Mr. Moghadam’s roles as both CEO and chairman enable him to act as a bridge between management and the Board, ensuring the Board understands our business when making decisions.

(1)	Directors nominated for election at our 2024 annual meeting of shareholders.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Mr. Moghadam has the breadth of experience to execute our unique business plan and provide special insights to the Board.

Very few people have experience running a public company with extensive global real estate operations and substantial Strategic Capital and development businesses. Mr. Moghadam co-founded the company and has served on the Board since the company’s initial public offering in November 1997. As one of our founders, Mr. Moghadam has extensive knowledge and expertise in the real estate and REIT industries, as well as history and knowledge of our company.

Considering these factors, the Board believes a structure that combines the roles of CEO and chairman – along with an independent lead director, independent chairs for each of the Board committees and independent non-employee directors – provides the best leadership for the company at this time and places the company in a competitive position to provide long-term value to our stockholders. Through its annual Board evaluation process (led by an independent third-party evaluator every other year), the Board regularly assesses this structure and determines whether it continues to be in the best interests of the company and our stockholders.

Lead independent director

If the offices of chairman and CEO are held by the same person or if the chairman is otherwise not independent, the independent members of the Board will annually elect an independent director to serve in a lead capacity. The lead independent director is generally expected to serve for more than one year. Mr. Lyons was selected as the lead independent director by our Governance Committee and the independent members of our Board.

The lead independent director coordinates the activities of the other independent directors and performs other duties and responsibilities as determined by the Board.

The specific responsibilities of the lead independent director are currently as follows:

Executive Sessions/ Committee Meetings

●   Presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors (generally held at every regular Board meeting).

●   Attends meetings of the various Board committees regularly.

Meetings of Independent Directors	● Holds the authority to call meetings of the independent directors and set the agenda.

Board Evaluations

●   Oversees, with the chair of the Governance Committee and, when applicable, an independent third party, annual evaluations of the Board, Board committees and individual directors, including an evaluation of the chairman’s effectiveness as both chairman and CEO.

Liaison with Chairman and CEO	● Serves as liaison between the independent directors and the chairman. ● Meets regularly between Board meetings with the chairman and CEO.

Board Processes and Information

●   Ensures the quality, quantity, appropriateness and timeliness of information provided to the Board and provides input to create meeting agendas.

●   Ensures feedback is properly communicated to the Board and chairman.

●   Ensures the institution of proper Board processes, including the number, frequency and scheduling of Board meetings, as well as sufficient time for discussion of all agenda items.

Communications with Stockholders	● Responds to stockholder inquiries and communicates with stockholders when appropriate.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

Pursuant to the Maryland General Corporation Law and our Bylaws, our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through our executive management team.

The four standing committees of the Board are: Audit, Board Governance and Nomination, Talent and Compensation and Executive. The Board determined that each member of the Audit, Governance and Compensation Committees is an independent director in accordance with NYSE and SEC rules.

The current membership information for our Board committees is presented below.

Each committee has a charter that generally states the purpose of the committee and outlines its structure and responsibilities. The committees, except the Board Executive Committee (the “Executive Committee”), must review their charters on an annual basis.

PROLOGIS BOARD COMMITTEES

Audit Committee

Members: Carl Webb (chair) Cristina Bita Avid Modjtabai Olivier Piani	Meetings in 2023: 9	Independence: The Board determined all members of the Audit Committee are independent in accordance with NYSE and SEC rules.

Role and Responsibilities:

●	Oversees the financial accounting and reporting processes of the company.

●	Responsible for the appointment, compensation and oversight of our independent public accountant.

●

Monitors: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent public accountant’s qualifications and independence; and (iv) the performance of our internal audit function and independent public accountant.

●	Oversees financial and cybersecurity risks relating to the company.

●	Oversees company process for developing data systems and disclosures related to emerging climate disclosure regimes.

All Audit Committee members are designated by the Board as “audit committee financial experts” in accordance with SEC regulations and meet the independence, experience and financial literacy requirements of the NYSE and Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	22

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Talent and Compensation Committee

Members: George Fotiades (chair) David O’Connor Olivier Piani	Meetings in 2023: 5	Independence: The Board determined all members of the Compensation Committee are independent in accordance with NYSE and Securities and Exchange Commission rules.

Role and Responsibilities:

●	Discharges the Board’s responsibilities relating to compensation of directors and executives and produces an annual report on executive compensation for inclusion in the Proxy Statement.

●	Approves and evaluates our director and officer compensation plans, policies and programs.

●	Reviews and recommends to the Board corporate goals and objectives relative to the compensation of our CEO.

●	Evaluates our CEO’s performance in light of corporate goals and objectives and sets the CEO’s compensation level based on this evaluation, including incentive and equity-based compensation plans.

●	Sets the amount and form of compensation for the executive officers who report to the CEO.

●

Makes recommendations to the Board (including recommendations for non-employee directors) on general compensation practices, including incentive and equity-based compensation plans, and adopts, administers and makes awards under annual and long-term incentive compensation and equity-based compensation plans, including any amendments to the awards under any such plans, and reviews and monitors awards under such plans.

●

Reviews and approves any new employment agreements, change in control agreements and severance or similar termination payments proposed to be made to the CEO or any other executive officer of the company.

●	Confirms relevant reports are made to the Board or in periodic filings as required by governing rules and regulations of the SEC and NYSE.

●	Reviews and discusses with management the Compensation Discussion and Analysis and determines whether to recommend its inclusion in the Proxy Statement to the Board.

●	Participates in succession planning for key executives.

●	Administers our Incentive Compensation Recovery Policy applicable to current and former executive officers.

●	Focuses on risks relating to remuneration of our officers and employees and administers our equity compensation plans, our nonqualified deferred compensation arrangements and our 401(k) plan.

●

Advises management in human capital strategies and practices, attracting, developing and retaining key employees, including annual review of diversity, equity, inclusion and belonging (DEIB) initiatives, metrics and information and related risks.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Governance and Nomination Committee

Members: Jeffrey Skelton (chair) Lydia Kennard Avid Modjtabai David O’Connor	Meetings in 2023: 3	Independence: The Board determined all members of the Governance Committee are independent in accordance with NYSE and SEC rules.

Role and Responsibilities:

●	Reviews and makes recommendations to the Board regarding Board organization and succession matters.

●	Assists the full Board in evaluating the effectiveness of the Board and its committees.

●	Reviews and makes recommendations for committee appointments to the Board.

●	Identifies individuals qualified to become Board members consistent with any criteria approved by the Board and proposes to the Board a slate of nominees for election to the Board.

●	Assesses and makes recommendations to the Board on corporate governance matters.

●	Develops and recommends to the Board a set of corporate governance principles applicable to the company.

●	Oversees ESG matters, assesses ESG and climate change risks and opportunities, and assists the Board in reviewing and approving the company’s ESG and sustainability activities, goals and policies.

●	Reviews the adequacy of our governance guidelines on an annual basis and focuses on reputational and corporate governance risks.

●	Reviews company political lobbying activity and spending.

Executive Committee

Members: Jeffrey Skelton (chair) James Connor Irving Lyons III Hamid Moghadam	Meetings in 2023: N/A	Independence: The Board determined James Connor, Jeffrey Skelton and Irving Lyons III are independent in accordance with NYSE and SEC rules.

Role and Responsibilities:

●	Acts only if action by the Board is required, the Board is unavailable and the matter is time sensitive.

●	Holds all of the powers and authority of the Board, subject to such limitations as the Board, the committee’s charter and/or applicable law, rules and regulations may from time to time impose.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Other Governance Matters

Board’s role in risk oversight

Risk awareness is embedded throughout our operations, underpinned by an integrated framework for identifying, assessing and managing risk.

The Board has the primary responsibility for overseeing risk management of the company. Oversight for certain specific risks falls under the responsibilities of our Board committees.

●	The Compensation Committee focuses on risks relating to human capital management, talent retention and remuneration of our officers and employees.

●	The Governance Committee focuses on reputational, corporate governance and ESG and climate change risks.

●

The Audit Committee focuses on financial and cybersecurity risks relating to the company. The Audit Committee also monitors reputational risks, including related to ethics and compliance with applicable laws and regulations.

These committees regularly advise the full Board of their risk oversight activities.

Critical components of our risk oversight framework include regular communication among the Board, our management executive committee and our risk management infrastructure to identify, assess and manage risk.

Identifying, assessing and managing risks

Our risk oversight framework includes:

●

Board engagement with executive and risk management teams, including multidimensional risk reviews, risk assessment mapping, and one-on-one interviews between each director and our risk management team.

●	Executive management committee meetings focused on strategic risks.

●	A structured approach to capital deployment vetted through weekly investment committee meetings, including assessments of ESG, resilience and natural disaster/weather/climate change risks.

●	Management of one of the strongest balance sheets in the REIT industry achieved by lowering our financial risk and foreign currency exposure.

●	Rigorous internal and third-party audits assessing the company’s controls and procedures.

●	A centralized team dedicated to managing risk globally and staying closely engaged with Prologis’ teams at the individual market level.

Climate risk

We assess natural hazard and climate risks across our portfolio. Our risk management team works to ensure we have sufficient insurance coverage and protection for our buildings. We also partner with a global reinsurance company to evaluate future climate scenarios and determine which actions we should take. This evaluation is based on underwriting data, a significant improvement over the traditional catastrophe modeling and flood zone data used by many other organizations. Based on this evaluation, we take a range of actions that can include improving the physical resilience of our buildings, reviewing and improving disaster response plans, and other measures. Because of our long-term planning, resilience measures and diverse portfolio footprint, we believe our climate risk is well managed.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Cybersecurity

Our chief technology officer, who holds over 25 years of experience in information technology (“IT”), specifically infrastructure, information security and fraud, and identity solutions at large global companies, and our vice president of IT governance, who holds over 20 years of experience in various information security roles, oversee and lead our information security program and our business strategy, financial planning and capital allocation around our cybersecurity risk management and governance practices. They report to the Audit Committee/Board at least annually and as necessary when incidents arise in accordance with our cybersecurity incident communication protocols. They also conduct annual information security compliance training. The Prologis Information Security Policy is governed by the NIST Cybersecurity Framework (CSF) and includes mandatory annual training for all employees. Prologis’ cybersecurity posture is reviewed and benchmarked against its peers through regular participation in a third-party security benchmarking survey. Our IT infrastructure is externally audited as part of our Sarbanes Oxley audit process, and our controls include information security standards. Also, we maintain standalone cybersecurity insurance. To our knowledge, we have not experienced a material breach in information security.

CEO and management succession planning

The Board is responsible for ensuring we have a high-performing management team in place. The Board, with the assistance of the Compensation Committee, regularly conducts a detailed review of management development and succession planning activities to ensure top management positions, including the CEO position, can be filled without undue interruption.

Our succession planning process has two tiers to ensure orderly succession. One tier contemplates succession planning in the case of an emergency during which one or more members of our current management are unable to perform their duties.

The second tier involves long-term planning to identify and develop talent with potential to step in as our future management team. As part of our longer-term succession planning, we made changes to our organizational architecture to prepare the company for the next chapter in its evolution. Executive roles were reorganized to drive our platform initiatives focusing on customer centricity and extracting value beyond our real estate while allowing for growth opportunities for the next generation of potential leaders. Since April 2022, we successfully transitioned four individuals into executive officer roles: Mr. Letter, our president; Mr. Arndt, our chief financial officer; Mr. Andrus, our chief operating officer; and Mr. Ghazal, our chief investment officer. We also onboarded several additional senior officers onto our management executive committee over the same period. In each case, their executive predecessors played a key role in positioning this next generation of leaders to assume top executive roles at the company. For example, our prior NEO teams helped prepare Messrs. Letter and Ghazal through a variety of leadership roles at the company related to capital deployment and global operations – each in turn served as global head of capital deployment, taking responsibility for all aspects of the company’s capital deployment activities. Similarly, Thomas Olinger, our former CFO, was instrumental in positioning Mr. Arndt with key global leadership responsibilities to prepare him for the CFO role, including Mr. Arndt’s prior position as treasurer of the company. With guidance from Mr. Anderson, Mr. Andrus became equipped to head our global real estate organization through leadership roles at the market, regional and global levels, including by serving as our global head of operations and prior thereto as president of our Central Region. In conducting these leadership transitions, Prologis put in place and executed on a long-term, forward-looking plan to elevate our next generation of leaders.

Prologis has long been focused on repeating the cycle with our next generation, purposefully building a deep bench of management talent behind our C-suite. Given the complex nature of our business, we prefer to promote individuals from within who gain a long-term understanding of our business and exceed performance expectations. This was evident in our recent leadership transitions, as Messrs. Letter, Arndt, Ghazal and Andrus each served at Prologis between a range of 15 to 22 years. Accordingly, we place a high emphasis on building talent from within and developing internal pathways to top leadership positions.

Also see “Compensation Committee Rationale: Succession Planning” for a discussion of how the Compensation Committee uses pay to retain a deep bench of talent and train our next potential leaders, as well as the Compensation Committee’s approach regarding the compensation of successor executives.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	26

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Communications with directors

We appreciate your input. Our directors are accessible to our stockholders and other interested parties for engagement as appropriate. You can communicate with any of the directors, individually or as a group, by writing to them in care of Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111. Each communication intended for the Board and received by the secretary that is related to the operation of the company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. The directors will be advised of any communications excluded through normal security procedures, as appropriate, and they will be made available to any director who wishes to review them.

Director attendance

The Board held four meetings in 2023, including telephonic meetings, and all directors attended 75% or more of the aggregate number of Board and applicable committee meetings on which he or she served during 2023 (held during the periods they served). Each director standing for election in 2024 is expected to attend the annual meeting of stockholders, either virtually or telephonically, absent cause. All our directors attended the annual meeting last year, virtually or telephonically.

Director compensation

Please see “Director Compensation” and the table titled “Director Compensation for Fiscal Year 2023.”

Stock ownership guidelines and prohibition on hedging/pledging

Our directors must comply with our stock ownership guidelines that require the director to maintain an ownership level in our common stock equal to five times the annual cash retainer (a total of $600,000 as of December 31, 2023). Shares included as owned by directors for purposes of the guidelines include common stock owned, vested or unvested equity awards (restricted stock, restricted stock units, shares and share units deferred under the terms of the Director Deferred Fee Plan or the applicable non-qualified deferred compensation plan, deferred share units and dividend equivalent units), and operating partnership or other partnership units exchangeable or redeemable for common stock. Until such time as the ownership thresholds are met, we will require directors to retain and hold 50% of any net shares of our common stock issued to our directors under our equity compensation plans.

Additionally, our insider trading policy prohibits our directors and employees from hedging the economic risk of ownership of our common stock and from pledging shares of our common stock.

All our directors and executive officers are currently in compliance with the stock ownership guidelines and the prohibition on hedging and pledging our common stock.

Independent compensation consultant

The Compensation Committee directly engaged an outside compensation consulting firm, Pay Governance, to assist the committee in assessing our compensation programs for our Board, our CEO and other members of executive management.

Pay Governance reports directly to the Compensation Committee. Pay Governance receives no compensation from the company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the company. Pay Governance interacts directly with members of our management only on matters under the Compensation Committee’s oversight.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Pay Governance conducted a comprehensive competitive review of the compensation program for our non-employee directors in May 2023 and executive officers in December 2023, which was used by the Compensation Committee to assist in making compensation recommendations to the Board. Our CEO makes separate recommendations to the Compensation Committee concerning the form and amount of the compensation of our executive officers (excluding his own compensation).

The Compensation Committee considered the independence of Pay Governance in light of the rules regarding compensation committee advisor independence mandated under the Dodd-Frank Act. The Compensation Committee reviewed factors, facts and circumstances regarding compensation consultant independence, including a letter from Pay Governance addressing Pay Governance and their consulting team’s independent status with respect to the following factors: (i) other services provided to us by Pay Governance; (ii) fees we pay to Pay Governance as a percentage of their total revenues; (iii) Pay Governance’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship between Pay Governance or members of their consulting team that serves the Compensation Committee and a member of the Compensation Committee; (v) any shares of our stock owned by Pay Governance or members of their consulting team that serves the Compensation Committee; and (vi) any business or personal relationships between our executive officers and Pay Governance or members of their consulting team that serves the Compensation Committee. After discussing these factors, facts and circumstances, the Compensation Committee affirmed the independent status of Pay Governance and concluded there are no conflicts of interest with respect to Pay Governance.

Compensation Committee interlocks and insider participation

No member of the Compensation Committee (i) was, during the year ended December 31, 2023, or had previously been, an officer or employee of the company or (ii) had any material interest in a transaction with the company or a business relationship with, or any indebtedness to, the company. No interlocking relationships existed during the year ended December 31, 2023, between any member of the Board or the Compensation Committee and an executive officer of the company.

Code of Ethics and Business Conduct and Governance Guidelines

The Board adopted a code of ethics and business conduct that applies to all employees and directors. The Board has formalized policies, procedures and standards of corporate governance that are reflected in our Governance Guidelines. Our Code of Ethics and Business Conduct (the “Code”) outlines, in great detail, the key principles of ethical conduct expected of our employees, officers and directors, including matters related to conflicts of interest, use of company resources, fair dealing, and financial reporting and disclosure. The Code establishes formal procedures for reporting illegal or unethical behavior to the company’s internal ethics committee. These procedures permit employees to report any concerns, including concerns about the company’s accounting, internal accounting controls or auditing matters, on a confidential or anonymous basis if desired. Employees may contact the ethics committee by email, in writing, by web-based report or by calling a toll-free telephone number. Any significant concerns are reported to the Audit Committee in accordance with the Code.

Policy Governing Material, Non-Public Information and the Prevention of Insider Trading

The Board adopted an insider trading policy that governs the purchase, sale and/or other dispositions of the company’s securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the company. A copy of our insider trading policy, including any amendments thereto, was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Simultaneous Board service

Our director overboarding policy in our governance guidelines requires that if a director serves on three or more public company boards simultaneously, including our Board, a determination is made by our Board as to whether such simultaneous service impairs the ability of such member to effectively serve the company. Mr. Connor and Ms. Kennard currently serve on at least three public company boards, including our Board. If he is elected, Mr. Metcalfe will serve on three public company boards, including our Board. In each case, our Board determined that such simultaneous board service does not impair the individual’s ability to be an effective member of our Board.

Certain relationships and related party transactions

We do not have any related party transactions to report under relevant SEC rules and regulations. According to the company’s Charter, the Board may authorize any agreement or other transaction with any party, even though one or more of our directors or officers may be a party to such an agreement or is an officer, director, stockholder, member or partner of the other party if (i) the existence of the relationship is disclosed or known to the Board, and the contract or transaction is authorized, approved or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote (excluding shares owned by any interested director, officer or the organization in which such person is a director or has a material financial interest); or (iii) the contract or transaction is fair and reasonable to the company.

We recognize that transactions between us and related parties can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the company’s best interests and the best interests of our stockholders. Related parties may include our directors, executives, significant stockholders and immediate family members, and affiliates of such persons.

Accordingly, several provisions of our code of ethics and business conduct are intended to help us avoid the conflicts and other issues that may arise in transactions between us and related parties, prescribing that:

●	Employees will not engage in conduct or activity that may raise questions as to the company’s honesty, impartiality or reputation.

●	Employees shall not hold financial interests that conflict with, or leave the appearance of conflicting with, the performance of their assigned duties.

●	Employees shall act impartially and not give undue preferential treatment to any private organization or individual.

●	Employees should avoid actual conflicts or the appearance of conflicts of interest.

These provisions of our code of ethics and business conduct may be amended, modified or waived by the Board or the Governance Committee, subject to the disclosure requirements and other provisions of the rules and regulations of the SEC and the NYSE.

No waivers of our code of ethics and business conduct were granted in 2023.

Although we do not have detailed written procedures concerning the waiver of the application of our code of ethics and business conduct or the review and approval of transactions with directors or their affiliates, our directors would consider all relevant facts and circumstances in considering any such waiver or review and approval.

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EXECUTIVE OFFICERS

Executive Officers

Biographies of our executive officers as of March 2024, other than Mr. Moghadam, are presented below. Information for Mr. Moghadam is included above under “Board of Directors and Corporate Governance.” Messrs. Moghadam, Arndt, Letter and Nekritz, along with Gary E. Anderson, our former chief operating officer who will retire in 2024, are treated as named executive officers (each an “NEO”) for purposes of this Proxy Statement.

Daniel S. Letter

President

Years at Prologis: 19

Mr. Letter, 47, has been our president since January 2023. Mr. Letter served as global head of capital deployment from January 2021 until January 2023, where he was responsible for the company’s Investment Committee, deployment forecasting, deployment pipeline management and multimarket portfolio acquisitions and dispositions. Prior thereto, Mr. Letter held various leadership positions with the company since joining in 2004, including president, central region. Mr. Letter holds a Bachelor of Science in civil engineering from Marquette University.

Timothy D. Arndt

Chief Financial Officer

Years at Prologis: 19

Mr. Arndt, 51, has been our chief financial officer since April 2022 and was our treasurer from December 2013 to April 2022. Prior thereto, Mr. Arndt held various leadership positions with the company since joining AMB in 2004, including head of corporate planning and as part of the company’s global deployment team. Prior to joining AMB, he worked in real estate strategy at Gap Inc. and in debt capital markets at Forest City Enterprises. Mr. Arndt received his Bachelor of Business Administration from the University of Toledo and a Master of Business Administration from Cleveland State University. In addition, he completed the Stanford Executive Program at the Stanford Graduate School of Business.

Carter H. Andrus

Chief Operating Officer

Years at Prologis: 15

Mr. Andrus, 45, has been our chief operating officer since January 2024. Previously, Mr. Andrus was Prologis’ global head of operations from January 2022 until January 2024. Mr. Andrus held various leadership positions with the company since joining Prologis in 2008, including president of Prologis’ central region. Prior to joining Prologis, he was a senior vice president at Colliers International. Mr. Andrus holds a Bachelor of Arts in economics from the University of Michigan.

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EXECUTIVE OFFICERS

Joseph Ghazal

Chief Investment Officer

Years at Prologis: 22

Mr. Ghazal, 52, has been our chief investment officer since January 2024. Previously, Mr. Ghazal was our global head of capital deployment from January 2023 to January 2024. Mr. Ghazal served in various leadership roles with the company since joining Prologis in 2001, including chief investment officer for Europe from January 2016 to January 2023. Mr. Ghazal holds a Master of Business Administration from ESA, Paris ESCP, a master’s degree in civil engineering from ESTP, Paris, and a civil engineering degree.

Edward S. Nekritz

Chief Legal Officer, General Counsel and Secretary

Years at Prologis: 28

Mr. Nekritz, 58, has been our chief legal officer, general counsel and secretary since the Merger in June 2011. Mr. Nekritz was general counsel of the Trust from December 1998 to June 2011 and secretary of the Trust from March 1999 to June 2011. Mr. Nekritz serves on the technical committee of FIBRA Prologis. Prior to joining the Trust in September 1995, Mr. Nekritz was an attorney with Mayer, Brown & Platt (now Mayer Brown LLP). Mr. Nekritz holds a Juris Doctor degree from the University of Chicago Law School and a bachelor’s degree in government from Harvard College.

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Environmental, Social and Governance Priorities

Approach to ESG Priorities

At Prologis, we believe our integrated approach to environmental, social and governance (ESG) considerations reduces risk, improves efficiency, differentiates our brand and expands revenue and talent-recruitment opportunities. This includes our work to minimize construction impacts, manage buildings more efficiently and provide such services as renewable energy, EV charging and workforce development—activities intended to benefit our customers and the communities we serve.

Our approach impacts every aspect of our company. Prologis’ nearly 2,600 employees work to improve the resilience and efficiency of the global supply chain. Our ESG priorities include four key areas of focus: We stay ahead of what’s next, deliver sustainable logistics solutions to our customers, inspire our people and build resilient communities.

AHEAD OF WHAT’S NEXT	SUSTAINABLE LOGISTICS	INSPIRED PEOPLE	RESILIENT COMMUNITIES

Staying ahead of what’s next is in our company’s DNA. We leverage the scale of our global real estate portfolio and our key position in the supply chain to advance innovation and demonstrate ESG leadership in our industry and beyond.

Our approach to sustainable logistics is customer-centric. We seek to help our customers reduce their energy use and emissions—and provide them with onsite energy generation, energy storage and mobility solutions.

Our employees are the foundation of our business. They create value for our customers and investors and participate in their local communities. They work towards an inclusive workplace and innovate to create the future.

By improving the efficiency of local supply chains, we seek to create value, drive economic development and build resilient communities. We work in partnership with local leaders and organizations to provide job training programs; promote community health and safety; and enhance park and transit infrastructure.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

We Stay Ahead of What’s Next

Prologis has a significant presence in the world’s most vibrant centers of commerce. We provide comprehensive real estate services including leasing, property and asset management, development, acquisitions, dispositions, and a suite of services through our Prologis Essentials platform.

We have been a leader in ESG since our founding. We’ve been recognized as a leading REIT in corporate governance for 21 consecutive years and, in 2018, were the first logistics REIT to have an approved science-based emissions-reduction target.

Our work across ESG is driven by our customers. As we look to the future, we expect to see continuing growth in consumption. This means our customers will continue to prioritize speed to market, inventory and flexibility. These factors create increasing demand for warehouse space and logistics services—and position us for sustained long-term success.

Our culture of innovation helps us achieve strong business outcomes that benefit our employees, customers, partners and shareholders. This focus helps us future-proof our assets and stay ahead of what’s next:

●

Our Global Insights and Research group provides ongoing and thoughtful analysis on worldwide market dynamics and key demand drivers for logistics real estate. As an example, their 2023 report on trends in logistics real estate stated that e-commerce is on pace to reach approximately 23% of U.S. retail goods sold, highlighting the continuing importance of offering speed and choice to the end consumer.

●

Since 2016, Prologis Ventures has invested approximately $200 million in 45 companies that specialize in one or more of three main verticals: supply chain transformation, digital buildings and infrastructure, and real estate and construction. By exploring the cutting edge of logistics technology, Prologis can better anticipate—and meet—customer needs.

SUSTAINABLE DISTRIBUTION CENTERS

Prologis distribution centers showcase a wide range of industry-leading sustainable innovations. We expect an increasing percentage of our portfolio will include these features.

Lower-carbon Construction Materials Including mass timber in place of steel, reduce embodied emissions.	Construction Circularity 95% of the construction waste from our Dutra RJ Building 100 in Brazil was reused or recycled.	Geothermal Energy At our Park Moissy II DC1 facility in Paris reduces annual operational emissions, compared to natural gas.	Electric Heat Pumps At our Perris DC 6 and DC 8 buildings reduce operational emissions, compared with natural gas-powered HVAC systems.

Support for Biodiversity We funded a 193-acre nature reserve at our RFI DIRFT facility in the UK.	EV Charging Services Equal to more than 2 million miles provided to our customers.	Rooftop Solar Installed more than 500MW at year-end 2023.	Sustainable Building Certificates Achieved or in the process of being achieved for 96% of our buildings that stabilized in 2023.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

We Deliver Sustainable Logistics

Our customers are interested in reducing the impact of their logistics operations. This includes reducing their use of energy, which is typically responsible for about 15% of a warehouse’s total operating budget. They are also looking for ways to achieve their own emissions-reduction goals. We offer a range of solutions, including:

SolarSmart and StorageSmart We build, operate and maintain rooftop solar and energy storage systems to generate and store energy for our customers.

SolarX and StorageX

Through these programs, Prologis provides solar and/or stored energy to local utilities in the communities where we do business, improving grid stability and helping to reduce GHG emissions.

LED

We help our customers upgrade to LED lighting with no upfront capital costs. They can reduce their lighting-related energy use by 60 to 80%. At year-end 2023, we had installed LED lighting across 74% of the warehouse and office space in our portfolio.(1)

Smart metering

We provide sensor-controlled smart meters that allow customers to manage utility consumption, analyze facility operations to improve energy efficiency and, in many scenarios, control temperature, humidity and water pressure.

Mobility Essentials

We design, deliver and operate mobility solutions that allow our customers to power their EV fleets at our logistics facilities. This helps them minimize route deviations and make better use of dwell time.

Services include EV charging and alternative fueling (hydrogen), autonomous yard trucks, last-mile routing solutions and fleet management services.

As of December 31, 2023, we have charged 2 million miles for our customers’ electric vehicles.

ONSITE SOLAR GENERATION CAPACITY (GW) (2)

(1)	Within our owned and managed operating properties. Does not include a portfolio of properties acquired in June 2023.

(2)	Within our owned and managed portfolio.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

We Inspire Our People

We recruit talented employees with varied experiences and viewpoints. Then we work to retain them by providing opportunities to learn and develop. In 2023, our employees completed more than 13,600 hours of company-provided or company-sponsored learning and development training.

Our most recent employee engagement survey, completed by 92% of our employees in September 2023, indicates that 88% of employees are engaged, based on their responses to the five components that comprise our engagement driver index, including “I am proud to work for this company.” This compares favorably with the financial services sector industry average of 80%.

As of January 2024, according to Glassdoor, our CEO approval rating was 95%, and 91% of our employees said they would recommend Prologis to a friend.

Our DEIB vision is to leverage a diverse workforce and inclusive business practices to drive innovation and excellence by focusing on people, procurement and philanthropy. We acknowledge we have work to do, particularly with respect to representation at our senior leadership level and are implementing programs to help address this.

EMPLOYEE ENGAGEMENT

‘‘

Different perspectives are strengths. The biggest danger for companies—particularly successful companies—is when they engage in group think. And group think comes from people who all have the same background, who’ve all gone to the same schools. After all, our customers are pretty diverse, our communities are pretty diverse, why shouldn’t our people be diverse?

Hamid R. Moghadam, Co-Founder, Chairman and CEO

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

We Build Resilient Communities

As a long-term owner, we value long-term relationships with the people in the communities where we do business. Our goal is always to be the provider of choice – for both logistics facilities and services – by creating value for our customers and the communities where we operate. We strive to do this by improving the efficiency of local supply chains and driving economic development. By locating our logistics facilities close to urban centers, we shorten delivery routes, reduce delivery times and lower related emissions. In many areas, our customers and our customers’ customers enjoy next-day or even same-day delivery of the goods and services they need.

A study by the independent advisory firm Oxford Economics, which was commissioned by Prologis, found that in 2022:

●	$2.7 trillion in goods flowed through a Prologis logistics property, representing 2.8% of all goods produced and sold globally.

●	Nearly 1.1 million people worked under a Prologis roof, most of whom were employed by our customers.

Through our Community Workforce Initiative, we’ve worked with community organizations to train approximately 29,700 people and have helped place approximately 5,000 people in logistics jobs.

ECONOMIC IMPACT(1)

(1)	According to a 2022 study by the independent advisory firm Oxford Economics and commissioned by Prologis.

(2)	The 19 countries in which Prologis operated at the time the study was conducted.

(3)	Customers’ employees make up a substantial majority of this figure.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

Our ESG Goals and Progress

Our goals demonstrate our ambition, create accountability and drive alignment with our business strategy. They are influenced by our stakeholders and by third-party frameworks, such as the United Nations’ Sustainable Development Goals.

Goal	Target Year	2023 Progress/Performance

Environmental Performance

Install 1GW of solar capacity, supported by energy storage.	2025	Installed more than 500 MW.(1)

Achieve sustainable building certifications for 100% of eligible(2) new development and redevelopment projects approved from June 2021.	Annually	Achieved, or in process of achieving, sustainable building certifications for 96% of eligible(2) projects.

Install 100% LED lighting within our logistics facilities across our owned and managed operating properties by 2025.(3)	2025	Installed LED lighting across 74% of our owned and managed operating properties. Beginning in 2024, we modified this goal.(3)

Social Performance

Train 25,000 participants through our Community Workforce Initiative (CWI).	2025	Trained approximately 29,700 participants, completing this goal two years early.

Achieve 75,000 hours of volunteer time to support local communities around the globe (beginning in 2019).	2025	Achieved approximately 54,500 hours.

Governance Performance

Ensure 100% of employees complete ethics training.	Annually	Trained 100% of employees.

(1)	Within our owned and managed portfolio.

(2)	Due to customer requirements and/or the limitations of certain co-development agreements, a small number of projects are ineligible to receive a sustainable certification.

(3)

Beginning on January 1, 2024, we modified our LED lighting goal to prioritize installing LED lighting within 100% of our eligible new developments and redevelopments and across 80% of our owned and managed operating properties by 2025. This metric does not include a portfolio of properties acquired in June 2023.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

  Recent Awards and Honors

World Index (top 10% globally) – 2023 (Prologis and Nippon Prologis REIT)

Green Star recognition for Prologis and seven of our co-investment vehicles – 2023 Regional Sector Leader in the Americas – 2023

#1 in Real Estate - Transparency Awards 2023

Organizational Leadership Award - 2023

All-America Executive Team Rankings REIT Sector, 2023 (#1 CEO, #1 CFO, #1 IR Professional, #1 Investor Relations, #1 ESG)

Global 100 Most Sustainable Companies in the World - 2024

U.S. Green Building Council Leadership Award - 2022

ISS Corporate ESG Rating of “Prime”(1)

#2 for onsite solar generation – Solar Industry Energy Association’s Solar Means Business Report - 2022

Fortune World’s Most Admired Companies – 2024

Industrial “Leader in the Light” – 2023 (12th consecutive year) and Investor CARE Award (Gold) – 2022

ESG Rating of “A”(1)

Leading REIT in Corporate Governance (21th consecutive year) – 2023

Scored A- on Climate Change 2023 CDP Response

2023 10 Most Sustainable REITs

(1)	As of January 2024.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

Creating Value through ESG

Customer Demand Fuels Opportunity

Whether they are multinational corporations or small businesses, many of our customers are interested in driving value through ESG performance. Our goal is to help them do this by operating our facilities as efficiently as possible. This includes providing a suite of sustainability, renewable energy and mobility solutions. We also locate our buildings in the urban cores of many of the world’s largest population centers, shortening delivery routes, cutting delivery times and reducing supply chain-related emissions. We engage with the communities we serve, working to incorporate their ideas where feasible. This helps to build trust and create the conditions where both the business and community can flourish.

ESG GOVERNANCE CREATES ACCOUNTABILITY AND DRIVES ACTION

Board of Directors

The Governance and Nomination Committee oversees ESG. Senior leaders provide ESG updates to the full Board or to a specific committee of the Board based on the topic.

Executive Team

Our chief sustainability officer and head of Energy, Sustainability and Mobility and ESG reports directly to our president and sits on our management executive committee. Our Investment Committee assesses the ESG profile of every significant investment.

Global ESG Office

Our global ESG team is responsible for refining and integrating our global ESG strategy across our business. This includes collaborating across departments to improve systems and processes that drive improved ESG-related results.

Delivering on our ESG aspirations is everyone's business.

Global Leaders
Regional ESG Leaders and Committees
Prologis Employees

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

Further Information on Our ESG Performance and Approach

At Prologis, our ESG priorities influence our long-term success. We stay ahead of what’s next, deliver sustainable logistics, inspire our people and build resilient communities.

We welcome your feedback and ideas on how to improve the value of this disclosure: esg@prologis.com.

ESG report and Executive Summary	Corporate website

Our next ESG report and executive summary, to be published later in 2024, will provide more detail on our priorities, opportunities and achievements in ESG.	Our corporate website provides ESG-related information, updates and data.(1) This website is also where we publish our responses to the various ESG frameworks.

(1)	Information contained on or accessible through our website is not a part of this Proxy Statement.

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Executive Compensation

Compensation Discussion and Analysis

42	CD&A Highlights

43	Letter From the Talent and Compensation Committee

44	Stockholder Outreach and Compensation Program Improvements

52	Prologis Business Overview

58	Compensation Benchmarking Peer Group

60	2023 Compensation Determinations

61	2023 Chief Executive Officer Compensation

65	2023 Core Compensation: Annual Bonus Opportunity

73	Core Compensation: Annual LTI Equity Awards

76	Outperformance Compensation

84	Other Compensation Elements and Considerations

All company operational information in this Compensation Discussion and Analysis (CD&A) is for the year ended or as of December 31, 2023, unless otherwise noted. See Appendix A for definitions and discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures and for additional detail regarding definitions of terms as generally explained in this Compensation Discussion and Analysis. The Compensation Committee reviews management’s performance against key company performance measures, such as Core FFO per share, discussed below. Messrs. Moghadam, Arndt, Letter, Nekritz and Anderson are our NEOs for purposes of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

CD&A Highlights

The Committee adopted significant changes to our executive compensation program.

The Compensation Committee has a long history of outreach to our stockholders, continually assessing our compensation program and making meaningful changes based on stockholder feedback. As a result of the leadership of our CEO and other NEOs, our growth in size, scope and scale is unprecedented in our industry and has delivered years of outperformance to our stockholders. The Committee continues to align incentives to support such outperformance, while being responsive to stockholder feedback received during our annual outreach. As such, the Committee adopted the following changes:

●

Capped our current CEO’s annual compensation for 2024 and beyond: To address stockholder concerns regarding quantum of CEO pay, the Committee, at our CEO’s request, capped his total annual Summary Compensation pay, starting with the 2024 performance year. This solution was proposed by our CEO to demonstrate his unwavering commitment to our stockholders and was extensively deliberated among other potential solutions by the Committee. The Committee set the cap amount at $25M based on competitive market research and feedback from stockholders.

●

Reduced the potential pool for PPP awards: The Committee reduced the potential pool from which Prologis Promote Plan (PPP) awards are generated—from 40% of incentive fees earned from Strategic Capital vehicles (which we refer to as “Promote fees” or “Promotes”) down to 25% of such fees—starting with PPP awards from Promotes earned in 2024.

●

Simplified annual equity program for executives by creating a new LTI equity program and eliminating POP going forward: The Committee created a new annual long-term incentive (LTI) equity program to better align with more conventional practice, as requested by our stockholders, while requiring above-market performance to receive target payouts and using longer-than-market vesting periods. To move to a single total stockholder return (TSR)-based equity award program, the Committee will not make new Prologis Outperformance Plan (POP) grants to our executive officers beginning in 2024.

The Committee prioritizes long-term succession planning and building bench strength deep into our organization.

The Committee formulates all its compensation decisions—including the compensation program improvements described above—to support operational performance and the company’s long-term succession planning strategy. Given our scale and unique business model, Prologis prefers to promote from within. As such, the Committee uses competitive pay opportunities to support the retention of potential future executives.

●

For example, the Committee designed PPP to extend beyond executive officers to a broad group of key individuals who play a pivotal role in the performance of our Strategic Capital vehicles. PPP is critical to our executive succession planning strategy because it helps retain a deep bench of key management talent trained to execute our unique business plan, including potential future NEOs and their successors.

PPP supports Strategic Capital, a key driver of our growth.

Our NEO compensation reflects the performance of our entire global business that creates value for our stockholders. This includes our Strategic Capital business, which accounts for nearly half of our real estate portfolio and generated over $1.2B in fees and Promotes for the company in 2023.

We implemented PPP to align our CEO’s and other NEOs’ incentives with this critical competitive advantage. Refer to pages 76 and 77 for more on the structure of PPP and how it is designed to support Strategic Capital outperformance.

●	Strategic Capital partners who invest in our vehicles have requested a compensation program that directly aligns our CEO and NEOs with the outperformance of those vehicles.

●

CEO PPP awards reflect his role as the architect of Strategic Capital: Our CEO’s allocation of the PPP bonus pool reflects his personal contributions to building Strategic Capital and his leadership in driving its success.

As we referenced in last year’s Proxy Statement, as well as other investor communications throughout the year, PPP awards paid in 2023 were driven by a record-breaking Promote incentive fee received from Prologis Targeted U.S. Logistics Fund (USLF), our largest Strategic Capital vehicle. Refer to page 78 for detail on the USLF Promote, its performance hurdle and its value creation.

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COMPENSATION DISCUSSION AND ANALYSIS

Letter From the Talent and Compensation Committee

To Our Stockholders:

One of our guiding principles is, and for many years has been, to engage with you, listen to your feedback and assess Prologis’ compensation program in the context of our evolving business. We are proud of our longstanding history of outreach to you, and we made meaningful changes based on your feedback every year for the past nine years.

As you will see in the following pages, we are implementing significant changes in 2024 to address concerns around quantum of executive pay, the complexity of incentive programs and maintaining two equity award programs tied to TSR. We believe the changes strike an appropriate balance between addressing your feedback and continuing a well established pay-for-performance program that enhances our ability to retain and motivate the next generation of innovative leaders who will drive strong performance and the long-term growth of the company.

Our company has an exemplary long-term record of outperformance in the industry. Since the AMB and ProLogis merger 12 years ago, we have delivered annualized TSR of 14.8% and a cumulative return of over 468%. Our annualized TSR over that period outperformed the MSCI U.S. REIT Index by 736 bps and the S&P 500 by 177 bps. Under the leadership and foresight of our co-founder and CEO, Mr. Moghadam, and our executive team, we have become the largest REIT in the world and the 65th largest company in the S&P 500 by market capitalization.

A key driver of our growth and success to date is our Strategic Capital platform, which has enabled our global footprint and provides capital efficiencies and additional revenue streams. Mr. Moghadam was instrumental in its genesis, and our Strategic Capital partners negotiated rigorous hurdles to incentivize Mr. Moghadam and our other leaders to drive market-leading returns. Tremendous outperformance of Strategic Capital vehicles in Europe and the U.S. in the last two years drove significant returns, Promotes and PPP awards.

The Board, Mr. Moghadam and our executive leadership team know we must continually transform our business to anticipate and meet the evolving needs of our customers. Today, we are more than a typical REIT: We are a global logistics platform comprising an unparalleled portfolio of logistics real estate together with innovative operations, energy and mobility solutions that deliver value beyond the real estate. The Board and Committee want to ensure our compensation program enables this transformation.

The company’s outperformance and growth, at the high end of the Committee’s expectations, resulted in payouts to our NEOs accordingly at the high end of the anticipated ranges under our compensation programs. Given the company’s now-unprecedented size, scale and scope, the Board and Committee determined this is an appropriate time to realign the components and incentives of our executive compensation program.

Going forward, at his request, Mr. Moghadam’s total Summary Compensation Table pay will be capped at $25 million and remain 100% at risk based on performance of the company. We also changed our compensation program for all executive officers by (i) reducing the potential pool for PPP awards from 40% to 25% of Promote fees earned, (ii) eliminating new grants under POP, and (iii) adopting a new LTI equity program that aligns with more conventional practices and employs above-market rigor with respect to performance hurdles, vesting terms and lock-up period.

As a lean company—with $219 billion of assets under management globally but only approximately 2,600 employees—we rely on talent that can run complex but efficient ecosystems, develop and maintain relationships with the highest-performing companies in the world and create the future of sustainable logistics services while maintaining our position as the global leader in industrial real estate.

We hope you agree that the changes we have made demonstrate that we care deeply about the responsibility you have given us. Our priority has been, and will continue to be, to build and protect our talent—the most valuable asset of our company—so we will continue to outperform and deliver value to you, now and in the future.

George L. Fotiades (Chair)	David P. O’Connor	Olivier Piani

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	43

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Outreach and Compensation Program Improvements

The Committee continues its longstanding commitment to robust stockholder outreach and responsiveness.

As discussed above, the Committee believes it is important to remain close to our stockholders and listen to and digest their feedback. Accordingly, we have conducted outreach annually since 2016 and work throughout the year to assess our compensation program. We review our program at every Talent and Compensation Committee (“Compensation Committee” or “the Committee”) meeting throughout the year. The Committee devotes significant time and attention to evaluating our executive compensation program to ensure our pay-for-performance design is working as intended to drive substantial long-term stockholder returns.

At our 2022 annual meeting, we received Say-on-Pay support of 84%.(1) At our 2023 annual meeting, however, 27%(1) of stockholders voted in favor of our 2022 executive compensation. We take the results of our Say-on-Pay vote very seriously. The Committee considers the voting results and feedback from our investors as important factors in its evaluation and improvement of our compensation programs and policies.

Accordingly, and in keeping with our proven record of conducting extensive stockholder outreach, we connected with [ ]% of our top 100 stockholders in the past year.(2) The chair of our Compensation Committee led in-person meetings with stockholders, providing firsthand explanations of the Committee’s decision-making and discussing stockholder priorities, questions and recommendations for improvement.

In addition, we solicited input from our investors on our performance, governance, human capital management, sustainability, social initiatives and other matters. Our broad dialogue with investors deepens our Board’s understanding of stockholder areas of focus and provides investors with insight into our Board’s processes.

The feedback we heard from stockholders following our 2023 annual meeting and the improvements we adopted to our compensation program in response to such feedback are detailed on the following pages.

(1)	Per Bylaws, calculated using a denominator adding the total number of votes cast for our Say-on-Pay proposal and votes cast against it.

(2)

Calculated by outstanding shares of common stock of our top 100 stockholders. Our top 100 stockholders hold [ ]% of our outstanding shares. Engagement covered [ ]% of total shares outstanding and included outreach from May 2023 to March 2024.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	44

COMPENSATION DISCUSSION AND ANALYSIS

2023—2024 STOCKHOLDER FEEDBACK	OUR RESPONSE

Flagged quantum of CEO pay: Stockholders recognize the unique value Mr. Moghadam brings to the company as a founder who has delivered exceptional long-term returns and whose compensation is 100% performance based. However, we heard stockholders voice concerns about his overall quantum of pay.

Capped current CEO’s pay at $25M: At our CEO’s request, the Committee capped Mr. Moghadam’s total annual pay in the Summary Compensation Table commencing with the 2024 performance year. The Committee assessed potential solutions and determined that a cap would best address stockholder concerns. Based on market analyses, the Committee fixed the cap limit at $25M, which falls between the 50th and 70th percentiles of total CEO pay in our Peer Group.

Scrutinized payout levels for PPP awards: Stockholders agree that our Strategic Capital business is a key driver of our growth and that our PPP program incentivizes the outperformance of this critical element of our business. Stockholders also understand the variability of PPP award amounts due to the timing of Promote earning opportunities. But we heard stockholders question the size of PPP awards in recent years, given the growth and performance of our vehicles.

Reduced the potential pool for PPP awards: PPP awards are granted exclusively out of Promote incentive fees paid to Prologis. Historically, the aggregate PPP award pool to management (including NEOs) comprised 40% of Promote fees. To manage the size of future PPP awards, the Committee reduced the potential PPP award pool significantly down to 25% of Promote fees beginning with Promotes earned in 2024.

Questioned complexity of program; recommended a single, more conventional equity compensation plan: Stockholders appreciate the outperformance supported by our equity plans. But stockholders questioned the need for two separate equity programs based on TSR performance. The separate TSR-based programs added complexity and made it difficult to benchmark our executives’ equity compensation against that of our peers.

Introduced a single simplified LTI equity program; eliminated new POP awards: For performance periods starting in 2024, our executive officers will only receive annual equity awards under our new simplified LTI equity program. They will not receive new POP awards. The Committee designed our new LTI equity awards to be more in line with conventional practice in award structure while incorporating rigorous performance metrics, vesting terms and lock-up periods.

Focused on succession planning and compensation for new executives: Stockholders highlighted the importance of our continued focus on proactive succession planning and disclosure.

Continued to emphasize thoughtful succession planning in new program design: The Committee designed the new compensation program to continue to support our long-term succession planning objectives. It conducted extensive market analysis when determining the program terms to help minimize undue talent risk. We also enhanced our discussion of succession planning in this Proxy Statement in light of our new program design.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	45

COMPENSATION DISCUSSION AND ANALYSIS

Additional detail on executive compensation program changes

Evolving the program in response to stockholder feedback for years, the Committee has adhered to its core pay-for-performance philosophy. Our CEO also champions this philosophy for himself and for company leadership at all levels, important to the success of the company-wide program and for alignment with our stockholders. To demonstrate his dedication, our CEO has taken the initiative over the years to request that his compensation be 100% at-risk and performance-based, and continues to do so in the best interests of the company and its stockholders.

The program has been successful in supporting our long-term outperformance and retention of talent. The levels of our pay-for-performance compensation reflects our growth and outperformance. Given this, the Committee continues to calibrate the program while upholding its pay-for-performance fundamentals. The Committee extensively deliberated potential options to address stockholder feedback we received during our annual outreach, adopting the following changes:

1.	Capped current CEO’s annual compensation.

At his request, the Compensation Committee capped Mr. Moghadam’s total annual compensation (including PPP awards) such that in any given performance year commencing with 2024, his total compensation, as stated in column “J” of the Summary Compensation Table included in our Proxy Statement related to our annual meeting, will not exceed $25 million. The Committee will reevaluate the cap for any future CEOs.

The Committee set the cap based on extensive market research and a review of stockholder feedback, ultimately determining that $25M represented a reasonable point between the median and 70th percentile of our Peer Group’s CEO total compensation. When fixing the cap amount, the Committee noted that, based on the most recent data available at the time, Prologis’ market capitalization was in the 79th percentile of our Peer Group (as defined on page 58). The cap represents a 51% decrease from Mr. Moghadam’s total pay as reflected in the 2023 Summary Compensation Table.

2.	Reduced the potential pool for PPP awards.

PPP awards can only be paid from a pool comprised of Promote incentive fees the company earns when the returns of the applicable Strategic Capital vehicle exceed an outperformance hurdle established at arm’s length with our third-party partners. For more detail on the structure of our PPP awards, please refer to pages 76-79.

For Promotes earned prior to 2024, the PPP award pool was set at an amount equal to 40% of the Promote. Beginning with Promotes earned in 2024, the size of the PPP award pool will be reduced to 25% of the Promote amount. This represents a 38% reduction in pool size. The Compensation Committee views this as a significant structural change that will limit the size of PPP awards going forward. To illustrate the impact, the aggregate PPP award pool for all participants (including NEOs) resulting from the Promote earned from USLF in 2023 would have been nearly $100 million less with the reduced pool percentage.

The Committee reduced the percentage of potential PPP pools with the aim of reducing the size of future PPP awards while balancing the need to retain talent via meaningful PPP pay opportunities for delivering significant returns.

3.	Established a new simplified LTI equity program. Discontinued POP for executive officers.

The Committee replaced our annual LTI equity awards with a design more consistent with conventional standards but with above-market rigor. In response to stockholder feedback signaling a preference for equity compensation that more closely adheres to conventional standards and does not reward TSR performance under two separate plans, the Committee designed a new LTI equity program. New LTI equity awards will be granted to executive officers under this new plan in 2024.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	46

COMPENSATION DISCUSSION AND ANALYSIS

Beginning in 2024, the Compensation Committee will not grant our executive officers any new POP awards. The Committee will grant annual equity awards to our executives only under the new LTI equity program.

●

All LTI equity awards made to our CEO will remain 100% based on performance. LTI equity awards for executive officers other than our CEO will be based 80% on performance and 20% on continued service (i.e., service based). Based on market analysis, this mix is more rigorous than the conventional standard.

–	The company will not make any service-based awards to executive officers in 2024 under the new LTI equity program. The first round of service-based awards is expected to be made in 2025.

–	The Committee will consider individual performance over the year in question when determining the value of service-based awards. No awards are guaranteed, whether performance based or service based.

●

LTI equity awards previously used three-year backward-looking performance, meaning awards were paid at the end of a three-year period based on the company’s performance against a benchmark index. To more closely adhere to conventional practice, the performance metrics for LTI equity awards under the new program will be tied to three-year forward-looking performance. These performance-based LTI equity awards will be granted at the beginning of the performance period and settled in shares at the end of the period (subject to company performance), with subsequent time vesting and lock-up periods.

●

The Committee adopted a new percentile-based award formula. The scale below shows how new performance-based LTI equity awards will be granted to our executive officers in 2024. The company must perform at the 55th percentile before executives can earn a target award (with linear interpolation between the 85th and 35th percentiles).

–

Consistent with conventional standards for upside payout opportunities, the Committee set the maximum payout opportunity at 200% of target for strong relative performance at or above the 85th percentile. There is zero payout for performance below the 35th percentile, creating significant compensation risk for underperformance.

–	In line with market practice, earned awards will be capped at the target level if Prologis’ absolute total stockholder return is not positive at the end of the three-year performance period.

–

Our stockholders recommended using a REIT index for TSR-based equity awards. The MSCI US REIT Index is a performance benchmark that includes 120 REITs representing approximately 99% of the U.S. REIT universe. Real estate remains the core of our business, and it is important to our stockholders to evaluate our performance against the REIT industry at large.

Note on future Summary Compensation Table (“SCT”) transition period: Implementation of the new LTI equity program will necessarily result in a transition period in our next SCT as we move from a backward-looking performance period to a forward-looking period. The SCT included in our next annual Proxy Statement will reflect the final backward-looking award made in 2024 for the 2021–2023 performance period as well as the first forward-looking award made in 2024 for the 2024–2026 performance period. The Committee does not consider these to be duplicative awards because they relate to different and mutually exclusive performance periods, and the forward-looking awards have not yet been earned.

●

As noted, total SCT compensation for Mr. Moghadam in 2024 will be subject to the $25 million SCT cap, reflecting a reduction in his performance-based award under the new LTI equity program and applicable PPP awards.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	47

COMPENSATION DISCUSSION AND ANALYSIS

New LTI equity program elements with above-market rigor

The Committee added above-market rigor to our new LTI equity awards while restructuring our equity compensation to give our stockholders the single, more conventional program they requested:

●   Target performance-based awards require above-index performance: To earn an award at target value, our executives must deliver performance that beats the MSCI US REIT Index median.

●   CEO awards remain 100% conditioned on performance. Our CEO will not receive service-based awards, unlike the vast majority of our Peer Group, which grants at least some portion of service-based equity to their CEOs.

–  Other executive officers will receive only 20% service-based awards, which is more rigorous than the conventional practice of granting 25% to 50% service-based awards.

●   We require longer-than-market vesting periods:

–  The performance-based component of our new LTI equity awards will use a five-year vesting period, plus a three-year lock-up, for a total of six years before awards are fully accessible.

>  Performance-based awards are subject to three years of performance vesting, with one-third of the award vesting at the end of the performance period if the hurdle is met, and the other two-thirds subject to an additional two-year ratable time vesting period.

>  All performance-based awards earned will also be subject to a three-year lock-up starting at the end of the performance period.

–  The service-based portion of LTI equity awards (20% of awards made to non-CEO executives) will vest ratably over a four-year period contingent on continued service to the company.

–  Conventional practice for relative TSR equity plans is to vest awards in full at the end of a three-year performance period. Our new LTI equity program uses longer vesting periods than the conventional practice.

SIMPLIFIED COMPENSATION PROGRAM STRUCTURE

The chart below summarizes the differences between our 2023 executive compensation structure and our simplified structure, which became effective in 2024.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	48

COMPENSATION DISCUSSION AND ANALYSIS

The Committee stayed true to its compensation philosophy when implementing compensation improvements.

1)	Paying for performance is our central compensation tenet.

100% of our CEO’s compensation (equity in lieu of salary, bonus, LTI equity and PPP) is based on performance in support of company operations and financial performance.

2)	We designed—and refined—our compensation to support our business model.

The components of our compensation program are purposefully constructed to support each element of our business. We use compensation to support progress toward annual strategic priorities, strong relative long-term stockholder returns and outperformance in our critical Strategic Capital business. When we adopted program improvements based on stockholder feedback, we ensured this construct remained intact.

●	Annual bonus opportunity rewards performance against annual operating targets that align with long-term strategy.

●	The new LTI equity program rewards robust stockholder value creation by incentivizing forward-looking TSR outperformance, requiring greater-than-market performance for target pay.

●

PPP aligns Strategic Capital outperformance goals beyond executives to a broad group of key individuals who play a pivotal role in the performance of our vehicles. PPP supports a core element of our overall company’s financial success and serves as an important recruitment and retention tool.

3)	We position Core Compensation around our Peer Group median; outperformance opportunities are available only for delivering significant returns.

The Compensation Committee positions target Core Compensation (consisting of base salary, bonus opportunity, and annual LTI equity awards) of current NEOs around the median of our Peer Group. The Committee’s 2023 competitive analysis confirmed that our current NEO Core Compensation is within a reasonable band of median Peer Group pay. The Committee intends to continue using this methodology for its future analysis of NEO Core Compensation.

To drive the outperformance of Prologis’ Strategic Capital business, PPP awards are paid only when our Strategic Capital vehicles generate significant returns, as measured by formulaic hurdles established upfront with our Strategic Capital partners. When paid, PPP awards represent only a small fraction of the total stockholder value created by our Strategic Capital business.

4)	The Committee considers experience, tenure and performance in determining NEO pay opportunities.

When positioning NEO pay, the Committee considers the individual executive’s level of experience in the role, demonstrated past performance and expected future contribution. As we transitioned to two new NEOs—our CFO and president—the Committee did not default to executive pay levels based solely on title. Rather, the Committee tailored each new NEO’s pay to reflect his respective tenure and experience, with the intention to reassess as the individual gains tenure and successfully performs in the NEO role.

Using this individualized analysis, the Committee set the target compensation of our new NEOs at or below our Peer Group median when they entered the new role. In the case of PPP allocations, for example, the new NEOs’ PPP awards were 3 to 4% of PPP pools in 2022 and 2023, as applicable, compared to their predecessors’ 6% of PPP pools funded prior to their transition out of the role.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	49

COMPENSATION DISCUSSION AND ANALYSIS

5)	We are committed to stockholder engagement and responsive improvement, as demonstrated by our long track record.

It is critically important to the Committee to continuously improve our executive compensation program through frequent stockholder outreach. Year after year, we have enhanced our executive compensation and corporate governance by listening to stockholder feedback and responding with concrete action. The Committee devotes substantial time and resources to conducting outreach in every cycle, analyzing potential changes and ensuring responsiveness to stockholder concerns. The timeline below lists some of our notable enhancements formulated with stockholder input prior to 2024.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	50

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Rationale: Succession Planning

The Committee considered retention and succession planning when designing compensation program improvements.

When designing the improvements to our compensation program, the Committee devoted significant attention to ensuring the modified program will continue to help us retain top talent and implement our long-term succession strategy. The Committee mitigated undue talent departure risk by ensuring we continue to provide attractive compensation as supported by extensive competitive analysis.

The Committee uses pay opportunities to support leadership succession.

The Committee uses competitive pay opportunities to retain our executives at the company for significant periods to achieve the dual purposes of producing long-term outperformance in our business and preparing the next generation of leaders to continue driving our success.

In 2023, the Committee reaffirmed its belief that our long-tenured executives—namely Messrs. Moghadam, Anderson and Nekritz, as well as Eugene Reilly, our former chief investment officer—have been critical to Prologis’ operational and financial results. At the end of 2023, these individuals collectively had an average tenure of nearly 30 years at Prologis and collectively over 140 years of experience. Each of these individuals has held a leadership role with the company for over 12 years since the AMB and ProLogis merger in 2011, providing stable continuity of leadership that helped build our business over the years.

Importantly, retention of our long-tenured executives also enables the extensive training of potential successors. Since April 2022, we have successfully transitioned four individuals into executive officer roles: Mr. Letter, our president; Mr. Arndt, our chief financial officer; Mr. Andrus, our chief operating officer; and Mr. Ghazal, our chief investment officer. We have also onboarded several additional senior officers onto our management executive committee over the same period. In each case, their executive predecessors played a key role in positioning this next generation of leaders to assume top leadership roles at the company. Developing the next generation of leaders was explicitly included in the predecessors’ individual performance goals. Our leaders are expected to not only prepare their immediate successors, but also build bench strength deep into the organization to enable subsequent leadership succession.

Prologis has evolved to become more than a REIT. Today, we are the global leader in logistics real estate and offer a full suite of solutions, services and products to address our customers’ most pressing logistics needs. We are therefore focused on the long-term retention, development and promotion of internal candidates who are well trained in operating our unique platform. Messrs. Letter and Arndt have each been with the company for 19 years. Mr. Andrus has held a variety of roles at Prologis over the past 15 years, and Mr. Ghazal has been with us for 22 years. The Committee successfully used compensation—such as PPP, which extends to a large segment of our management-level employees—to retain this generation of leaders who have significant experience executing Prologis’ unique business model.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	51

COMPENSATION DISCUSSION AND ANALYSIS

Prologis Business Overview

Prologis is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. We own, manage, lease and develop high-quality logistics facilities in 19 countries across four continents. Our portfolio is focused on the world’s most vibrant centers of commerce and our scale across these locations allows us to better serve our customers’ diverse logistics requirements.

Our compensation programs are designed to drive the outperformance of our global business. The Committee continually assesses our programs to find ways to use compensation to support areas of company expansion and diversification, such as in our Strategic Capital vehicles and our innovative Prologis Essentials initiatives.

UNMATCHED GLOBAL LOGISTICS PORTFOLIO

1.2 billion
square feet of logistics space worldwide.

$219 billion
of assets under management.

6,700
customers.[2]

$40 billion
land bank supporting future development.[3]

Europe
Nearly 11x more square feet than the Other Logistics REITs Group Average[1]
Americas
17x more square feet than the Other Logistics REITs Group Average[1]
Asia
8.5x more square feet than the Other Logistics REITs Group Average[1]

(1)

Calculated based on square feet of our owned and managed (“O&M”) operating portfolio. See definition of “Other Logistics REITs Group” on page 55. AUMs of Other Logistics REITs Group companies are derived from publicly available data. Prologis AUM includes estimated investment capacity.

(2)	Customers occupying space in our O&M portfolio.

(3)	Total expected investment.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	52

COMPENSATION DISCUSSION AND ANALYSIS

Multiple differentiators define our industry-leading company.

●

Customer-centric business model: We begin with our customers, who need well-located logistics space in the world’s highest-consumption markets. We offer logistics facilities globally where our customers need to be, demonstrated by the fact that 68% of our top 25 customers lease space from us across multiple continents.

●

Comprehensive logistics ecosystem: We leveraged our size to create an unrivaled package of prime logistics real estate and complementary scale-enabled solutions designed to meet our customers’ evolving requirements. These differentiators provide additional growth opportunities and further strengthen our customer relationships.

●

Strategic Capital: This segment of our business, in which we jointly own logistics properties with institutional investors, provides additional investment capacity unique to the REIT space and generates substantial, durable fee income.

●

Energy, Operations and Mobility Essentials: Through our Prologis Essentials platform, we offer an array of next-generation solutions, services and products to address our customers’ most pressing logistics needs related to energy and sustainability, operations and mobility.

●	Accelerating innovation: Prologis Ventures provides venture capital funding for high-impact, logistics-focused startups bringing new solutions to market for our customers.

●	Procurement advantage: Our global scale allows us to secure preferred pricing on key building materials and logistics equipment such as steel, racking and solar panels.

●

Tech-enabled, data informed: Early investments in technology and our access to a vast data pool provide actionable insights that drive optimization and competitive advantage for Prologis and our customers.

CREATING VALUE BEYOND REAL ESTATE

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	53

COMPENSATION DISCUSSION AND ANALYSIS

Our business model is designed for resilience and responsible growth.

Our forward-thinking strategy delivers results: We focus on vibrant consumption markets with large, dense populations, growing consumer affluence and high barriers to entry. With more than 1.2 billion square feet of well-located, high-quality logistics space, we have a unique ability to help our customers meet end-consumer delivery expectations across four continents and navigate the novel challenges of the modern supply chain. Our ability to execute on our forward-looking strategy has resulted in sustained long-term returns for our stockholders: Our TSR CAGR over the past 10 years was 690 bps higher than the Large-Cap REIT Group average.(1) Over that time, our TSR CAGR also outperformed the S&P 500 by 700 bps.(1)

Our industry-leading balance sheet positions us for strength in any operating environment: Our executive team’s prudent management of our balance sheet has prepared us to navigate potential headwinds and act decisively when favorable opportunities arise. With Moody’s and S&P credit ratings(2) of “A3”/”A” (each stable outlook), respectively, we are one of the top credit-rated REITs. As a result, we have been able to access financial markets globally at favorable costs of capital: At the end of 2023, the company’s weighted average interest rate on its share of total debt was 3%, with an average term of 9.1 years and no significant debt maturities until 2026. As of December 31, 2023, we had over $6 billion of liquidity, and our investment capacity across Prologis and our Strategic Capital vehicles totaled $10.7 billion.

We are well-positioned to capitalize on real estate growth opportunities: Our business model and financial health position us to take advantage of embedded growth potential and seize investment opportunities.

●

Our global land bank includes approximately 8,630 acres focused on major urban centers and can support an estimated $40 billion of future development. Since 2016, our development business has deployed $18 billion with an internal rate of return (IRR) of 39%. We believe the strategic locations of our sites, coupled with our development expertise and ability to integrate sustainable design features, sets us up to capitalize on this portfolio.

●

Our M&A volume is unique in the REIT industry. From 2011 to 2020, we acquired four real estate companies in transactions collectively valued at $31 billion. In 2022, we acquired Duke Realty Corporation in a transaction valued at $23 billion, and our largest European Strategic Capital vehicle acquired a $1.7 billion portfolio. In 2023, we acquired a $3.1 billion portfolio consisting of nearly 14 million square feet of high-quality complementary real estate assets in the U.S.

●

Due to strong market rent growth over the last several years, our in-place leases have considerable upside potential to drive organic growth. Our lease mark to market (which estimates how much higher market rents are compared to our in-place rents) was approximately 57% as of December 31, 2023. As such, we expect lease renewals to translate into significant increases in future rental income.

STRONG, INTERCONNECTED ENTERPRISE GENERATED SIGNIFICANT VALUE IN 2023

Rental Operations	Strategic Capital	Development

$6.8B	Over $1.2B	$1.7B
in 2023 rental revenues	of Strategic Capital revenues in 2023	in value creation from stabilizations in 2023

(1)

See definition of “Large-Cap REIT Group” on page 55. Based on weighted average market capitalization over the 10-year period for the Large-Cap REIT Group. Calculated using our common stock prices and aggregate annual dividend amount, as applicable, at December 31, 2013, and December 31, 2023.

(2)	A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	54

COMPENSATION DISCUSSION AND ANALYSIS

OUR MODEL DELIVERS STRONG LONG-TERM GROWTH RELATIVE TO OTHER REITS (1)

Total Stockholder Return CAGR (10-Year Period)

	690bps greater 10-year TSR CAGR than Large-Cap REITs	230bps greater 10-year TSR CAGR than Other Logistics REITs

Stock Price CAGR (10-Year Period)	Dividend CAGR(2) (10-Year Period)

Net Earnings Per Share CAGR(3) (10-Year Period)	Core FFO Per Share CAGR(4) (10-Year Period)

(1)

Based on the weighted average market capitalization over the 10-year period for the Large-Cap REIT Group and the Other Logistics REITs Group. The “Large-Cap REIT Group” or “Large-Cap REITs” consists of Alexandria Real Estate Equities, Inc.; American Tower Corporation; AvalonBay Communities, Inc.; Boston Properties, Inc.; Crown Castle International Corp.; Digital Realty Trust, Inc.; Equinix, Inc.; Equity Residential; Public Storage, Inc.; Simon Property Group, Inc.; Ventas, Inc.; VICI Properties Inc.; and Welltower Inc. The “Other Logistics REITs Group” or “Other Logistics REITs” consists of EastGroup Properties, Inc.; First Industrial Realty Trust; Goodman Group; Rexford Industrial Realty, Inc.; Stag Industrial, Inc.; Segro plc.; and Terreno Realty Corporation.

(2)	Excludes companies that did not report dividends for the full 10-year period.

(3)

Prologis’ net earnings per share CAGR is impacted by non-cash depreciation expense generated as a result of our M&A activity. Prologis’ acquisitions of other real estate companies and assets from other companies creates non-cash depreciation expense at the fair market value of the assets acquired, which is one of the primary factors that lowers our net earnings per share CAGR as compared to the companies that constitute the Other Logistics REITs Group, which do not have comparable M&A transaction volume. From 2011 to 2022, we completed five significant M&A transactions collectively valued at approximately $54 billion. In addition, our net earnings per share CAGR has more variability than our Core FFO per share CAGR due to unrealized foreign currency fluctuations, which affect our net earnings per share but do not impact our Core FFO per share.

(4)

Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure. See Appendix A for a calculation of the CAGR of our Core FFO per share. Excludes companies that did not report FFO at all or for the full 10-year period and uses FFO adjusted for comparability to Core FFO measures for companies that do not report Core FFO.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	55

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Capital is a powerful differentiator.

In addition to owning assets directly, we partner with institutional investors to jointly own properties through co-investment vehicles in our Strategic Capital business. At present, we operate 10 vehicles, including eight private vehicles and two that are publicly traded. The $60 billion of third-party AUM in our vehicles represents more AUM than all of the Other Logistics REITs Group combined.

Accelerates our growth: At December 31, 2023, our Strategic Capital vehicles provided an additional $2.3 billion in investment capacity that we can use to grow our business. Strategic Capital allows us to self-fund development activities without the cost and delay of having to access public equity markets for annual deployment needs, unlike competitors who issue new equity to raise capital. Prologis develops and contributes properties to Strategic Capital vehicles in return for contribution proceeds, which we recycle back into our development platform and deploy to build additional facilities, resulting in a powerful cycle of value creation and reinvestment.

Highly profitable complementary business: Prologis manages the assets owned by the vehicles, using our industry expertise to deliver substantial returns to our Strategic Capital partners and ultimately to our stockholders. Prologis receives fees for managing these assets and earns Promotes when we exceed financial hurdles that are established up front with third-party Strategic Capital investors. Prologis was paid over $1.2 billion in recurring and transactional fees and Promotes in 2023, which was over two times more than the company’s total G&A expenses for 2023.

●

Heightens returns: Our investments in assets held by Strategic Capital vehicles generate higher returns than investments we make in assets we hold directly. Because we co-invest with institutional investors in our Strategic Capital vehicles, we do not have to invest as much capital to acquire an asset, and we earn additional income from our co-investors in the form of fees. As a result, in 2023, the return on assets held in our Strategic Capital business was 529 bps greater than the return on assets held on our balance sheet.

●

Five of our vehicles are open-ended, meaning they have perpetual investment horizons without a fixed date to return capital to investors and can accept an uncapped amount of new investments. Three of these vehicles have the potential to earn Promotes from an open-ended pool of investments over multiple performance periods.

●

In addition to the fees earned by Prologis, stockholders are positioned to also benefit because Prologis owns a substantial portion of each vehicle (generally 15% to 55%). When the value of assets held in a vehicle increases, the value of Prologis’ ownership stake in that vehicle also increases.

Diversifies risk and enables greater scale: By leveraging our own capital through Strategic Capital, we are able to acquire more properties and gain exposure to more markets and customers. Strategic Capital also provides the scale required to seize additional global opportunities to serve our customers and generate additional income through our Prologis Essentials business.

STRATEGIC CAPITAL PLAYS A VITAL ROLE IN OUR OVERALL ENTERPRISE

40% of Our Total AUM	Consistent Earnings Stream	Fuels Our Outperformance

$88B of assets ($60B third- party owned) are held in our 10 vehicles, comprising 2,734 buildings and 597 million SF.	Over the past 10 years, Prologis earned $2.1B in Promotes and $3.5B in management and other fees.	Strategic Capital income more than doubled over the last 10 years and contributed over $815M to Core FFO in 2023.(1)

(1)

Strategic Capital income is calculated as Strategic Capital revenue from all fees and Promotes less Strategic Capital expenses, which includes G&A allocated to Strategic Capital and Promote-related compensation expenses. Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	56

COMPENSATION DISCUSSION AND ANALYSIS

Prologis Essentials provides additional growth opportunities.

Our scale allows us to go beyond the capabilities of a typical real estate company. Our Essentials platform offers solutions, services and products to address some of our customers’ most critical needs in fulfillment across three key categories – (i) Operations, (ii) Energy & Sustainability and (iii) Mobility—underpinned by venture capital and technology to stay on the cutting-edge. We strive to forge stronger customer relationships by passing along cost-savings and efficiencies, derived from Prologis’ scale, while simultaneously developing additional income streams. We believe that using Essentials to develop closer customer relationships will ultimately help us deliver greater returns to our stockholders.

UNLOCKING ADVANTAGES OF SCALE FOR OUR CUSTOMERS

Reduced operating costs

As one of the world’s largest LED lighting buyers, we procure LED lighting cost-effectively for our customers to significantly reduce their energy costs. At year-end 2023, 74%, or approximately 836 million square feet, of our portfolio (by area) incorporated LED lighting,(1) which is equivalent in size to 23 New York City Central Parks.

Sustainable power sources

We’ve installed more than 500 megawatts of solar generation, enough to power over 85,000 average U.S. households, making us the #2 overall company in the U.S. for corporate onsite solar capacity.(2) Our sustainable energy programs support our customers’ transition to clean energy.

Powering EV fleets

We’re assisting our customers’ transition to electric fleets by installing charging stations at sites around the world. We provide a charging-as-a-service solution, which means we operate the charging infrastructure with no upfront capital investment from our customers. As of December 31, 2023, we have charged 2 million miles for our customers’ electric vehicles.

Labor solutions

The digital training platform of our Community Workforce Initiative (CWI) focuses on building a skilled and ready labor pipeline for our customers and creating economic opportunities in our communities. At year-end 2023, we had trained approximately 29,700 individuals through our CWI program.

PROLOGIS VENTURES

Our venture capital group provides funding and incubation for tech-focused startups seeking to bring new logistics solutions to market. Since 2016, Prologis Ventures has invested approximately $200 million in 45 companies driving logistics innovation.

DATA AND TECHNOLOGY

We integrate data-driven innovations and state-of-the-art technologies to optimize productivity for our customers and in our own business. With 2.8% of the world’s GDP(3) flowing through our facilities, we are uniquely positioned in logistics real estate to harness data and technology.

(1)	Within our owned and managed operating properties. Does not include portfolio of properties acquired in June 2023.

(2)	Within our owned and managed portfolio. Ranking by SEIA in the 2022 Solar Means Business report.

(3)	According to a 2022 study by the independent advisory firm Oxford Economics and commissioned by Prologis.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	57

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Benchmarking Peer Group

Our Peer Group methodology accounts for our total size and revenues, the diversification of our global business and our need to tap talent markets beyond real estate.

The Committee recognizes that Prologis’ peer group should reflect the differentiated elements of our global business. With guidance from Pay Governance, the Committee’s independent consultant for 2023, and input from stockholders, the Committee built our peer group (our “Peer Group”) to include peers of appropriate size and scale and to align with the following considerations surrounding our continued growth and ongoing business transformation:

CONTINUED BUSINESS EXPANSION AND EVOLUTION	+	COMPETITION FOR TALENT ACROSS INDUSTRIES	=	PEER GROUP REFLECTING PROLOGIS’ BUSINESS AND TALENT MARKETS

We have transformed beyond a traditional REIT, evidenced by the growth in our worldwide operations, development platform, assets under management (AUM), Strategic Capital business and our initiatives beyond real estate, such as our Prologis Essentials platform and Prologis Ventures. As a result, there is no comparable REIT or other peer in the market.		We compete for talent with companies outside the REIT industry, including private equity firms and technology companies. We need employees with the finance skills to conduct complex transactions. We also require the expertise to manage our global logistics platform and drive cutting-edge innovation in our Prologis Essentials business.		Our Peer Group reflects our global scope and scale, and aligns with our key business and talent markets, which we consider to be (1) real estate, (2) business-to- business technology and (3) complex financial services and private equity.

●

Our Peer Group includes 19 companies of appropriate size and complexity, with revenues generally 0.7 to 2.8 times our FY 2022 revenues and market capitalizations from 0.11 to 2.6 times our market cap.(1) Our Peer Group also gives equal weight to the three industry sectors we identified above as our business and talent markets.

●

Among these peers, Prologis was in the 79th percentile of market capitalization as of the end of October 2023, which was the most recent data available when the Committee performed its last competitive analysis of 2023 in December. As of October 31, 2023, our market capitalization was $93 billion versus a peer group average of $60 billion. Two of our selected peers had a market capitalization that was less than 10% of Prologis’ market cap.(1) Prologis was in the 40th percentile of this group for FY2022 revenue.

●

We include five REITs of appropriate size in our Peer Group. With $219 billion in AUM, however, Prologis’ AUM is approximately 356% larger than the Large-Cap REIT Group(2) average AUM of $61.4 billion. Moreover, Prologis is differentiated from most other REITs in terms of our scope and the diversity of business ventures, including our Strategic Capital business and Prologis Essentials platform, as well as our unique global presence across 19 countries. Therefore, a peer benchmarking group comprised solely of REITs would be insufficient to represent the scale and nature of our business and the talent pool we target for recruiting.

●	Some of the REITs in our refined Peer Group similarly include technology companies in their own peer groups.

●

Accordingly, we selected peers that include a mix of large-cap REITs, business-to-business technology and financial services/private equity that better reflect the full scope and complexity of our business.

(1)	Market capitalization of Prologis and peers as of October 31, 2023.

(2)

See definition of “Large-Cap REIT Group” on page 55. AUMs of Large-Cap REIT Group companies are derived from publicly available data as of December 31, 2023. Prologis AUM includes estimated investment capacity.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	58

COMPENSATION DISCUSSION AND ANALYSIS

Our total revenue—including unconsolidated revenues from our Strategic Capital business—should be factored into peer group selection.

Our consolidated revenues do not fully capture our Strategic Capital business: Our NEOs manage a business that is significantly larger than our consolidated revenues alone would indicate. Of the $88.2 billion total AUM in our Strategic Capital business, $72.7 billion of those assets are held in our unconsolidated Strategic Capital vehicles. The assets held in our unconsolidated vehicles are not included in our consolidated balance sheet and, therefore, revenue associated with these assets is not reflected in our consolidated revenues.

Selecting peers based solely on consolidated revenues (and thereby comparing the total compensation of our NEOs to that of executives at other companies with significantly smaller AUM) disregards a large portion of our NEOs’ responsibilities related to the performance and operation of the real estate in our Strategic Capital vehicles. These duties include leasing, development, acquisition, disposition and maintenance of real estate; capital sourcing; financial, legal and tax planning and compliance; structuring and operating our 10 Strategic Capital vehicles, including two public vehicles; and management of customer and investor relationships across numerous countries. Our NEOs’ contributions to Strategic Capital have allowed Prologis to build the global reach, scale and capitalization it has today.

PEER GROUP FOR 2023:

REITS	FINANCIAL SERVICES & PRIVATE EQUITY	TECHNOLOGY

● American Tower Corporation ● Crown Castle Inc. ● Equinix, Inc. ● Ventas, Inc. ● Welltower Inc.	● The Carlyle Group Inc. ● Evercore Inc. ● Jefferies Financial Group Inc. ● Lazard Ltd ● Northern Trust Corporation ● S&P Global Inc. ● State Street Corporation	● Adobe, Inc. ● Automatic Data Processing, Inc. ● Global Payments Inc. ● Intuit Inc. ● Paychex, Inc. ● ServiceNow, Inc. ● Workday, Inc.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	59

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Determinations

Simplified compensation structure begins in 2024; executive compensation in 2023 was based on prior structure.

In the past year, as in prior years, we completed extensive stockholder outreach and listened closely to the feedback received from stockholders regarding out executive compensation program. This outreach guided the Committee’s decision to implement a series of fundamental changes to our executive compensation. In crafting the changes, the Committee stayed true to our central compensation goals of driving long-term stockholder value creation and attracting and retaining top talent.

Beginning with 2024, the Committee simplified our executive compensation to further align with stockholder feedback while maintaining our overarching philosophy of paying for performance and incentivizing the critical drivers of our business. For further discussion of our new go-forward structure, please refer to pages 46-48.

The following pages describe our executive compensation in 2023, which was paid according to our prior structure. In 2023, our executive compensation program consisted of the following elements:

●	Base salary: represents the smallest portion of our NEOs’ total pay.

●	Annual bonus opportunity: based 100% on performance in support of core operational metrics and key strategic goals.

●	LTI equity award program: replaced with a new LTI equity award program beginning in 2024.

●	Prologis Outperformance Plan (POP): new awards discontinued for executive officers beginning in 2024.

●	Prologis Promote Plan (PPP): PPP potential bonus pool reduced to 25% of Promotes beginning in 2024.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	60

COMPENSATION DISCUSSION AND ANALYSIS

2023 Chief Executive Officer Compensation

Our CEO is a founder who has delivered exceptional long-term stockholder value.

As part of its 2023 compensation review, the Committee considered whether our largely formulaic pay-for-performance program is working as designed to generate long-term returns for our stockholders. During that review, the Committee concluded that our CEO’s compensation is consistent with the tremendous long-term value he has delivered since co-founding our company over four decades ago. The average tenure of an S&P 500 CEO in 2023 was 6.5 years. Mr. Moghadam has been an extremely high-performing public company CEO for over 25 years, spanning our entire life as a public company. Mr. Moghadam’s long-term outperformance over such a long tenure is a unique intervening factor in the Committee’s compensation decisions.

1983: Hamid Moghadam co-founds AMB.

1997: AMB completes IPO.

2002: AMB launches its international expansion, focused on trade-centric locations in Mexico, Europe and Asia.

2004: AMB forms the first open-ended commingled fund by a REIT, a precursor to our current Strategic Capital vehicles.

2011: ProLogis and AMB consummate their transformative merger of equals.

2013: Nippon Prologis REIT completes IPO.
+
Strategic Capital business reaches $25B AUM.

2015: Prologis acquires KTR Capital ($5.9B).
+
FIBRA Prologis completes IPO.

2017: Prologis launches its Prologis Essentials business.

2018: Prologis acquires DCT Industrial Trust ($8.5B).
+
Strategic Capital business reaches $50B AUM.

2020: Prologis acquires Industrial Property Trust ($4B) and Liberty Property Trust ($13B).

2022: Prologis acquires Duke Realty Corporation ($23B).

2023: Prologis market capitalization exceeds $150B.

1983 Mr. Moghadam' s Tenure Spans 40 Years of Growth and Innovation 2023

- Our resilient corporate structure delivers outperformance through a pandemic and across economic cycles:
  - Our 10-year annualized TSR outperformed the MSCI REIT Index by 943 bps, the Cohen & Steers REIT Index by 883 bps and the S&P 500 Index by 501 bps per year. [1]
  - Over the decade ended December 31, 2023, our market capitalization grew by more than 600%, from $21.9 billion to $158.7 billion.
- We have made significant, quantifiable sustainability commitments that support our business. By the end of 2023, we issued $9.9 billion of green bonds and had over 287 million square feet of green-certified logistics space across the globe.
- We now operate two public and eight private vehicles through our Strategic Capital business with over $88.2 billion in AUM. Over the last decade, we raised $28.4 billion from 153 institutional investors and grew fees by 89% (not including Promotes).
- AMB's 1997 senior unsecured debt ratings were "Baa1" (Moody's) and "BBB" (S&P). Today, Prologis has "A3" and "A" credit ratings[2] from Moody's and S&P, respectively, bringing significant value in the lower cost of capital an A-rated company can command.

INVESTOR FORUM 2023

PROLO
NEW YORK STOCK EXCHANGE

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	61

COMPENSATION DISCUSSION AND ANALYSIS

Notes to prior page:

(1)	Outperformance over the 10-year annualized TSR of the MSCI REIT Index, the Cohen & Steers REIT Index and the S&P 500.

(2)	A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

2023 CEO Core Compensation

100% of our CEO’s compensation is paid in equity.

At our CEO’s request, his base salary was reduced to $1 in 2019. The rest of our CEO’s previous base salary ($999,999) was shifted to at-risk pay in the form of equity compensation contingent on performance and subject to four-year vesting. The Committee determines the actual amount of equity paid in lieu of salary using the operational performance criteria from our annual bonus program.(1)

●

As requested by our CEO to further demonstrate his commitment to our company, this change offers no additional upside to him. The amount he can earn as equity paid in lieu of salary is capped at $999,999 if the company meets its annual goals. If the performance goals are not achieved, this amount will be reduced.

Mr. Moghadam elected to take 100% of his bonus in equity every year in which he received a bonus since our IPO in 1997,(2) demonstrating his deep commitment to our stockholders.

Because Mr. Moghadam’s annual LTI equity awards are also paid in equity, essentially 100% of his total compensation is paid in equity (including Core Compensation and Outperformance Compensation). Since our IPO in 1997, most of Mr. Moghadam’s compensation has been paid in equity, most of which he still owns.

●	Following the implementation of the compensation program improvements described on pages 46-48, Mr. Moghadam’s total compensation (except for his $1 salary) will still be paid in equity.

OUR CEO HAS DEEPLY ALIGNED HIS OWN FINANCIAL INTERESTS WITH OUR STOCKHOLDERS’ INTERESTS

Our CEO’s total equity ownership interest at the end of 2023 was over 60x greater than the minimum he is required to retain.(3)

(1)

For the 2023 performance year, the Committee determined that the maximum value of this award ($999,999) would be paid if company performance was at or greater than target (using our corporate score assessed against our annual bonus plan metrics). As discussed in greater detail below in the section titled “2023 Core Compensation: Annual Bonus Opportunity,” our corporate results yielded above-target performance for 2023 and a corporate score for annual bonus purposes of 127.50% of target. As such, the Committee awarded Mr. Moghadam $999,999 in equity with four-year vesting in lieu of a 2023 salary. Because this equity award was granted in 2024, it will be reported in our Summary Compensation Table for the year 2024.

(2)	AMB Property Corporation, which merged with ProLogis in 2011 to create the current company, completed its IPO in 1997.

(3)	Includes equity that counts toward the minimum stock ownership requirement applicable to our CEO.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	62

COMPENSATION DISCUSSION AND ANALYSIS

CEO Core Compensation correlates with long-term stockholder return.

The chart below illustrates the link between (i) CEO Core Compensation (consisting of base salary, annual bonus and annual LTI equity awards), (ii) the company’s three-year TSR relative to the LTI equity benchmark and (iii) Core FFO per share,(1) demonstrating that Core Compensation aligns with our relative TSR and operational performance.

●

Although we had strong operational performance in 2015, our three-year annualized TSR at the end of 2015 underperformed the benchmark index by 550 bps. As a result, our CEO’s Core Compensation was significantly lower in 2015 because annual LTI equity awards were paid out at only 50% of target due to TSR underperformance.

●

Since 2015, we have outperformed in relative TSR, resulting in higher Core Compensation. Our CEO’s Core Compensation, however, has remained relatively flat since 2017. Our three-year TSR declined in 2022 from all-time highs, but continued to outperform the LTI equity benchmark in 2022 and 2023, resulting in awards comparable to those since 2017.

CORRELATION OF CEO CORE COMPENSATION WITH RELATIVE THREE-YEAR TSR

(1)	Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure.
(2)

Represents the difference between Prologis’ three-year annualized TSR and the three-year annualized weighted TSR index of logistics and large cap REITs of our equity award formula used to determine our annual LTI awards (for the 2015 through 2023 performance years). For the 2014 performance year, the benchmarks of logistics and large cap REITs that were used in our equity award decisions were not aggregated into one weighted benchmark. We instituted our equity award formula starting with the 2015 performance year.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	63

COMPENSATION DISCUSSION AND ANALYSIS

2023 CEO Outperformance Compensation

PPP and POP awards require significant outperformance: Our executive compensation allows for outperformance earning opportunities only if high-reach hurdles are met and significant value for our stockholders is created. PPP and POP awards are each only a small fraction of the total associated value created for our stockholders:

●	By exceeding Strategic Capital Promote hurdles for the relevant performance periods, we created $3.1 billion of value.

●	We created $13.4 billion of value over the performance of MSCI REIT Index, the measurement index we use to determine whether POP awards are payable.

●	The corresponding PPP and POP awards paid to our CEO were only 1% and 0.11% of the value generated for our stockholders in our outperformance programs, respectively.(1)

PROLOGIS INDEXED TOTAL STOCKHOLDER RETURN OUTPACED INDEXED CEO TOTAL PAY

Prologis total stockholder return and CEO compensation indexed to start at $100, demonstrating that stockholder return growth outpaced CEO pay growth.

100.0
155.9
178.7
307.9
211.4
257.1
100.0
115.0
140.3
113.3
172.8
170.0
2018
2019
2020
2021
2022
2023

Prologis Indexed Total Stockholder Return: cumulative stockholder return from Dec. 31, 2018, to Dec. 31, 2023, assuming initial investment of $100 in PLD common stock at the closing price on Dec. 31, 2018, and reinvestment of dividends.

CEO Total Pay: indexed CEO total compensation (including POP and PPP awards for the applicable year). Initial compensation index starts at $100.[2]

(1)	See footnotes to pages 80 and 83 for detail about these calculations.

(2)

CEO Total Compensation for a performance year includes Core Compensation (base salary, bonus, annual LTI equity awards and equity paid in lieu of salary) plus PPP awards paid in the performance year and aggregate POP awards paid for any performance periods ending on the applicable performance year.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	64

COMPENSATION DISCUSSION AND ANALYSIS

2023 Core Compensation: Annual Bonus Opportunity

HOW IT WORKS

Bonus Calculation Process

Corporate Score Determination:

●	We determine a corporate score based on performance measured by operational metrics supporting our strategic priorities.

●	Metrics are divided into five categories and weighted according to their significance (see scorecard below).

●	Each metric is assessed based on company performance, which generates a score for each of the five bonus categories.

●	The category scores are multiplied by the weight assigned to the category and added together to determine the overall corporate score (which translates into a percentage of the target bonus pool).

●	The corporate score is set in a range between 50% and 200% of target (50% if threshold performance is achieved; 200% maximum if the stretch performance hurdle is achieved).

NEO Bonus Calculation:

●   The corporate score determines 80% of our NEOs’ bonuses, with the remaining 20% based on individual performance supporting company strategic priorities.

Key NEO Bonus Features:

●   All bonuses are 100% based on performance in support of our business plan.

●   There is no minimum guaranteed bonus.

●   Bonus payments are capped at 200% of target bonus.

●   Demonstrating their commitment to the company, all NEOs opted to receive their 2023 bonuses in long-term incentive plan (LTIP) units, which have a minimum two-year holding period.

2023 BONUS SCORECARD FOR CORPORATE SCORE

METRICS	CATEGORY WEIGHTING

Portfolio Operations ● Core FFO Per Share ● Same Store NOI Growth – Net Effective ● Data Quality	45%

Prologis Essentials ● Essentials Contribution	10%

Deployment and Development Stabilizations ● Development Stabilizations ● Development Stabilizations – Margin ● Build-to-Suit Volume	20%

Strategic Capital ● New Equity Commitments by Third Parties in Strategic Capital Vehicles	15%

METRICS	CATEGORY WEIGHTING

ESG Environmental ● Solar and Storage Megawatts Installed ● Percentage of LED Lighting Installed Across owned and managed Portfolio (by area) ● Percentage of New Developments Certified Sustainable (LEED or equivalent) Social ● Community Workforce Initiative Cost per Individual Placed ● Culture & Talent Composite Score ● IMPACT Volunteer Hours Governance ● Composite corporate governance score across three third-party assessments	10%

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	65

COMPENSATION DISCUSSION AND ANALYSIS

Bonus structure supports our top strategic priorities.

Our bonus metrics are set annually to reflect the company’s business imperatives for that performance year and tie to our three-year strategic plan.

We set targets to incentivize progress on our current financial and strategic priorities, which may change from year to year as goals are achieved and strategy evolves. For example, given the significance of our Strategic Capital business, we added a third-party equity raise metric measuring funds raised from outside investors in Strategic Capital vehicles to help drive its continued expansion. We also included a Data Quality metric in our Portfolio Operations category to continue to focus our team on data as a competitive advantage of our scale and benefit to our customers, which we view as key to continued technology driven innovation.

We set our bonus metrics to drive strong operational performance over the long term. Demonstrating the effectiveness of this approach, our performance over the last 10 years has resulted in 12% dividend CAGR, 17.8% net earnings per share CAGR(1) and 13.3% Core FFO per share CAGR.(1)

OUR BONUS TARGETS ARE RIGOROUS

2023 target Core FFO per share (excluding Promotes)(1) required 8.5% greater performance than Core FFO per share (excluding Promotes) achieved in 2022.

(1)

Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure. See footnote 3 on page 55 for further detail regarding our net earnings per share CAGR calculation.

Portfolio Operations metrics are the most heavily weighted.

Our 2023 bonuses were largely determined by our performance on operational metrics in the Portfolio Operations category (weighted at 55% of our total corporate score). These operational metrics for 2023 were (i) Core FFO per share, (ii) Same Store NOI Growth – Net Effective and (iii) Data Quality. We believe these metrics have considerable impact on our success and are important to our stockholders in assessing the health and performance of our business.

Our 2023 Core FFO per share target (excluding Strategic Capital Promotes) was set approximately 8.5% higher than our 2022 Core FFO per share performance (also adjusted to exclude Promotes).

Bonus metrics are set on a year-to-year basis.

Certain targets might not show a year-over-year increase because of the underlying nature of the metric. For instance, the metrics in the Deployment and Development Stabilizations category are a function of our development pipeline projections at the time bonus targets are set. Our target Development Stabilizations for 2023, which measures the value of stabilized properties, was $3.6B. We set this metric based on our then-current assessment of the properties that will be available to stabilize in the applicable year, which fluctuates. Likewise, our Development Stabilizations—Margin target for 2023 was set at 27%, which reflected our projected development pipeline for the coming year when bonus targets were set using our then-current estimates of labor, material and other costs. Therefore, although set at rigorous levels for the current year’s pipeline, Deployment and Development Stabilizations targets may not necessarily show an increase over the prior year’s performance.

In the same way that targets are set based on year-to-year projections, some metrics that appear in prior bonus scorecards might not appear in subsequent scorecards, given our then-current operational priorities and evaluation of the most pressing factors impacting our business. For example, when 2023 bonus metrics were set, we recognized that measuring our build to suit activity as a percentage of overall development (Build to Suit Percentage of Total Development Starts was included in our 2022 bonus scorecard) was not the most efficient way to drive build to suit volume because a reduction in non-build to suit development starts would improve this metric without increasing the overall number of build to suit projects. Accordingly, we replaced this metric with the overall Build-to-Suit Volume metric in the 2023 scorecard, which measures our overall volume of build to suit projects.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	66

COMPENSATION DISCUSSION AND ANALYSIS

In 2022, we ended below target on our Strategic Capital goal. Instead of lowering the target in this category, we increased our ambition by setting a 2023 equity raise goal that exceeded not only our 2022 actual performance, but also our 2022 stretch goal. Moreover, we increased the weighting of this category by 5% to emphasize its importance.

We include rigorous, quantifiable ESG goals in our bonus program to support the various components of our industry leading ESG program and provide a measure of accountability for our progress.

Environmental metrics—including solar, LED and certified sustainable development targets—advance our business by driving ancillary revenue streams while assisting our customers progress toward their own sustainability goals. Social metrics—including related to our Community Workforce Initiative and IMPACT Volunteer Hours— strengthens our relationships with the communities in which we do business. Tracking our Culture & Talent Composite Score keeps us focused on fostering an inclusive culture that we believe attracts and retains diverse talent to execute our business plan. For governance metrics, we use third-party assessments to measure our corporate governance performance, and we strive to have strong, independently verified governance practices in place that provide for responsible governance in furtherance of our stockholders’ best interests. As with other metrics in our bonus scorecard, ESG metrics are determined on a year-to-year basis, using available projections of the coming year at the time the metrics are set, and are based on our then-current portfolio of assets, which changes from year-to-year. For this reason, targets set for ESG metrics might not reflect an increase from prior years’ performance. Moreover, the methodologies used by the third-party governance assessments are subject to change at the discretion of the applicable third-party and are not controlled by Prologis, so governance score targets may not reflect an increase over prior years’ performance.

2023 bonus assessment results

Based on strong performance against the quantitative metrics of our bonus scorecard, the Committee concluded that our NEOs earned an above-target corporate score. Together with meaningful individual contributions in 2023, this resulted in NEOs earning bonuses of 127.5% of target.(1)

See the tables and discussion on the pages that follow for more detail about how our corporate score and bonus amounts were calculated.

(1)	Please refer to note 2 on page 72.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	67

COMPENSATION DISCUSSION AND ANALYSIS

CATEGORY-BY-CATEGORY METRIC RESULTS

PORTFOLIO OPERATIONS		WEIGHTED AT 45%		ABOVE TARGET OVERALL

Key Performance Metric	Metric Weighting	Threshold Performance 50% of Target Bonus	Target Performance 100% of Target Bonus	Stretch Performance 200% of Target Bonus	Scored 2023 Performance(4)

Core FFO Per Share (excluding Promotes)(1)	30%	$4.95	$5.00	$5.05	$5.10

Same Store NOI Growth – Net Effective(1)(2)	10%	6.75%	7.25%	7.75%	8.10%

Data Quality(3)	5%	100%	100%	100%	100%

Total Category Score				189% of target

(1)

Core FFO per share and Same Store NOI Growth – Net Effective are non-GAAP measures. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measures. Core FFO per share for the annual bonus scorecard is calculated net of Promote income. Core FFO per share calculated with Promotes is $5.61.

(2)	Same Store NOI Growth is based on our owned and managed portfolio.

(3)

This metric measures data accuracy and completeness as well as defect resolution. It included data on property characteristics, leasing and customer contacts, construction and facilities management. In 2023, the company made 5% of the bonus scorecard dependent upon 100% completion of our data initiatives. This was scored as an all-or-nothing metric.

(4)	For comparison, actual 2022 performance for metrics that were included in the 2022 bonus scorecard: Core FFO per share ($4.61); Same Store NOI Growth – Net Effective (7%).

PROLOGIS ESSENTIALS		WEIGHTED AT 10%		BELOW TARGET OVERALL

Key Performance Metric	Metric Weighting	Threshold Performance 50% of Target Bonus	Target Performance 100% of Target Bonus	Stretch Performance 200% of Target Bonus	Scored 2023 Performance(2)

Essentials Contribution(1)	10%	$100M	$120M	$140M	$97.2M

Total Category Score				Below threshold

(1)	Essentials Contribution includes the revenues less operating expenses and G&A of the Prologis Essentials business lines and includes the tax credits generated for potential use or sale.

(2)	For comparison, actual 2022 performance for metrics that were included in the 2022 bonus scorecard: Essentials Contribution ($68.8M).

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	68

COMPENSATION DISCUSSION AND ANALYSIS

 DEPLOYMENT AND

DEVELOPMENT STABILIZATIONS		WEIGHTED AT 20%		ABOVE TARGET OVERALL

Key Performance Metric	Metric Weighting	Threshold Performance 50% of Target Bonus	Target Performance 100% of Target Bonus	Stretch Performance 200% of Target Bonus	Scored 2023 Performance(2)(3)

Development Stabilizations	6.666%	$3.3B	$3.6B	$3.9B	$3.62B

Development Stabilizations - Margin	6.666%	23%	27%	31%	28.7%

Build-to-Suit Volume(1)	6.666%	$1.2B	$1.5B	$1.8B	$2B

Total Category Score				149% of target

(1)

“Build-to-Suit” refers to the process by which Prologis builds a customized facility to meet the specifications of a certain customer. This metric measures the aggregate dollar value of Prologis’ Total Expected Investment (TEI) in such projects.

(2)	For comparison, actual 2022 performance for metrics that were included in the 2022 bonus scorecard: Development Stabilizations ($3.62B); Development Stabilizations – Margin (48.7%).

(3)

Performance targets and scored 2023 performance for Deployment and Development Stabilizations metrics use a constant foreign currency rate and are calculated on an owned and managed ownership basis inclusive of our co-investments and joint ventures.

STRATEGIC CAPITAL		WEIGHTED AT 15%		BELOW TARGET OVERALL

Key Performance Metric	Metric Weighting	Threshold Performance 50% of Target Bonus	Target Performance 100% of Target Bonus	Stretch Performance 200% of Target Bonus	Scored 2023 Performance(2)

Third-Party Equity Raise(1)	15%	$2.1B	$2.6B	$3.1B	$1.6B

Total Category Score				Below threshold

(1)

Includes contracted equity commitments from third parties to Strategic Capital vehicles. Performance targets and scored 2023 performance for the Third-Party Equity Raise metric use a constant foreign currency rate.

(2)	For comparison, actual 2022 performance for metrics that were included in the 2022 bonus scorecard: Third-Party Equity Raise ($778M).

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	69

COMPENSATION DISCUSSION AND ANALYSIS

ESG		WEIGHTED AT 10%		ABOVE TARGET OVERALL

Key Performance Metric	Metric Weighting	Threshold Performance 50% of Target Bonus	Target Performance 100% of Target Bonus	Stretch Performance 200% of Target Bonus	Scored 2023 Performance(5)(6)
Environmental
Solar and Storage Megawatts (MW) Installed	2%	510MW	535MW	560MW	535MW(7)
% LED installed Across O&M Portfolio (by area)	1%	70%	75%	80%	74%
% of New Eligible Developments Certified Sustainable (LEED or equivalent)(1)	1%	90%	95%	100%	97%
Social
CWI Cost per Individual Placed(2)	1%	$5,900	$5,200	$4,500	$2,460
Culture & Talent Composite Score(3)	2%	90%	100%	110%	109%
IMPACT Volunteer Hours	1%	8,000	10,000	12,000	16,406
Governance(4)
Sustainalytics	.666%	38	45	52	43.5
MSCI	.666%	-5.5	-3.5	-1.5	-3.6
GRESB	.666%	22	25	28	28

Total Category Score				139.50% of target

(1)	Due to customer requirements and/or the limitations of certain co-development agreements, a small number of projects are ineligible to receive a sustainable certification.

(2)	Includes individuals placed into a role in the transportation, distribution and logistics industry.

(3)

Culture & Talent Composite Score is made up of three components: overall employee engagement survey score (1/3 weight); percentage of regrettable turnover (turnover defined as “regrettable” if we would choose to re-hire the individual) at or below 20% of all turnover (1/3 weight); and percentage of female hires globally and percentage of ethnically diverse hires in the U.S. (1/3 weight).

(4)

Composite of corporate governance scores from each of the three listed third-party ESG assessments. Note that methodologies underlying the governance assessments are subject to change at the decision of the applicable third party and are not controlled by Prologis.

(5)

For comparison, actual 2022 performance for metrics that were included in the 2022 bonus scorecard: Solar Megawatts (MW) Installed (379MW) (note that 2023 was the first year in which the company installed energy storage counting toward this goal); % LED installed Across O&M Portfolio (by area) (76%); % of New Eligible Developments Certified Sustainable (LEED or equivalent) (100%); Culture & Talent Composite Score (77.9%); IMPACT Volunteer Hours (10,882); Sustainalytics (43.7); MSCI (-3.2); GRESB (27.78).

As with other metrics in our bonus scorecard, ESG metrics are determined on a year-to-year basis using available projections of the coming year at the time the metrics are set and are based on our then-current portfolio of assets, which changes from year-to-year. Because of changes in the assets that comprise our portfolio, targets set for ESG metrics – such as % LED installed Across O&M Portfolio (by area) – might not reflect an increase from prior years’ performance. Moreover, the methodologies used by the third-party governance assessments are subject to change at the discretion of the applicable third-party and are not controlled by Prologis, so governance score targets may not reflect an increase over prior years’ performance.

(6)	The scored 2023 performance for ESG metrics were based on projections at the time of calculation.

(7)

This includes approximately 20 megawatts related to properties that have been disposed of after the time of installation or assets that have been decommissioned and an acquired battery energy storage system with approximately 10 megawatts of capacity.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	70

COMPENSATION DISCUSSION AND ANALYSIS

OVERALL CORPORATE SCORE	127.5% OF TARGET (1)	ABOVE TARGET OVERALL
Determination of our corporate score: The weightings of the scores for the four categories yielded an overall corporate score of 127.5% of target.

INDIVIDUAL PERFORMANCE	EACH AT 127.5% OF TARGET (1)	ABOVE TARGET OVERALL

The Committee’s assessment of Mr. Moghadam’s individual contributions: Under Mr. Moghadam’s leadership, the executive team led the company in another year of significant accomplishments. We closed the acquisition of a $3.1 billion real estate portfolio consisting of high-quality properties, which also brought 77 new customers and integrated the portfolio. Mr. Moghadam’s unrelenting focus on meeting our customers’ needs in all aspects of our business differentiates and positions us for strong long-term growth and continued market leadership. Under Mr. Moghadam’s guidance, Prologis’ annualized three- and 10-year TSR outperformed the Cohen & Steers REIT Index by 703 bps and 883 bps, respectively. Mr. Moghadam played a key role in the continued execution of our succession strategy, with the announcements of the retirements of Mr. Anderson and Eugene Reilly, our former chief investment officer, as well as the elevation of Messrs. Ghazal and Andrus. Mr. Moghadam also continued to leverage our unique vantage point in the heart of global logistics by bringing industry innovators from around the world together at our third annual GROUNDBREAKERS thought leadership forum.

The Committee’s assessment of other NEO contributions:

●

Portfolio Operations: Our NEO team delivered Core FFO(2) of $5.10 per share (excluding Strategic Capital Promotes), representing 10.6% year-over-year growth. Mr. Letter delivered exceptional operating results, with Same Store NOI Growth(2) significantly exceeding its rigorous target and led our $3.1 billion real estate portfolio acquisition in 2023. We also achieved our Data Quality goal, which we view as critical to our future growth and competitive advantage, because of a significant organization-wide focus and effort spearheaded by our NEO team.

●

Prologis Essentials: Essentials Contribution was below target due to variances in energy costs and lower sales. Seeing this business not gain its expected traction, we made fundamental changes in the organization of our Prologis Essentials business in the second half of 2023, which led to sales growth of more than 65% over the first half of 2023.

●

Deployment and Development Stabilizations: We faced a difficult capital environment in 2023 with rising interest rates weighing on both valuations and customers’ willingness to make long-term decisions. Nevertheless, the profitability of our overall development program continued to be excellent in 2023. Mr. Letter oversaw the stabilization of over $3.6 billion of developments with margins that were ahead of target. We also exceeded our built-to-suit volume goal by starting more than $2 billion of new projects.

●

Strategic Capital: The overall macro environment made fundraising in 2023 extremely difficult as uncertainty around valuations caused investors to pause new capital investments. Our teams raised $1.6 billion across all vehicles, which was more than double the amount raised in 2022. Moreover, the $675 million Prologis received in Promote fees from vehicles in 2023, an all-time company record for annual Promote revenue, showed the durability of this revenue stream, even in an uncertain economy.

●

ESG: Messrs. Nekritz and Anderson continued to elevate our ESG leadership, with our ESG results reflecting the priority, resources and talent we have dedicated to this important area. We believe our ESG commitment creates value (for example through our Prologis Essentials energy solutions), maintains our reputation in the logistics real estate industry and strengthens relationships with customers by helping them reduce operating costs while also making progress toward their own sustainability goals. We continued to deliver strong sustainability results: We ended the year at target on our installed solar capacity, just slightly below target on our LED lighting goal and above plan on our LEED certification goal.

(1)	Please refer to note 2 on page 72.

(2)

Core FFO per share and same store NOI (SSNOI) are non-GAAP measures. See Appendix A for definitions and discussions of non-GAAP measurements and reconciliations to the most directly comparable GAAP measures.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	71

COMPENSATION DISCUSSION AND ANALYSIS

In our CWI program, we were able to reduce the cost per individual trained to be well ahead of our goal and made a significant impact in our communities in 2023 with 15,750 employee volunteer hours. We also exceeded our regrettable turnover goal, with only 1% of all turnover being regrettable. These efforts help build and maintain a culture that attracts and retains the best talent.

●

Balance sheet considerations: Our balance sheet and credit metrics remain very strong with one of the top balance sheets in our industry. We have significant liquidity as well as debt capacity to self-fund our growth for the foreseeable future. Under Mr. Arndt’s leadership, we maintained our “A3” rating from Moody’s and our “A” rating from S&P.(3) In 2023, Mr. Arndt and his team completed over $12.3 billion in debt transactions, with a weighted average rate of 4.5% and a weighted average term of 9.6 years.

●

Investor Forum: In December, Mr. Letter and Mr. Arndt led an investor outreach forum for our stockholders, analysts and other stakeholders at the New York Stock Exchange. Members of our executive team and other senior leaders provided an in-depth view of the company’s market position and growth opportunities, resulting in exceptional feedback from attendees. We believe delivering a successful Investor Forum enhanced our standing with many of our most important stakeholders and helped the company to further distinguish itself from its competitors. The Investor Forum was another example of our focus on strong communications with stockholders.

(3)	A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

2023 ANNUAL BONUS PAYMENTS

At our NEOs’ election, all bonuses were settled in equity with a two-year holding period and not paid in cash, resulting in further alignment with stockholder interests.

NEO	2023 Target Bonus Value(1)	% of Target(2)	Amount Paid

Hamid Moghadam	$1,500,000	127.50%	$1,912,500

Timothy Arndt	$720,000	127.50%	$918,000

Gary Anderson	$877,500	100%	$877,500

Daniel Letter	$780,000	127.50%	$994,500

Edward Nekritz	$845,000	127.50%	$1,077,400

(1)	Target bonus levels are based on salary for the year, or in the case of Mr. Moghadam, based on $1,000,000.

(2)

Our corporate score equals 127.50% of target. Generally, the Committee determines individual scores based on assessments of individual contributions to our business plan in each of the three categories described above. Individual scores for Messrs. Moghadam, Arndt, Letter and Nekritz are each 127.5% of target. See Essentials bonus scorecard for factors that impacted Mr. Anderson’s bonus determination (100% of target). Corporate scores are weighted 80%, and individual scores are weighted 20% for all NEOs. Percentages are rounded.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	72

COMPENSATION DISCUSSION AND ANALYSIS

2023 Core Compensation: Annual LTI Equity Awards

Beginning with performance-based LTI equity awards granted in 2024 for the forward-looking 2024-2026 performance period, annual LTI equity awards will be granted to executives only under our new simplified LTI equity program. Please see pages 46-48 for more detail on our go-forward LTI equity program.

The following pages describe LTI equity awards paid in 2024 for the backward-looking 2021-2023 performance period (the “2023 LTI Equity Awards”) using our prior LTI equity award program construct.

HOW IT WORKS

2023 LTI Equity Awards (granted to executives under prior program before new LTI equity program commenced in 2024) – No future awards will be made to NEOs under this plan.

Prologis TSR versus Benchmark Index:

2023 LTI Equity Awards were tied directly to our three-year annualized TSR performance against a weighted benchmark index of the Cohen & Steers REIT Index and logistics REITS.

No guaranteed payout: There is no guaranteed payment under our annual LTI equity award program.

Four-year vesting period: The four-year vesting period on LTI equity awards aligns recipient and stockholder interests and helps us retain talent.

Formulaic approach: For 2023 LTI Equity Awards, annual LTI award amounts were determined using the linear payout scale set forth below (with interpolation between levels).(1)

ANNUAL LTI EQUITY AWARD FORMULA FOR 2023 Based on our three-year annualized TSR versus the benchmark index LTI Benchmark Index for 2023 LTI Equity Awards:	LTI Payout Scale(1): Prologis Three-Year Annualized TSR Basis Points Above/Below Weighted Index TSR	Scale for 2023 LTI Equity Awards (paid in 2024 for 2021-2023 performance period)(2)
	> 500 bps and above	150%
	+400 bps	140%
	+300 bps	130%
	+200 bps	120%
	+100 bps	110%
	0	100%
	-100 bps	90%
	-200 bps	80%
	-300 bps	70%
	-400 bps	60%
	-500 bps	Up to 50%
	< -500 bps	Up to 50%

(1)	See note 2 to page 75 regarding LTI equity awards to Mr. Letter and Mr. Arndt in 2023.

(2)	Total annual LTI equity award as % of target value.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	73

COMPENSATION DISCUSSION AND ANALYSIS

LTI benchmark index for 2023 LTI Equity Awards: For the 2021-2023 performance period, we used an LTI equity award benchmark index that was made up of 50% of the TSR of the Cohen & Steers REIT Index and 50% of the TSR of certain logistics REITs, which included 40% domestic (U.S.) logistics REITs and 10% global logistics REITs.

(1)	For awards granted in 2024.

(2)

Three-year annualized weighted TSR index of U.S. and global logistics and large cap REITs. The weighted annualized three-year TSR for the Cohen & Steers Realty Majors Portfolio Index (RMP) (the Cohen & Steers REIT Index) and the global and U.S. logistics REIT comparison groups were 5.9%, 4.3% and 10.1%, respectively.

(3)

We acquired Duke Realty Corporation in 2022. Duke Realty Corporation was included for performance calculations through May 9, 2022, the trading day prior to the date on which Prologis made public its desire to acquire Duke Realty Corporation.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	74

COMPENSATION DISCUSSION AND ANALYSIS

2023 LTI EQUITY AWARD PAYOUTS (GRANTED IN 2024 UNDER PRIOR LTI EQUITY PROGRAM)(1)

	2023 Actual Award Value

NEO	2023 Target Award Value	2023 LTI Equity Award % of Target	2023 LTI Equity Award Value	Additional LTI Equity(2)

Hamid Moghadam	$8,250,000	150%	$12,375,000	—

Timothy Arndt	$1,750,000	150%	$2,625,000	$1,500,000

Gary Anderson(3)	$2,300,000	100%	$2,300,000	—

Daniel Letter	$2,250,000	150%	$3,375,000	$1,000,000

Edward Nekritz	$2,100,000	150%	$3,150,000	—

(1)	The Compensation Committee considers LTI equity awards granted in 2024 to be part of compensation for 2023. These awards will be reported in our Summary Compensation Table for the year 2024.

(2)

Based on its most recently completed competitive analysis, the Compensation Committee determined the 2023 Core Compensation targets for Mr. Letter and Mr. Arndt were materially below the 25th percentile of the compensation of analogous executives in our Peer Group. Accordingly, to bring Mr. Letter’s and Mr. Arndt’s 2023 Core Compensation closer to a reasonable band around the median of Peer Group pay to analogous executives, the Compensation Committee determined it was appropriate to award additional LTI equity grants to Messrs. Letter and Arndt to supplement the awards paid at 150% of target award value calculated using the LTI equity payout formula.

(3)	In 2023, Mr. Anderson, our former chief operating officer, became a senior advisor to the company.

Prior year: 2022 LTI Equity Awards (granted in 2023 under prior LTI equity program)

Although the Summary Compensation Table presentation requires disclosure of LTI equity awards granted in 2023 to be included in aggregate compensation for 2023, the Committee considers these awards to be compensation for 2022. As such, LTI equity awards granted in 2023 are part of the Committee’s assessment of compensation for 2022, not 2023.

2020-2022 company performance resulted in 593 bps outperformance relative to the index of the logistics REIT comparison groups and the Cohen & Steers REIT Index. In accordance with our then-in-place equity formula, LTI equity awards paid in 2023 for the backward looking 2020-2022 performance period (the “2022 LTI Equity Awards”) were paid to all NEOs at 150% of target. See our 2023 annual Proxy Statement for further detail.

Please refer to the Summary Compensation Table included in this Proxy Statement for the values of the 2022 LTI Equity Awards.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	75

COMPENSATION DISCUSSION AND ANALYSIS

2023 Outperformance Compensation: PPP

PPP incentivizes Strategic Capital outperformance, a key driver of our competitive advantage: Strategic Capital is a high-margin business we use to accelerate our growth responsibly. The assets held in our Strategic Capital business yield higher returns than the assets we own directly because Strategic Capital generates additional income from management fees as well as “Promote” incentive fees when applicable vehicles perform exceptionally well.

PPP is a critical recruitment tool: We need a compensation component tied specifically to our Strategic Capital business to attract the best talent from the finance industry, private real estate companies and other similar business sectors. PPP resembles the profit-sharing structures typically seen in private equity firms, which aligns our compensation with the expectations of the talent we recruit to Strategic Capital from the private equity industry.

PPP also enables our succession planning strategy: PPP helps us attract a deep bench of top talent with the requisite skills to operate our Strategic Capital business. PPP pay opportunities help us retain such management talent and gives us time to develop such individuals into future executive officers and other top company leaders.

Our CEO’s allocation of PPP awards reflects his role as the architect and leader of our Strategic Capital vehicles: Mr. Moghadam was pivotal in the genesis and success of our Strategic Capital business. He helped build many of the key relationships that now underpin our vehicles. Furthermore, Strategic Capital partners specifically requested that senior management be directly incentivized to achieve significant returns for the vehicles in which they invest. Mr. Moghadam’s allocation of 15% of PPP award pools reflects his contributions to building our Strategic Capital business of eight private vehicles and two publicly traded companies, while reserving a significant portion of the pool for non-NEO talent.

HOW IT WORKS

Strenuous hurdles: Promote hurdles are established with our Strategic Capital investors, who provide third-party validation of the rigor of these hurdles with an interest in setting high thresholds to drive superior returns.

Promote structure: Promotes are earned by Prologis when IRRs exceed the applicable hurdle, often requiring an IRR in excess of a 7-9% annualized return. If a hurdle is met, Prologis is paid a Promote, which is typically 10-20% of returns above the hurdle. PPP awards are paid out of this Promote amount.

Performance and vesting periods: Performance periods are typically no less than three years, and vesting is four years on the equity portion.

Cap: Aggregate PPP awards paid to any individual in any calendar year are capped at the person’s total Core Compensation amount paid in the two most recent years.

Stockholder alignment: All PPP awards granted to NEOs in 2023 were paid 100% in equity.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	76

COMPENSATION DISCUSSION AND ANALYSIS

HOW IT WORKS

Strategic capital structure: The connection between Promotes and PPP awards

●

A portion of every Promote is used to pay awards: PPP awards are a function of Promotes paid to Prologis by our Strategic Capital investors. When certain fund rates of return exceed pre-set hurdles, which are established up-front with our Strategic Capital investors, Prologis earns a Promote. Part of that Promote is used to fund PPP awards.

●

Each PPP pool is reduced by Prologis’s ownership percentage: When calculating a PPP award pool, we reduce each PPP pool by the percentage Prologis own in the applicable venture. Prologis has significant ownership interests in our ventures, typically ranging from 15% to 55%. For example, if we own 30% of a given venture, we reduce the associated PPP pool by 30% before calculating PPP awards. After subtracting our percentage interest in this manner, 40% of the remaining pool is distributed as PPP awards (or, 25% of the remaining pool beginning in 2024).

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	77

COMPENSATION DISCUSSION AND ANALYSIS

HOW IT WORKS continued

2023 PPP awards were driven by a significant Promote from Prologis Targeted U.S. Logistics Fund (USLF)

The USLF Promote that funded PPP awards required the achievement of a rigorous performance hurdle:

●   Formulaic hurdle: USLF was required to achieve IRR hurdles in several unit classes, which required an internal rate of return between 7% to 9%, depending on the class.

–  USLF hurdle required significant value creation: To earn the USLF Promote, we were required to generate significant growth. USLF’s net asset value (NAV) had to grow by at least $1.7 billion to achieve the minimum performance required by the hurdle. USLF’s NAV grew by $10.8 billion over the three-year performance period, 635% more than what was required to achieve the minimum hurdle.

●   Three-year performance period: The performance hurdle was measured over a three-year period commencing in the third quarter of 2020.

●   Third-party rigor: The USLF hurdle was established in advance with USLF’s third-party investors, who have a keen interest in setting a high-reach target.

USLF is our flagship Strategic Capital vehicle:

●   USLF alone is larger than any public domestic logistics REIT: USLF is our largest Strategic Capital vehicle. With over $23 billion AUM at the end of 2023, it is larger than any other publicly traded U.S. logistics REIT.

●   USLF owns 751 facilities in the United States, comprising 126 million square feet.

●   USLF is a perpetual, open-ended vehicle, meaning there is no cap on the amount of new investment capital it can bring in and no set date on which capital must be returned to investors. Therefore, Promote earning opportunities and other value creation accrue from an uncapped pool of investments over successive performance periods.

●   Facilities owned by USLF are leased to 68% of our top 25 customers.

USLF generated significant returns for Prologis over the three-year performance period:

Prologis earned $641 million in Promotes from USLF.

Prologis also earned $391 million in management and other fees from USLF.

The value of Prologis’ ownership share in USLF increased by $2.1 billion representing a 58% increase.

Prologis received $228 million for contributing newly developed properties to USLF—capital that we can recycle to build additional facilities.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	78

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Rationale: Strategic Capital Creates Long-Term Value. PPP Should Be Analyzed Over the Long-Term.

PPP awards are highly variable: PPP awards are paid only when Strategic Capital outperformance results in Promotes paid to the company. As a result, PPP award timing and amounts are highly variable depending on Promote calculation timing and the size of the applicable vehicle. The value of Promotes earned by Prologis in any given year, and thus the amount of PPP awards, depends on the availability of Promote earning opportunities and the cadence of performance periods across our Strategic Capital vehicles (as well as whether we achieve the performance hurdle).

Averaging PPP awards over a trailing three-year period accounts for this variability and provides a long-term view of the actual size of PPP and the value Promotes bring to our stockholders over time. The chart below also illustrates the growth in our Strategic Capital AUM, a testament to how PPP has successfully underpinned the growth of our Strategic Capital business over time.

The Committee’s view on future Promote potential: Promote revenue (and associated PPP awards) was substantial in 2023 given that our largest Strategic Capital vehicle, USLF, had a Promote earning opportunity in 2023.

However, the Committee anticipates a decline in Promote earnings (and PPP awards) in 2024 and over the following several years. There are no major Promote calculation opportunities scheduled in 2024. Also, a number of vehicles have high-water marks built into their Promote hurdles, which require higher levels of outperformance than previously achieved to earn additional Promotes. The Committee expects it will be challenging for certain Strategic Capital vehicles, particularly those that have significantly outperformed in recent years, to achieve Promote return hurdles beyond applicable high-water marks within the next performance period.

The company has taken action to reduce the size and variability of future Promote earning opportunities:

First and foremost, the Compensation Committee reduced the potential pool from which PPP awards are paid from 40% of Promotes to 25% of Promotes, beginning with pools generated from Promotes earned in 2024. We expect this action to significantly reduce the overall size of PPP awards going forward.

We also restructured Promotes for USLF and two other open-ended vehicles(1)—Prologis European Logistics Fund and Prologis China Core Logistics Fund—to adopt investor level Promotes rather than vehicle level Promotes. This means that for all new third-party investments in these vehicles made after specified times, the Promote measurement period will commence on the date on which the new investment in the vehicle is made. In the past, all investments in the vehicle were tied to the same Promote measurement periods. Going forward, new investments in these ventures will have their own Promote measurement periods. The Committee expects this will result in less variability in Promotes (to the extent the company earns them going forward), which will in the long-term reduce dramatic variability in PPP awards.

(1)

Our largest vehicles are open-ended, meaning they accept an uncapped flow of new investment capital. These vehicles therefore have the potential to create significant long-term value for our stockholders in the form of substantial Promotes from an open-ended pool.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	79

COMPENSATION DISCUSSION AND ANALYSIS

2023 CEO PPP Compensation

$3.1 billion in value created when PPP compensation was paid.

Detail on 2023 Promote/PPP performance hurdle

For additional detail regarding the 2023 Promote from Prologis Targeted U.S. Logistics Fund (USLF) that gave rise to PPP awards in 2023, including the performance hurdle required to earn the Promote, please refer to page 78.

CEO PPP AWARDS WERE ONLY 1% OF THE TOTAL VALUE CREATED WHEN WE ACHIEVED PPP HURDLES(1)

(1)

The “total value created when we achieved PPP hurdles” is calculated by determining our ownership share of the growth in net asset value (adjusting for dividends) of the applicable vehicles during the incentive period, gross of any Promote accrual for the applicable vehicles, adding in management fees paid by such vehicles to Prologis during the same period. The “total value created when we achieved the PPP hurdles” excludes equity transactions that, while impacting net asset value, did not create value for the vehicle, such as capital contributions, returns of capital, etc. It also excludes Prologis’ ownership share of management fees paid to Prologis by the vehicles. In 2023, we also earned PPP awards in relation to our development vehicles. Value created with respect to the development vehicles was calculated as the stabilized values of all properties subject to a development Promote less construction costs. The Promotes relevant to this calculation were the Promotes related to the PPP awards paid in 2023. This graphic is for illustrative purposes and is not spatially proportionate.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	80

COMPENSATION DISCUSSION AND ANALYSIS

2023 Outperformance Compensation: POP

Beginning with the 2024 performance year, no new POP awards will be granted to our executive officers. Refer to pages 46-48 for additional detail.

The pages that follow describe POP in relation to awards granted to our executive officers for performance year 2023 and earlier.

HOW IT WORKS

Prologis Outperformance Plan (POP)

100% formulaic POP hurdle: The POP

award pool funds only if our three-year compound annualized TSR exceeds the applicable measurement index by 100 bps.

●   POP awards did not fund for the first two performance cycles (2012-2014 and 2013-2015) because hurdles were not met.

●   The MSCI REIT Index is a performance benchmark that includes 128 REITs representing approximately 99% of the U.S. REIT universe. It is important to our stockholders to evaluate our performance against the REIT industry at-large because real estate is the core of our business.

Absolute maximum pool cap: The total pool is up to 3% of value created for stockholders above the hurdle. The aggregate pool for each of the roughly 100 POP participants is subject to an absolute maximum cap of $100 million.

●   The compensation pool for the 2021-2023 performance period was only 0.7% of the value created above the POP measurement index due to the absolute cap.

HOW THE POP PERFORMANCE HURDLE WORKS

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COMPENSATION DISCUSSION AND ANALYSIS

HOW IT WORKS continued

POP award vesting conditions

Requires extended vesting and lock up:

20% of the award is paid at the end of the three-year performance period, subject to a three-year lock up holding period. The remaining 80% of the award is subject to additional seven-year cliff vesting.

Builds alignment with stockholder interests: All POP Awards, if funded, are paid 100% in equity.

Incentivizes management beyond NEOs: Most of the POP compensation pool is awarded to non-NEOs, meaning the retention benefits of POP extend well beyond NEOs.

HOW POP IS STRUCTURED

No POP payment when absolute three-year TSR is negative: POP awards cannot be paid when our absolute three-year TSR is negative. If a pool funds because our relative three-year TSR exceeds the POP performance hurdle, but our absolute three-year TSR is negative, then the awards will not be paid unless and until absolute three-year TSR becomes positive. The award will expire seven years after the end of the performance period if the absolute TSR requirement is not met.

POP program enhancements based on stockholder feedback: In response to past stockholder feedback, we:

●

Adopted an absolute maximum cap: We implemented a limit on the potential size of the POP award pool by applying an absolute maximum cap of $100M on the total aggregate POP pool for all participants starting with the 2018-2020 performance period.

●	Adopted extended vesting: We adopted seven-year cliff vesting on the bulk (80%) of earned POP awards.

Although the new vesting construct was effective for performance periods starting in 2018, our then-in-office NEOs demonstrated deep commitment to the company by voluntarily electing to apply this vesting construct retroactively to their awards earned for the 2016-2018 and 2017-2019 performance periods. The NEOs did not receive any benefit in exchange for their election.

Stockholders received 99.3% of the $13.4B in value created above the POP measurement hurdle for the 2021-2023 performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 CEO POP Compensation

$13.4 billion in value created for stockholders when POP compensation was awarded.

By exceeding the MSCI REIT Index three-year compound annualized TSR for the 2021-2023 performance period by more than 100 bps, we created $13.4 billion of value for our stockholders above the measurement index. Out of that amount, our CEO earned a $15 million POP award, which was only 0.11% of the $13.4 billion in outperformance value generated for our stockholders.

CEO POP AWARD(1) WAS ONLY 0.11% OF THE TOTAL VALUE GENERATED FOR STOCKHOLDERS(2)

(1)

CEO POP award for the 2021-2023 performance period. For a discussion about this award, please see “POP” in the narrative discussion following “Grants of Plan-Based Awards in Fiscal Year 2023.” This graphic is for illustrative purposes and is not spatially proportionate.

(2)

We calculate our outperformance by comparing the aggregate dollar value of our actual TSR versus the aggregate value of our TSR had it tracked the TSR of the MSCI US REIT Index (the MSCI REIT Index) over the same period. The aggregate dollar value of our TSR is generally the sum of (i) the increase in value of existing and newly issued shares plus (ii) cumulative dividends including reinvestment. Please see pages 81 and 82 for further detail regarding the outperformance calculation. The dollar value of Prologis’ aggregate TSR over 2021-2023 was $33.4 billion versus $20.0 billion had our stock performance matched the performance of the POP hurdle.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Elements and Considerations

Long-Term Incentive Plan (LTIP) Units

LTIP Units are profits interests in Prologis, L.P., our operating partnership. Certain executives, including NEOs, may elect to receive LTIP Units in lieu of restricted stock units (RSUs). Our NEOs elected to receive all their equity awards granted in 2023 in LTIP Units, further aligning NEO and stockholder interests.

LTIP Units were structured to be generally economically equivalent to RSUs and generally have the same vesting terms as RSUs. All LTIP Units have a two-year mandatory holding period from the date of issuance, in addition to any applicable vesting periods.

NEO waivers of retirement eligibility benefits

Mr. Moghadam voluntarily waived any equity award vesting benefits related to meeting retirement-eligibility thresholds under our incentive plan. Vesting of such awards will continue after he terminates employment as long as he continues in a substantial role with the company or its affiliates or if he performs approved community work after termination. Our other NEOs executed a similar waiver applicable to equity awards granted: after September 2018 for Messrs. Anderson and Nekritz, after April 2022 for Mr. Arndt or after January 2023 for Mr. Letter.

Had the NEOs not waived such provisions, they would be entitled to certain benefits, such as the acceleration of vesting of their equity awards upon termination of employment after they meet the retirement-eligibility thresholds under our compensation plans.

STRONG COMPENSATION GOVERNANCE

What We Do	What We Don’t Do

  100% of CEO pay is at-risk and not guaranteed

  Robust stock ownership requirements:

● CEO: $10 million

● Other NEOs: 3x salary

● Other senior officers: 1x salary
  (approximately 120 individuals)

● Directors: 5x annual cash retainer

  Supplemental clawback policy for current and former executive officers that goes beyond minimum requirements of SEC and NYSE rules

  Double-trigger change-in-control provisions

  Annual compensation risk-related review

  Market-leading vesting requirements

  All long-term incentives are denominated and settled in equity

  No guaranteed salary/bonus increases

  No employment agreements for NEOs guaranteeing compensation

  No excise tax gross ups

  No hedging or pledging of our common stock

  No repricing or buyouts of stock options without stockholder approval

  No excessive perquisites

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COMPENSATION DISCUSSION AND ANALYSIS

Senior-level benefits

In addition to benefits provided to all other U.S. employees – such as our 401(k) plan, health care and welfare coverage, paid time off, life and accident insurance and short and long-term disability programs – we offer our NEOs the following senior-level benefits:

●	Deferred compensation plans.

●

Retiree medical benefits: Upon retirement and having served as a member of the management executive committee (our CEO and certain direct reports) for five consecutive years, executives may continue health coverage under our plans at their own expense until age 65.

●	Personal use of corporate aircraft if the company is reimbursed.

Previously, the company paid for financial planning services and parking for all NEOs. We eliminated both benefits beginning in 2021, further reducing already minimal NEO perquisites.

Risk mitigation

Annual risk assessments of our compensation program: The Committee monitors the risk profile with respect to compensation policies and practices. No material risks were found.

Quarterly reports to Board on company performance against business plan and strategic objectives: The Board provides oversight to ensure our compensation structure does not drive the company to take excessive operational risks.

Internal management controls: Controls and procedures ensure operations are completed in line with governance standards to ensure that excessive risks are not taken, including a series of checks and balances with respect to the commitment of capital.

Real estate risk management: Real estate risk management processes monitor key risks associated with our real estate assets, such as levels of occupancy, non-income-producing assets, leverage, foreign currency exposure and other factors.

Incentive Compensation Recovery Policy and other clawback policies: The recovery policy, which complies with applicable securities laws and NYSE listing standards that went into effect in 2023, is administered by our Compensation Committee; our other policies serve as supplemental mechanisms to claw back compensation in the event of a financial restatement or acts of wrongdoing by executive officers or other employees.

Stock ownership guidelines: These guidelines align management interests with stockholders.

Change-in-control benefits

Our NEOs’ benefits include competitive severance in connection with a change in control to serve the best interests of stockholders during a threatened or actual change in control by:

●	Providing for continuity of our management team’s services.

●	Increasing objectivity of our management team in analyzing a proposed change in control and advising the Board if such proposal is in the best interests of stockholders.

Such benefits apply on a double-trigger basis (change in control has occurred, and the NEO’s employment status is impacted) and consist of:

●	Cash severance payments that are a multiple of salary and/or cash bonus opportunity levels (generally, two times salary and bonus for NEOs).(1)

●	Accelerated vesting of unvested equity awards, available through change-in-control agreements or long-term equity incentive plans.

(1)

In 2019, the Committee amended and restated our CEO’s change-in-control agreement to reflect our CEO’s salary decrease to $1, such that change-in-control benefits would continue to apply on a double-trigger basis and are intended to approximate the same benefits in the original agreement.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock ownership guidelines

All NEOs and directors are in compliance. The guidelines require stock ownership of at least $10 million for our CEO or a multiple of annual base salary for other officers (three times base salary for other NEOs; one time base salary for senior vice presidents, managing directors and regional presidents). The guidelines require share ownership for our directors of five times the annual Board retainer.

Stock eligible under the guidelines includes common stock, vested, unvested (provided that any unvested equity awards counted must be full value awards subject only to time-based vesting and must in no way be contingent upon the achievement of any performance requirement) and deferred equity awards (except stock options), associated dividend equivalents, earned LTIP Units and partnership units exchangeable into our common stock. The guidelines require retention of 50% of net shares received under our equity plans upon certain events until ownership thresholds are met.

Hedging and pledging policies

All hedging and pledging of common stock are prohibited: Our insider trading policy prohibits all NEOs, employees and directors from hedging or pledging shares of our common stock. All our NEOs and directors are currently in compliance with this prohibition.

Incentive compensation clawback policies

Incentive Compensation Recovery Policy (“Recovery Policy”)

The Compensation Committee has adopted, and will continue to administer and enforce, the Recovery Policy in compliance with Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act, and the applicable NYSE listing standard.

The policy requires recovery of incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the date it is determined that an accounting restatement is required. As defined in the Recovery Policy, (a) “incentive-based compensation” is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure; (b) “financial reporting measures” are measures determined and presented in accordance with the accounting principles used in preparing the company’s financial statements, and measures derived wholly or in part from such measures, including stock price and TSR; and (c) “accounting restatement” means an accounting restatement of the company’s financial statements due to the company’s material noncompliance with any financial reporting requirement under the securities laws, including a restatement required to correct a material error in previously issued financial statements, or a correction of an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

A copy of the Recovery Policy has been filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Other Clawback Policies

In addition to the Recovery Policy, which controls to the extent there are any conflicting terms between the Recovery Policy and the policies described below, the company has implemented the following:

The Board has adopted a recoupment policy in the Governance Guidelines, which provides that in the event of a substantial restatement of our previously issued financial statements, a review will be undertaken by the Board of performance-based compensation awarded to certain officers that was attributable to our financial performance during the time periods restated. If the Board determines that an officer was improperly compensated and that it is in our best interests to recover or cancel such compensation, the Board will pursue all reasonable legal remedies to recover or cancel such performance-based compensation. The policy further provides that if the Board learns of any misconduct by certain

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COMPENSATION DISCUSSION AND ANALYSIS

officers that caused the restatement, the Board shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer. Such punishment by the Board could include dismissal, legal action for breach of fiduciary duty or such other action to enforce the officer’s obligations to us as may fit the facts surrounding the particular case. In determining the appropriate punishment, the Board may take into account punishments imposed by third parties. The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such third parties.

In addition, if the Compensation Committee determines that a present or former employee has used for profit or disclosed to unauthorized persons confidential information or trade secrets of ours or any of our affiliates, breached any contract with or violated any fiduciary obligation to us or any of our affiliates, or engaged in any conduct that the Compensation Committee determines is injurious to us or any of our affiliates, the Compensation Committee may cause that employee to forfeit his or her outstanding awards under the 2020 Long-Term Incentive Plan (“2020 LTIP”). In addition, in exercise of its powers and authorities under the 2020 LTIP, it is the Committee’s policy to determine that a participant is in good standing in the course of administering the 2020 LTIP. If a participant is not in good standing, the Committee (or its delegate) may cause the participant’s awards, whether vested or unvested, to be forfeited.

Equity grant policy and program administration

Awards are administered by our human resources and stock plan administration departments. Grants are made generally in the first quarter of the year, after promotion, at the time of new hire or in accordance with PPP. Equity grant dates are not scheduled based on the timing of the release of material non-public information.

We discontinued the issuance of stock option awards after February 2011.

Impact of accounting and tax treatment

To the extent reasonable and allowable, executive compensation will be deductible by the company for federal income tax purposes. However, the Committee may design compensation program components that are not deductible. In addition, in December 2020, the Internal Revenue Service released final regulations under 162(m), which may limit the future deductibility of certain executive compensation amounts. Because we intend to qualify as a REIT under the Internal Revenue Code, we generally distribute 100% of our net taxable income each year, and as a result do not pay U.S. federal income tax. As such, we do not expect the possible loss of executive compensation deductions to have a material impact on us. We intend that executive compensation comply with 409A of the Internal Revenue Code, which may impose additional taxes on our NEOs for Section 409A. In addition, we expense base salaries and annual bonuses awarded in the year they are earned. In accordance with ASC Topic 718, we expense the value of equity awards granted over the vesting period of such grants.

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COMPENSATION DISCUSSION AND ANALYSIS

Talent and Compensation Committee Report

We, the members of the Talent and Compensation Committee, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the company and, based on such review and discussion, have recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference of this Proxy Statement, the company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Talent and Compensation Committee:

George L. Fotiades (Chair)

David P. O’Connor

Olivier Piani

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SUMMARY COMPENSATION TABLE

Summary Compensation Table for Fiscal Year 2023*

Name and Principal Position (a)	Year (b)	Salary(1)(2) ($) (c)	Bonus(1)(3)(4) ($) (d)	Stock Awards(4)(5)(6)(7) ($) (e)	Non-Equity Incentive Plan Compensation(7) ($) (g)	All Other Compensation(8) ($) (i)	Total ($) (j)

Hamid Moghadam	2023	$1	$1,912,500	$48,967,096	—	$12,000	$50,891,597

Chief Executive Officer	2022	$1	$1,822,500	$46,317,755	—	$12,500	$48,152,756

	2021	$1	$2,625,000	$22,263,989	—	$12,500	$24,901,490

Timothy Arndt	2023	$691,732	$918,000	$9,041,068	—	$16,765	$10,667,565

Chief Financial Officer	2022	$489,423	$636,500	$4,230,557	$1,755,311	$13,500	$7,125,291

	2021	—	—	—	—	—	—

Daniel Letter	2023	$687,693	$994,500	$11,070,243	—	$23,750	$12,776,186

President	2022	—	—	—	—	—	$—

	2021	—	—	—	—	—	$—

Gary Anderson	2023	$650,000	$877,500	$13,443,881	—	$27,500	$14,998,881

Chief Operating Officer	2022	$650,000	$1,066,200	$11,128,311	$3,152,401	$26,000	$16,022,912

	2021	$648,269	$1,535,625	$6,397,331	$608,204	$25,500	$9,214,929

Edward Nekritz	2023	$650,000	$1,077,400	$11,796,718	—	$27,500	$13,551,618

Chief Legal Officer and	2022	$650,000	$1,026,700	$10,397,896	$2,920,607	$26,000	$15,021,203

General Counsel	2021	$648,269	$1,478,750	$6,097,318	$608,204	$25,500	$8,858,041

*	Columns (f) and (h) have been omitted from this table because they are not applicable.

(1)

No salary or bonus amounts were deferred under our nonqualified deferred compensation (“NQDC”) plans in any year for Mr. Moghadam, Mr. Letter, Mr. Anderson, and Mr. Nekritz. Mr. Arndt elected to defer 80% of his 2022 and 2023 salary under the 2012 NQDC Plan (see the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2023 table below). Amounts deferred under the Prologis 401(k) Savings Plan (“401(k) Plan”) at the election of the NEO from salary and/or bonus payments are included in the amounts presented in columns (c) or (d) and are as follows:

●	Mr. Anderson and Mr. Nekritz: $30,000 in 2023, $27,000 in 2022 and $26,000 in 2021, Mr. Arndt $30,000 in 2023 and $27,000 in 2022 and Mr. Letter $22,500 in 2023.

(2)

In 2023, the company liquidated paid time off (PTO) balances of most employees at the senior vice president level and above who had outstanding accrued PTO balances. Amounts paid to NEOs in respect of PTO balances liquidated by the company were as follows: Mr. Arndt: $94,616 in 2023, and Mr. Letter: $93,462 in 2023.

(3)	Bonuses earned for a fiscal year are paid in the subsequent fiscal year (e.g., the bonuses in column (d) earned for performance in 2023 were paid in the first quarter of 2024).

(4)

The value of equity awards received is equal to 100% of the cash bonus exchanged and, as no exchange premium applied, such awards were fully vested upon issuance on February 24, 2022, January 17, 2023, and January 16, 2024, respectively. The amount in column (d) includes the actual bonus awarded to the NEO participating in the bonus exchange regardless of whether cash or stock awards were received.

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SUMMARY COMPENSATION TABLE

Name	Year(i)	Annual Cash Bonus Award(ii)	Amount Exchanged(iii)	Exchanged Equity Value(iv)	# of Shares or Units(v)

Mr. Moghadam	2023	$1,912,500	$1,912,500	$1,912,500	14,714

	2022	$1,822,500	$1,822,500	$1,822,500	15,009

	2021	$2,625,000	$2,625,000	$2,625,000	17,108

Mr. Arndt	2023	$918,000	$918,000	$918,000	7,063

	2022	$636,500	$636,500	$636,500	5,242

	2021	—	—	—	—

Mr. Letter	2023	$994,500	$994,500	$994,500	7,651

	2022	—	—	—	—

	2021	—	—	—	—

Mr. Anderson	2023	$877,500	$877,500	$877,500	6,751

	2022	$1,066,200	$1,066,200	$1,066,200	8,781

	2021	$1,535,625	$1,535,625	$1,535,625	10,008

Mr. Nekritz	2023	$1,077,400	$1,077,400	$1,077,400	8,289

	2022	$1,026,700	$1,026,700	$1,026,700	8,455

	2021	$1,478,750	$1,478,750	$1,478,750	9,637

(i)	This is the year that the bonus is presented in the Summary Compensation Table. Bonuses for each year were awarded in the first quarter of the following year.

(ii)	Represents the bonus awarded to the NEO before the bonus exchange election.

(iii)

This column reflects the value of the bonus award that the NEO has elected to exchange. Mr. Moghadam, Mr. Anderson and Mr. Nekritz elected to exchange 100% of their bonuses for 2023, 2022 and 2021. Mr. Arndt elected to exchange 100% of his bonus for 2023 and 2022 (the years reporting as an NEO). Mr. Letter elected to exchange 100% of his bonus for 2023 (the year reporting as an NEO). Accordingly, the NEOs exchanged the bonus amounts reflected in column (iii) for equity, and received the remainder of their bonus amounts, if any, in cash.

(iv)

Represents the total equity award granted to the NEO under the bonus exchange calculated based on the closing price of our common stock on the date the bonus is awarded. For all years presented, each NEO elected to receive the equity award in the form of LTIP Units.

(v)	Information on how we value equity awards is included in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2023 table below.

(5)

Includes equity compensation contingent on performance paid in lieu of salary. The Compensation Committee determined that the maximum value ($999,999) of Mr. Moghadam’s equity compensation contingent on 2022 performance in lieu of 2022 salary would be paid as company performance was greater than target using our corporate score assessed against our annual bonus plan metrics. 2023 LTIP Units issued on January 17, 2023 (approved by the Compensation Committee on January 17, 2023), were 8,235 LTIP Units valued at $999,894.

(6)

Amounts represent the value of equity awards granted in each year including awards granted under our annual LTI equity award program, awards granted under PPP, the allocation of the POP compensation pool to the NEO for the applicable performance period and awards granted to Mr. Moghadam contingent on performance in lieu of salary.

Annual LTI Equity Incentive Awards:

Under our annual LTI equity award program for performance periods ending between 2020 and 2023, we generally grant equity awards in the first quarter for the performance period ended in the previous year. For example, the annual awards in column (e) for 2023 were granted in January 2023 but were based on a performance period that ended in 2022. The amount of each NEO’s annual award is based on performance criteria and the award is also subject to continued employment.

2023 LTIP Units issued on January 17, 2023 (approved by the Compensation Committee on January 17, 2023), were:

●	Mr. Moghadam—101,918 LTIP Units valued at $12,374,884

●	Mr. Arndt—16,677 LTIP Units valued at $2,024,921

●	Mr. Letter—21,825 LTIP Units valued at $2,649,992

●	Mr. Anderson—28,413 LTIP Units valued at $3,449,906

●	Mr. Nekritz—25,943 LTIP Units valued at $3,149,999

The number of LTIP Units was determined using the closing price of our common stock on the award grant date of January 17, 2023 ($121.42). This is the value used for accounting purposes to expense the grant.

2022 LTIP Units issued on February 25, 2022 (approved by the Compensation Committee on January 18, 2022), were:

●	Mr. Moghadam—80,655 LTIP Units valued at $12,374,897

●	Mr. Arndt—4,073 LTIP Units valued at $624,920

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SUMMARY COMPENSATION TABLE

●	Mr. Anderson—22,485 LTIP Units valued at $3,449,874

●	Mr. Nekritz—20,530 LTIP Units valued at $3,149,918

The number of LTIP Units was determined using the closing price of our common stock on the award grant date of January 18, 2022 ($153.43). This is the value used for accounting purposes to expense the grant.

2021 LTIP Units issued on March 3, 2021 (approved by the Compensation Committee on February 2, 2021), were:

●	Mr. Moghadam—115,784 LTIP Units valued at $12,374,994

●	Mr. Anderson—32,279 LTIP Units valued at $3,449,980

●	Mr. Nekritz—29,472 LTIP Units valued at $3,149,967

The number of LTIP Units was determined using the closing price of our common stock on the award grant date of February 2, 2021 ($106.88). This is the value used for accounting purposes to expense the grant.

Information on how we value equity awards is included in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2023 table below. Also see “Compensation Discussion and Analysis.”

POP:

The values in column (e) include the NEO’s allocation of the estimated compensation pool value awarded under POP. This value is included in the NEO’s compensation even though there is no assurance that the value of the allocation will ever be realized by the NEO.

●

2023 (2023-2025 Performance Period): Values of the allocation as of the date of the allocation (January 1, 2023) were: Mr. Moghadam ($4,245,000), Mr. Arndt ($707,500), Mr. Letter ($990,500), Mr. Anderson ($1,415,000) and Mr. Nekritz ($1,132,000).

●

2022 (2022-2024 Performance Period): Values of the allocation as of the date of the allocation (January 3, 2022) were: Mr. Moghadam ($4,560,000), Mr. Arndt ($456,000), Mr. Anderson ($1,824,000) and Mr. Nekritz ($1,824,000).

●

2021 (2021-2023 Performance Period): Values of the allocation as of the date of the allocation (January 4, 2021) were: Mr. Moghadam ($4,545,000), Mr. Anderson ($1,818,000) and Mr. Nekritz ($1,818,000).

POP and the exchange of the compensation pool allocation for POP LTIP Units are discussed below in the narrative that follows the “Grants of Plan-Based Awards in Fiscal Year 2023” table.

(7)

Awards in the form of cash and/or equity awards were granted to participating employees, including all of the NEOs, in May 2023, August 2023, December 2022, March 2021 and December 2021 under PPP. The value of the equity portion of the award is included in column (e) based on the fair value on the grant date of the equity awards. The cash portion of the award is included in column (g). Because it is not possible to determine whether any incentive fees or promotes will be received in future years, only awards resulting from compensation pools that have funded are included in the compensation of the NEOs. All PPP awards paid in 2023, 2022 and 2021 vest over four years.

●

PPP awards paid in 2023: All NEO 2023 PPP awards were paid in the form of equity (in aggregate, Mr. Moghadam 257,722 LTIP Units or $31,347,318, Mr. Arndt 51,867 LTIP Units or $6,308,647, Mr. Letter 61,085 LTIP Units or $7,429,751, Mr. Anderson 70,523 LTIP Units or $8,578,975, and Mr. Nekritz 61,773 LTIP Units or $7,514,719). The LTIP Units were valued at $124.16 and $121.47 per share, the closing price of our common stock on the grant date (May 3, 2023 and August 18, 2023, respectively).

●

PPP awards paid in 2022: All of Mr. Moghadam’s 2022 PPP awards were paid in the form of equity (in aggregate, 254,647 LTIP Units or $28,382,955). For each of the other NEOs, the 2022 PPP awards were paid in the form of cash (Mr. Arndt $1,755,311, Mr. Anderson $3,152,401 and Mr. Nekritz $2,920,607) and equity (Mr. Arndt 28,258 LTIP Units or $3,149,637, Mr. Anderson 52,525 LTIP Units or $5,854,437, and Mr. Nekritz 48,663 LTIP Units or $5,423,978). The LTIP Units were valued at $111.46 per share, the closing price of our common stock on the grant date (November 28, 2022).

●

PPP awards paid in 2021: All of Mr. Moghadam’s 2021 PPP awards were paid in the form of equity (in aggregate, 29,622 LTIP Units or $4,344,026). For each of the other NEOs, the 2021 PPP awards were paid in the form of cash (in aggregate, Mr. Anderson and Mr. Nekritz, $608,204 each) and equity (in aggregate, Mr. Anderson and Mr. Nekritz, 7,701 LTIP Units or $1,129,351 each). The LTIP Units were valued at $102.11, $162.56 and $161.39 per share, the closing price of our common stock on the grant date (March 18, 2021, December 15, 2021, and December 20, 2021, respectively).

Additional information on the allocations of PPP compensation pools and how they are valued is included in the narrative that follows the “Grants of Plan-Based Awards in Fiscal Year 2023” table.

(8)	The amounts in column (i) represent the other compensation amounts paid to each of the NEOs in 2023, 2022 and 2021. These amounts include the following items:

(a)	Amounts matched under the Prologis 401(k) Savings Plan (“401(k) Plan”) as follows:
Mr. Anderson and Mr. Nekritz: $15,000 in 2023, $13,500 in 2022 and $13,000 in 2021, Mr. Arndt $4,265 in 2023 and $13,500 in 2022 and Mr. Letter $11,250 in 2023.

(b)	Charitable contributions matched by the company’s charitable foundation as follows:

Mr. Moghadam: $12,000 in 2023 and $12,500 in 2022 and 2021, Mr. Arndt and Mr. Letter: $12,500 in 2023, and Mr. Anderson and Mr. Nekritz: $12,500 in 2023, 2022 and 2021.

Our charitable foundation will match the amount of charitable contributions to qualifying organizations made by our directors and all of our employees. The annual maximum amount of matching contributions in one year applicable to our NEOs is $12,500, not including amounts matched under special matching initiatives related to specific events, such as natural disasters. Matching contributions available in a particular year that are not used may be carried over to the subsequent year. Amounts reported represent charitable contributions of our charitable foundation that were paid directly to outside organizations during the calendar year to match qualifying contributions made by the NEOs during that year and can also include amounts carried over from previous years.

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SUMMARY COMPENSATION TABLE

(c)

No perquisite amounts are reported in any year for any of the NEOs as the aggregate amount of the incremental costs of any perquisites for such individual NEO does not exceed $10,000 in any year. In 2023, 2022 and 2021, corporate aircraft were used for non-business purposes by Mr. Moghadam. The incremental costs to the company for Mr. Moghadam were de minimis and reimbursed by him. These amounts are not included for Mr. Moghadam in 2021, 2022 or 2023 because the total of perquisites did not exceed $10,000. In 2021, a leased corporate aircraft was used for non-business purposes by Mr. Anderson. The incremental costs to the company for Mr. Anderson were de minimis and reimbursed by him. These amounts are not included for Mr. Anderson in 2021 because the total perquisites did not exceed $10,000. In 2023, a leased corporate aircraft was used for non-business purposes by Mr. Letter. The incremental costs to the company for Mr. Letter were de minimis and reimbursed by him. These amounts are not included for Mr. Letter in 2023 because the total perquisites did not exceed $10,000.

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GRANTS OF PLAN-BASED AWARDS

Grants of Plan-Based Awards in Fiscal Year 2023*

	Estimated Future Payouts Under Equity Incentive Plan Awards

Name (a)	Grant Date (b)		Target (g)	Maximum ($) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock Awards ($) (l)

Annual and PPP Grants:

Hamid Moghadam	01/01/23	(1)	$4,245,000	$15,000,000	—	$4,245,000

	01/17/23	(2)	—	—	101,918	$12,374,884

	01/17/23	(3)	—	—	8,235	$999,894

	05/03/23	(4)	—	—	15,549	$1,930,564

	08/18/23	(4)	—	—	242,173	$29,416,754

Timothy Arndt	01/01/23	(1)	$707,500	$2,500,000	—	$707,500

	01/17/23	(2)	—	—	16,677	$2,024,921

	05/03/23	(4)	—	—	3,109	$386,013

	08/18/23	(4)	—	—	48,758	$5,922,634

Daniel Letter	01/01/23	(1)	$990,500	$3,500,000	—	$990,500

	01/17/23	(2)	—	—	21,825	$2,649,992

	05/03/23	(4)	—	—	3,627	$450,328

	08/18/23	(4)	—	—	57,458	$6,979,423

Gary Anderson	01/01/23	(1)	$1,415,000	$5,000,000	—	$1,415,000

	01/17/23	(2)	—	—	28,413	$3,449,906

	05/03/23	(4)	—	—	4,664	$579,082

	08/18/23	(4)	—	—	65,859	$7,999,893

Edward Nekritz	01/01/23	(1)	$1,132,000	$4,000,000	—	$1,132,000

	01/17/23	(2)	—	—	25,943	$3,149,999

	05/03/23	(4)	—	—	4,146	$514,767

	08/18/23	(4)	—	—	57,627	$6,999,952

*

Columns (c) through (f), (j) and (k) have been omitted from this table because they are not applicable. Does not include bonus exchanged for equity (valued at 100% of the bonus) paid in 2024 for the 2023 performance year or paid in 2023 for the 2022 performance year. See footnote 3 to the Summary Compensation Tables for fiscal years 2023 and 2024.

(1)

Represents the allocation of the estimated POP compensation pool in January 2023 for the 2023-2025 performance period. Since POP rewards only extraordinary performance, there is no Threshold value. Notwithstanding the values of allocations shown in this table, there can be no assurance that the company’s performance at the end of an applicable performance period will result in any payment under POP. The amount in column (h) represents the NEO’s allocation of the maximum pool value for the 2023-2025 Performance Period of $100.0 million. The value in column (l) is the grant-date fair value of the NEO’s allocation based on a valuation of the future compensation pool using a Monte Carlo simulation as of the grant date to estimate a fair value for accounting purposes, estimated at $28.3 million. We used the grant date fair value of the award as an estimate of target value because payments under the award ultimately will be based on performance relative to the MSCI REIT Index over the performance period. Please see discussion regarding POP below. Awards under POP may be paid in either cash or equity (with an additional seven-year cliff vesting requirement on 80% of the applicable award and no additional vesting on 20% of the applicable award). The Compensation Committee has determined that the awards for the 2023-2025 Performance Period will be paid in equity, if at all. POP LTIP Units for the 2023-2025 performance period were issued on December 18, 2023.

(2)

Represents the annual long-term equity incentive awards for the performance year ended in 2022 that were granted in 2023. These awards were approved by the Compensation Committee on January 17, 2023, at which time the NEO elected to receive the award in the form of LTIP Units. The LTIP Units were issued on January 17, 2023, and vest ratably over a four-year period. The value in column (l) represents the award in column (i) valued at $121.42 per share, which was the closing price of our common stock on January 17, 2023. This value is used for accounting purposes to expense the grant. Annual long-term equity incentive awards for the performance year ended in 2023 were granted by the Compensation Committee in January 2024 and are not included in this table. See “Compensation Discussion and Analysis.”

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GRANTS OF PLAN-BASED AWARDS

(3)

Represents equity compensation contingent on 2022 performance in lieu of 2022 salary and granted in 2023. The Compensation Committee determined that the maximum value of this award ($999,999) would be paid as company performance was greater than target using our corporate score assessed against our annual bonus plan metrics. The LTIP Units were issued on January 17, 2023, and vest ratably over a four-year period. The value in column (l) represents the award in column (i) valued at $121.42 per share, which was the closing price of our common stock on January 17, 2023, the date the Compensation Committee approved the award. This value is used for accounting purposes to expense the grant.

(4)

The NEO was awarded a compensation opportunity through participation in PPP. PPP compensation pools were determined in May 2023 and August 2023 after incentive fees, or promotes, were earned to us by three of our co-investment ventures. As a result, the NEOs each earned PPP awards related to these promotes. The entire award was paid in the form of equity to all NEOs. The LTIP Units were issued in May 2023 and August 2023 and vest ratably over a four-year period. The values of the LTIP Units granted are included in column (l) of this table based on the fair value of $124.16 and $121.47 per share which was the closing price of our common stock on May 3, 2023 and August 18, 2023, respectively (the date the Compensation Committee granted the awards). This value is used for accounting purposes to expense the grant. See “Compensation Discussion and Analysis.”

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DISCUSSION OF SUMMARY COMPENSATION TABLE AND THE GRANTS OF PLAN-BASED AWARDS

Narrative Discussion to the Summary Compensation Table for Fiscal Year 2023 and the Grants of Plan-Based Awards in Fiscal Year 2023 Table

Equity compensation plans

At our annual meeting on April 29, 2020, our stockholders approved and adopted the Prologis, Inc. 2020 Long-Term Incentive Plan (the “2020 LTIP”). The 2020 LTIP enables our executive officers, employees, directors and consultants to participate in the ownership of the company and allows us to attract and retain our executive officers, other employees and directors, as well as provide incentives to such persons to maximize our company performance.

In addition, we have other equity compensation plans under which equity awards were outstanding as of December 31, 2023:

●

the Amended and Restated 2002 Stock Option and Incentive Plan and the Third Amended and Restated 1997 Stock Option and Incentive Plan, collectively, the “AMB Plans,” which were both approved by our stockholders;

●	the Prologis 2012 Long-Term Incentive Plan (the “2012 LTIP”), which was approved by our stockholders; and

●

the ProLogis 2006 Long-Term Incentive Plan, the ProLogis 2000 Share Option Plan for Outside Trustees and the ProLogis 1997 Long-Term Incentive Plan, collectively, the “Trust Plans,” which were assumed by us under the Merger agreement with all outstanding awards converted based on the Merger exchange ratio. The Trust Plans were approved by shareholders of the Trust.

All future equity awards will be granted from the 2020 LTIP (or its successor plan) and we will no longer grant any awards from the 2012 LTIP, the AMB Plans or the Trust Plans. The available shares of common stock reserved for issuance under the 2012 LTIP, AMB Plans and the Trust Plans as of April 29, 2020, were added to the share reserve of the 2020 LTIP. All outstanding awards under the 2012 LTIP, AMB Plans and the Trust Plans will remain outstanding until they vest, expire or are forfeited by the participant. At December 31, 2023, we had 32.7 million shares reserved or available for issuance under our plans, including 7.5 million shares of common stock to be issued upon vesting of awards previously granted and 17.7 million shares of common stock remaining available for future issuance under our plans.

The 2020 LTIP does not expire but no further awards can be granted under the plan after the tenth anniversary date of the plan’s approval. The 2020 LTIP does not permit re-pricing of stock options without stockholder approval. Participants, including non-employee directors, in the 2020 LTIP may receive stock options, stock appreciation rights and full value awards, including dividend equivalents. Only employees may receive incentive stock options under the 2020 LTIP; however, we have not granted incentive stock options in the past and currently do not intend to grant stock options of any kind.

For further detail, please see “Equity Compensation Plans” below.

Equity award terms

We currently intend to grant LTIP Units, restricted stock units (“RSUs”) and performance stock units (“PSUs”) for annual LTI equity and/or PPP awards. Restricted stock awards were last granted in 2012, and stock options were last granted in 2011. In addition, we provided certain executives with opportunities to earn awards under POP. Beginning in 2014, we offered certain executives the option to elect to receive LTIP Units in lieu of RSUs that may be granted to them under our compensation program. The general terms of our equity awards outstanding at December 31, 2023, are as follows (there were no PSUs outstanding at December 31, 2023):

RSUs

Each RSU is convertible into one share of common stock upon vesting. RSUs granted since the 2018 annual grant cycle vest ratably over a period of four years, such that 25% of the award vests each year of the four-year period. In 2023, we granted RSUs for annual LTI equity awards and PPP awards with four-year vesting periods. RSUs granted in accordance with the 2018 POP amendment have a seven-year cliff vesting period (i.e., the entire award vests on a specified future date) after the end of the initial three-year performance period. RSUs have no voting rights. Certain awards, such as

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special grants due to hiring or retention considerations, may have different vesting terms, including cliff vesting terms. Equity received by the NEOs in exchange for their bonus are fully vested upon issuance. Generally, RSUs earn dividend equivalents (either cash or equity) over the vesting period under the same payment terms as dividends paid on our common stock. RSUs are valued based on the closing price of our common stock on the grant date.

LTIP Units

Certain participants in the 2020 LTIP can elect to receive LTIP Units instead of RSUs. LTIP Units have similar terms to RSUs with respect to vesting provisions, voting rights and dividends. LTIP Units are different from POP LTIP Units granted under POP (as discussed below). LTIP Units are structured with the intent that the units will generally be economically equivalent to the RSUs that would be issued for the applicable awards and generally have the same vesting terms as the RSUs that are granted. Under certain conditions, an LTIP Unit is convertible into a common unit and then redeemable for one share of our common stock, or at our option, cash. Among other conditions, LTIP Units cannot be converted until they are vested and a waiting period of two years from the date of issuance is complete. Like RSUs, LTIP Units earn cash distributions equal to the dividend paid on our common stock. After vesting and other conditions are met, LTIP Units remain outstanding until such time as the holder of the LTIP Units elects to convert.

For any equity awards granted starting in 2017, including issuances of LTIP Units, Mr. Moghadam has waived any vesting benefits related to meeting retirement-eligibility thresholds under our incentive plan. Our other NEOs executed a similar waiver applicable to equity awards granted after September 2018 in the case of Messrs. Anderson and Nekritz, after April 2022 in the case of Mr. Arndt and after January 2023 in the case of Mr. Letter. Vesting of such awards will continue after the NEOs terminate employment as long as the NEO performs approved community work or services for the company. A 2023 amendment prescribed administrative procedures and vesting conditions of forfeiture, but did not impact the NEOs’ waiver of their retirement-eligibility benefits.

POP

Please see “Compensation Discussion and Analysis” for a discussion of the general structure of POP and how it fits into our overall compensation program. As described therein, starting with the 2024-2026 performance period, the Compensation Committee will not grant our executive officers any new POP awards, but will settle POP awards that are already outstanding for prior performance periods.

Under POP, NEOs were allocated a percentage of a potential compensation pool for each performance period (the “POP Allocations”). We made POP Allocations to the NEOs in 2023 for the 2023-2025 performance period, in 2022 for the 2022-2024 performance period and in 2021 for the 2021-2023 performance period.

The POP Allocations are valued using a Monte Carlo simulation as of the grant date. POP Allocations were structured with the intent that the allocations have no economic value to the participants unless and until performance criteria are met and an award is paid for the applicable performance period.

For the 2023-2025 performance period, the Compensation Committee made POP Allocations to the NEOs such that 15% of the compensation pool will be paid to Mr. Moghadam, 5% of the compensation pool will be paid to Mr. Anderson, 4% of the compensation pool will be paid to Mr. Nekritz, approximately 3.5% of the compensation pool will be paid to Mr. Letter and approximately 2.5% of the compensation pool will be paid to Mr. Arndt. For the 2022–2024 performance period, the Compensation Committee made POP Allocations to the NEOs such that 15% of the compensation pool will be paid to Mr. Moghadam, 6% of the compensation pool will be paid to each of Mr. Anderson and Mr. Nekritz, approximately 2.2% of the compensation pool will be paid to Mr. Letter and approximately 1.5% of the compensation pool will be paid to Mr. Arndt if such awards are earned. For the 2021-2023 performance period, the Compensation Committee made POP Allocations to the NEOs such that 15% of the compensation pool will be paid to Mr. Moghadam, 6% of the compensation pool will be paid to each of Mr. Anderson and Mr. Nekritz, approximately 2% of the compensation pool will be paid to Mr. Letter and approximately 1.2% of the compensation pool will be paid to Mr. Arndt if such awards are earned. For the 2020-2022 performance period, the Compensation Committee made POP Allocations to the NEOs such that 15% of the compensation pool will be paid to Mr. Moghadam, 6% of the compensation pool will be paid to each of Mr. Anderson and

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Mr. Nekritz, approximately 1.5% of the compensation pool will be paid to Mr. Letter and approximately 0.9% of the compensation pool will be paid to Mr. Arndt if such awards are earned. In allocating the percentage of the compensation pools to the NEOs, the Compensation Committee took into consideration external market data concerning the typical ratio of CEO compensation to that of other NEOs and employees. The Compensation Committee generally allocated a smaller portion of the total compensation pool to the NEOs relative to the other participants than is typical in the outperformance plans of other companies the committee reviewed at the inception of the plan. The compensation pool for each performance period covered approximately 100 participants at the beginning of each performance period.

Earned POP awards can be paid in either cash or equity. The Compensation Committee has determined that the awards will be paid, if at all, in equity. Earned POP awards cannot be paid unless and until absolute TSR becomes positive. Any earned POP award will expire seven years after the end of the performance period if absolute TSR does not become positive within that period.

POP LTIP Units. Certain members of the executive management team, including the NEOs, elected to exchange their POP Allocations for special LTIP Units (the “POP LTIP Units”) as defined under the operating partnership agreement of Prologis, L.P., as amended and/or restated from time to time.

The POP LTIP Units are structured with the intent that the units will be comparable economically to the RSUs that would be issued for the applicable awards under POP. A participant electing to receive the POP LTIP Units will receive the same percentage of the pool as if the participant had not participated in the exchange. Like other forms of awards under the plan, the POP LTIP Units will have no economic value to the participants until and unless the performance criteria are achieved at the end of a performance period and other conditions are met. Once the Compensation Committee determines whether the performance criteria have been met, the POP LTIP Units will be forfeited to the extent not earned based on the terms of POP. To the extent an award is earned, an NEO will retain the number of POP LTIP Units equal in economic value to the percentage of the performance pool originally allocated to the NEO at the beginning of the applicable performance period. Any POP LTIP Units in excess of such amount will be forfeited. Additional LTIP Units will be issued to true up the original number of POP LTIP units issued for the performance period to the extent such original issuance was insufficient to cover the value of the earned award.

Upon the satisfaction of certain conditions, including achievement of the relevant performance criteria, each POP LTIP Unit may be convertible into a common unit of the operating partnership and then redeemable for one share of our common stock, or cash at our option.

As has become standard tax structuring for profits interests that only vest if performance hurdles are met, the POP LTIP Units are entitled to distributions during the performance period equal to 10% of our common stock dividend. However, contrary to most performance-based programs at other REITs, we are requiring participants to make a significant, non-refundable capital contribution for the POP LTIP Units they receive. This feature is intended to make POP LTIP Units comparable economically to POP Allocations to applicable participants. This structure is designed so that participants receive no additional compensation as a result of the exchange of POP Allocations into POP LTIP Units. This creates downside risk for participants if the performance hurdles are not achieved causing the forfeiture of the capital invested in their POP LTIP Units.

As such, the issuance of POP LTIP Units in exchange for POP Allocations does not affect the compensation amounts for the NEOs in the Summary Compensation Table or in the Grants of Plan-Based Awards Table. The exchange of the POP LTIP Units for POP Allocations does not result in incremental fair value for accounting purposes and does not change the total compensation of the NEOs. As a result, the issuance of the POP LTIP Units in exchange for POP Allocations does not change the presentation of the value of the POP Allocations in the Summary Compensation Table or in the Grants of Plan-Based Awards Table.

As discussed in the Compensation Discussion and Analysis, the POP compensation pool only funds if and to the extent our three-year, compound annualized TSR exceeds the three-year compound annualized TSR of the MSCI REIT Index by 100 basis points.

●

2021-2023 performance period: This performance period began on January 1, 2021, and ended on December 31, 2023, and included 111 participants at its start. The value of the potential compensation pool on January 4, 2021, the date POP Allocations were awarded, was $30.3 million, determined using a Monte Carlo simulation. Variables used in the

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simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 32%; (ii) expected volatility of the MSCI REIT Index of 29%; and (iii) correlation between our common stock and the MSCI REIT Index of 82%. Such awards included a $15 million award paid to Mr. Moghadam, $6 million award paid to Mr. Anderson and Mr. Nekritz, $2 million award paid to Mr. Letter and $1.2 million award paid to Mr. Arndt.

●

2022-2024 performance period: This performance period began on January 1, 2022, and will end on December 31, 2024, and included 138 participants at its start. The value of the potential compensation pool on January 3, 2022, the date POP Allocations were awarded, was $30.4 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 31%; (ii) expected volatility of the MSCI REIT Index of 29%; and (iii) correlation between our common stock and the MSCI REIT Index of 82%. The potential compensation pool was capped at $100.0 million. As of December 31, 2023, the projected value of this compensation pool was zero.

●

2023-2025 performance period: This performance period began on January 1, 2023, and will end on December 31, 2025, and included 136 participants at its start. The value of the potential compensation pool on January 1, 2023, the date POP Allocations were awarded, was $28.3 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 35%; (ii) expected volatility of the MSCI REIT Index of 31%; and (iii) correlation between our common stock and the MSCI REIT Index of 84%. The potential compensation pool was capped at $100.0 million. As of December 31, 2023, the projected value of this compensation pool was $70.2 million.

PPP Allocations

Please see “Compensation Discussion and Analysis” for a discussion of the general structure of PPP and how it fits into our overall compensation program.

Under PPP, NEOs receive an allocation of PPP compensation pools (the “PPP Allocations”) that are awarded to the NEO in a percentage of equity with the remainder, if any, in cash. The equity portion of the earned award would be paid in RSUs or LTIP Units with a four-year vesting period. For accounting purposes, the cash awards, if any, will be expensed when earned and paid to participants and the equity awards are expensed over the vesting period.

For each applicable venture through 2021, the Compensation Committee made PPP Allocations to the NEOs such that 15% of the compensation pool was paid to Mr. Moghadam and 6% of the compensation pool was paid to each of Mr. Anderson and Mr. Nekritz. For applicable ventures in 2022, the Committee made PPP Allocations to the NEOs such that approximately 3% of the compensation pool was paid to Mr. Arndt, 5% of the compensation pool was paid to Mr. Anderson and 4% of the compensation pool was paid to Mr. Nekritz, but did not change the PPP Allocations to Mr. Moghadam. For applicable ventures in 2023, the Committee made PPP Allocations to the NEOs such that approximately 4% of the compensation pool was paid to Mr. Letter, but did not change the PPP Allocations to Mr. Moghadam, Mr. Arndt, Mr. Anderson and Mr. Nekritz. In determining the PPP Allocations to the NEOs, the Compensation Committee utilized a similar rationale as with the POP Allocations discussed above. See discussion of PPP in “Compensation Discussion and Analysis” for further details.

PPP compensation pools were funded in 2023, 2022 and 2021. The value of a PPP award earned by a NEO is reported as compensation in the year the award is paid to the NEO on the date of determination by the Compensation Committee. The cash awards earned by the NEOs in 2023, 2022 and 2021 under PPP are included as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal Year 2023 for the respective year. The equity awards (LTIP Units) are included as “Stock Awards” in the Summary Compensation Table for Fiscal Year 2023 for the respective year.

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OUTSTANDING EQUITY AWARDS

Outstanding Equity Awards at Fiscal Year-End

(DECEMBER 31, 2023)*

	Stock Awards(1)

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Hamid Moghadam	35,468	(3)	$4,727,884

	4,222	(4)	$562,793

	33,580	(5)	$4,476,214

	62,570	(7)	$8,340,581

	3,868	(8)	$515,604

	10,942	(9)	$1,458,569

	65,378	(10)	$8,714,887

	190,985	(11)	$25,458,301

	110,153	(12)	$14,683,395

	15,549	(14)	$2,072,682

	242,173	(15)	$32,281,661

	188,377	(16)	$25,110,654

	164,710	(17)	$21,955,843

	120,408	(18)	$16,050,386

	71,275	(19)	$9,500,958

	106,449	(20)	$14,189,652

				99,866	(21)	—(21)

				133,037	(22)	—(22)

				135,734	(23)	—(23)

Timothy Arndt	369	(2)	$49,188

	602	(3)	$80,247

	105	(4)	$13,997

	839	(5)	$111,839

	782	(6)	$104,241

	1,426	(7)	$190,086

	405	(9)	$53,987

	3,054	(10)	$407,098

	21,193	(11)	$2,825,027

	16,677	(12)	$2,223,044

	3,109	(14)	$414,430

	48,758	(15)	$6,499,441

	7,651	(18)	$1,019,878

	4,263	(19)	$568,258

	6,683	(20)	$890,844

				7,989	(21)	—(21)

				13,303	(22)	—(22)

				22,622	(23)	—(23)

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OUTSTANDING EQUITY AWARDS

	Stock Awards(1)

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Daniel Letter	2,408	(3)	$320,986

	145	(4)	$19,329

	1,623	(5)	$216,346

	5,287	(7)	$704,757

	624	(9)	$83,179

	7,641	(10)	$1,018,545

	18,604	(11)	$2,479,913

	28,043	(13)	$3,738,132

	3,627	(14)	$483,479

	57,458	(15)	$7,659,151

	9,181	(18)	$1,223,827

	5,768	(19)	$768,874

	11,794	(20)	$1,572,140

				13,315(21)		—(21)

				19,512(22)		—(22)

				31,671(23)		—(23)

Gary Anderson	8,353	(3)	$1,113,455

	1,097	(4)	$146,230

	8,731	(5)	$1,163,842

	16,139	(7)	$2,151,329

	1,005	(8)	$133,967

	2,844	(9)	$379,105

	16,863	(10)	$2,247,838

	39,393	(11)	$5,251,087

	28,413	(12)	$3,787,453

	4,664	(14)	$621,711

	65,859	(15)	$8,779,005

	75,350	(16)	$10,044,155

	65,881	(17)	$8,781,937

	48,163	(18)	$6,420,128

	28,509	(19)	$3,800,250

	42,579	(20)	$5,675,781

				39,946	(21)	—(21)

				53,215	(22)	—(22)

				45,244	(23)	—(23)

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	Stock Awards(1)

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Edward Nekritz	8,353	(3)	$1,113,455

	1,097	(4)	$146,230

	8,731	(5)	$1,163,842

	14,736	(7)	$1,964,309

	1,005	(8)	$133,967

	2,844	(9)	$379,105

	15,397	(10)	$2,052,420

	36,497	(11)	$4,865,050

	25,943	(12)	$3,458,202

	4,146	(14)	$552,662

	57,627	(15)	$7,681,679

	75,350	(16)	$10,044,155

	65,881	(17)	$8,781,937

	48,163	(18)	$6,420,128

	28,509	(19)	$3,800,250

	42,579	(20)	$5,675,781

				39,946	(21)	—(21)

				53,215	(22)	—(22)

				36,195	(23)	—(23)

*	Columns (b), (c), (d), (e) and (f) have been omitted from this table because they are not applicable.

(1)	Dollar amounts are based on the closing price of our common stock on December 31, 2023, which was $133.30 per share.

(2)	LTIP Units: vested on March 3, 2024.

(3)	LTIP Units: vested on March 13, 2024.

(4)	LTIP Units: will vest on March 27, 2024.

(5)	LTIP Units: will vest on September 9, 2024.

(6)	LTIP Units: vested on February 25, 2024 (50%), and will vest on February 25, 2025.

(7)	LTIP Units: vested on March 3, 2024 (50%), and will vest on March 3, 2025.

(8)	LTIP Units: vested on March 18, 2024 (50%), and will vest on March 18, 2025.

(9)	LTIP Units: will vest in equal amounts on each December 29, 2024 and 2025.

(10)	LTIP Units: vested on February 25, 2024 (33%), and remainder will vest in equal amounts on each February 25, 2025 and 2026.

(11)	LTIP Units: will vest in equal amounts on each December 16, 2024, 2025 and 2026.

(12)	LTIP Units: vested on January 17, 2024 (25%), and remainder will vest in equal amounts on each January 17, 2025, 2026 and 2027.

(13)	LTIP Units: vested on January 17, 2024 (37%), and remainder will vest on each January 17, 2025 (22%), 2026 (22%), and 2027 (19%).

(14)	LTIP Units: will vest in equal amounts on each May 3, 2024, 2025, 2026 and 2027.

(15)	LTIP Units: will vest in equal amounts on each August 18, 2024, 2025, 2026 and 2027.

(16)	LTIP Units: units issued for the 2016-2018 POP Performance Period will vest on January 1, 2026.

(17)	LTIP Units: units issued for the 2017-2019 POP Performance Period will vest on January 1, 2027.

(18)	LTIP Units: units issued for the 2018-2020 POP Performance Period will vest on January 1, 2028.

(19)	LTIP Units: units issued for the 2019-2021 POP Performance Period will vest on January 1, 2029.

(20)	LTIP Units: units issued for the 2020-2022 POP Performance Period will vest on January 1, 2030.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	101

OUTSTANDING EQUITY AWARDS

(21)

For the 2021-2023 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for the POP Allocation to the NEO under POP approved on January 4, 2021. No value is presented in column (j) because awards under POP have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2023, the value of the compensation pool for the 2021-2023 Performance Period was $100.0 million. On January 16, 2024, Mr. Moghadam, Mr. Arndt, Mr. Letter and each other NEO earned 112,528, 9,237, 15,395 and 45,011 POP LTIP Units, respectively, for the 2021-2023 Performance Period. See the narrative discussion of POP LTIP Units that follows the Grants of Plan-Based Awards Table for 2023.

(22)

For the 2022-2024 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for the POP Allocation to the NEO under POP approved on January 3, 2022. No value is presented in column (j) because awards under POP have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2023, the projected value of the compensation pool for the 2022-2024 Performance Period was zero. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards Table for 2023.

(23)

For the 2023-2025 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for the POP Allocation to the NEO under POP approved on January 1, 2023. No value is presented in column (j) because awards under POP have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2023, the projected value of the compensation pool for the 2023-2025 Performance Period was $70.2 million. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards Table for 2023.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	102

OPTION EXERCISES AND STOCK VESTED

Option Exercises and Stock Vested in Fiscal Year 2023*

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Hamid Moghadam	326,309	(1)(2)	$41,055,399	(1)(2)
Timothy Arndt	25,524	(1)(3)	$3,206,722	(1)(3)
Daniel Letter	29,372	(1)(4)	$3,675,470	(1)(4)
Gary Anderson	89,583	(1)(5)	$11,207,770	(1)(5)
Edward Nekritz	87,100	(1)(6)	$10,890,020	(1)(6)

*	Columns (b) and (c) have been omitted from this table because they are not applicable.

(1)

Under certain conditions, an LTIP Unit is convertible into a common unit of the operating partnership which can then be redeemed into one share of our common stock (or cash at our election). Among other conditions, LTIP Units cannot be converted until they are vested and after the completion of a requisite waiting period from the date of issuance. See “Narrative Discussion to the Summary Compensation Table for Fiscal Year 2023 and the Grants of Plan-Based Awards in Fiscal Year 2023 Table.”

(2)	Represents the vesting of LTIP Units as presented below:

●	20,538 units with a value of $2,493,724, issued on January 17, 2023, vested on January 17, 2023;

●	21,794 units with a value of $2,645,355, issued on February 25, 2022, vested on February 25, 2023;

●	31,285 units with a value of $3,971,631, issued on March 3, 2021, vested on March 3, 2023;

●	43,549 units with a value of $5,446,238, issued on March 8, 2019, vested on March 8, 2023;

●	35,470 units with a value of $4,198,584, issued on March 13, 2020, vested on March 13, 2023;

●	10,741 units with a value of $1,289,027, issued on March 15, 2019, vested on March 15, 2023;

●	1,934 units with a value of $224,402, issued on March 18, 2021, vested on March 18, 2023;

●	4,222 units with a value of $494,227, issued on March 27, 2020, vested on March 27, 2023;

●	33,581 units with a value of $4,113,001, issued on September 9, 2020, vested on September 9, 2023;

●	63,662 units with a value of $8,547,260, issued on December 16, 2022, vested on December 16, 2023;

●	27,449 units with a value of $3,671,304, issued on December 19, 2019, vested on December 19, 2023;

●	5,472 units with a value of $729,417, issued on December 29, 2021, vested on December 29, 2023;

●	26,612 units with a value of $3,231,229, issued on December 16, 2020, vested on January 17, 2023.

(3)	Represents the vesting of LTIP Units as presented below:

●	7,700 units with a value of $934,934, issued on January 17, 2023, vested on January 17, 2023;

●	4,147 units with a value of $503,363, issued on February 25, 2022, vested on February 25, 2023;

●	1,081 units with a value of $137,233, issued on March 3, 2021, vested on March 3, 2023;

●	879 units with a value of $109,928, issued on March 8, 2019, vested on March 8, 2023;

●	924 units with a value of $109,374, issued on March 13, 2020, vested on March 13, 2023;

●	268 units with a value of $32,163, issued on March 15, 2019, vested on March 15, 2023;

●	105 units with a value of $12,291, issued on March 27, 2020, vested on March 27, 2023;

●	839 units with a value of $102,761, issued on September 9, 2020, vested on September 9, 2023;

●	7,065 units with a value of $948,547, issued on December 16, 2022, vested on December 16, 2023;

●	667 units with a value of $89,211, issued on December 19, 2019, vested on December 19, 2023;

●	203 units with a value of $27,060, issued on December 29, 2021, vested on December 29, 2023;

●	1,646 units with a value of $199,857, issued on December 16, 2020, vested on January 17, 2023.

(4)	Represents the vesting of LTIP Units as presented below:

●	3,154 units with a value of $382,959, issued on January 17, 2023, vested on January 17, 2023;

●	6,371 units with a value of $773,312, issued on February 25, 2022, vested on February 25, 2023;

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	103

OPTION EXERCISES AND STOCK VESTED

●	2,947 units with a value of $374,122, issued on March 3, 2021, vested on March 3, 2023;

●	2,639 units with a value of $330,033, issued on March 8, 2019, vested on March 8, 2023;

●	2,944 units with a value of $348,481, issued on March 13, 2020, vested on March 13, 2023;

●	141 units with a value of $16,921, issued on March 15, 2019, vested on March 15, 2023;

●	145 units with a value of $16,974, issued on March 27, 2020, vested on March 27, 2023;

●	1,623 units with a value of $198,785, issued on September 9, 2020, vested on September 9, 2023;

●	6,202 units with a value of $832,680, issued on December 16, 2022, vested on December 16, 2023;

●	667 units with a value of $89,211, issued on December 19, 2019, vested on December 19, 2023;

●	312 units with a value of $41,590, issued on December 29, 2021, vested on December 29, 2023;

●	2,227 units with a value of $270,402, issued on December 16, 2020, vested on January 17, 2023.

(5)	Represents the vesting of LTIP Units as presented below:

●	10,993 units with a value of $1,334,770, issued on January 17, 2023, vested on January 17, 2023;

●	5,622 units with a value of $682,398, issued on February 25, 2022, vested on February 25, 2023;

●	8,070 units with a value of $1,024,486, issued on March 3, 2021, vested on March 3, 2023;

●	11,085 units with a value of $1,386,290, issued on March 8, 2019, vested on March 8, 2023;

●	8,353 units with a value of $988,745, issued on March 13, 2020, vested on March 13, 2023;

●	2,792 units with a value of $335,068, issued on March 15, 2019, vested on March 15, 2023;

●	503 units with a value of $58,363, issued on March 18, 2021, vested on March 18, 2023;

●	1,098 units with a value of $128,532, issued on March 27, 2020, vested on March 27, 2023;

●	8,731 units with a value of $1,069,373, issued on September 9, 2020, vested on September 9, 2023;

●	13,132 units with a value of $1,763,102, issued on December 16, 2022, vested on December 16, 2023;

●	7,136 units with a value of $954,441, issued on December 19, 2019, vested on December 19, 2023;

●	1,423 units with a value of $189,686, issued on December 29, 2021, vested on December 29, 2023;

●	10,645 units with a value of $1,292,516, issued on December 16, 2020, vested on January 17, 2023.

(6)	Represents the vesting of LTIP Units as presented below:

●	10,667 units with a value of $1,295,187, issued on January 17, 2023, vested on January 17, 2023;

●	5,133 units with a value of $623,044, issued on February 25, 2022, vested on February 25, 2023;

●	7,368 units with a value of $935,368, issued on March 3, 2021, vested on March 3, 2023;

●	11,085 units with a value of $1,386,290, issued on March 8, 2019, vested on March 8, 2023;

●	8,353 units with a value of $988,745, issued on March 13, 2020, vested on March 13, 2023;

●	2,792 units with a value of $335,068, issued on March 15, 2019, vested on March 15, 2023;

●	503 units with a value of $58,363, issued on March 18, 2021, vested on March 18, 2023;

●	1,098 units with a value of $128,532, issued on March 27, 2020, vested on March 27, 2023;

●	8,731 units with a value of $1,069,373, issued on September 9, 2020, vested on September 9, 2023;

●	12,166 units with a value of $1,633,407, issued on December 16, 2022, vested on December 16, 2023;

●	7,136 units with a value of $954,441, issued on December 19, 2019, vested on December 19, 2023;

●	1,423 units with a value of $189,686, issued on December 29, 2021, vested on December 29, 2023;

●	10,645 units with a value of $1,292,516, issued on December 16, 2020, vested on January 17, 2023.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	104

NONQUALIFIED DEFERRED COMPENSATION

Nonqualified Deferred Compensation in Fiscal Year 2023*

Name (a)	Plans	Executive Contributions in Last FY ($) (b)	Aggregate Earnings In Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Hamid Moghadam	AMB NQ Plans & 2012 NQDC Plan	—	$27,805,036	(1)	—	$159,392,004

	Notional Account NQDC Plan(2)	—	$14,547,095		—	$92,410,244

Timothy Arndt	AMB NQ Plans & 2012 NQDC Plan	$461,423	$96,378	(1)	—	$1,230,420

Daniel Letter		—	—		—	—

Gary Anderson		—	—		—	—

Edward Nekritz		—	—		—	—

*	Column (c) has been omitted from this table because it is not applicable.

(1)

Represents earnings that are computed based on the specific investment options that are elected by the NEO, as described in the narrative discussion that follows these footnotes. Primarily these earnings consist of the dividends paid on the shares of our common stock deferred by the NEO and the change in the market value of those shares. These amounts are not included in the NEO’s total compensation presented in the Summary Compensation Table for Fiscal Year 2023 above.

(2)

Participants in our nonqualified deferred compensation plans prior to the Merger received a lump-sum payment, triggered by the Merger, equal to the value of their account balance in June 2011. After the Merger, we established a new nonqualified deferred compensation plan that is discussed in further detail below. See the narrative discussion that follows these footnotes.

Narrative Discussion to Nonqualified Deferred Compensation in Fiscal Year 2023 Table

2012 NQDC Plan

Effective 2012, we established a nonqualified deferred compensation plan (the “2012 NQDC Plan”). The 2012 NQDC Plan allows certain eligible employees and non-employee directors of the company and our participating subsidiaries to elect to defer up to 100% of their eligible compensation, such as annual salary, bonus, equity awards and directors’ fees, that were earned and vested on or after January 1, 2012. The deferred compensation under the 2012 NQDC Plan is our unsecured obligation and amounts deferred are held in a rabbi trust. Participants select from various investment options available under the plan to earn investment credits on their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections related to cash balances in the account and, with respect to shares of our common stock that have been deferred, the dividends earned on that stock and the change in market value of the stock during the period. The 2012 NQDC Plan offers a variety of investment choices with respect to cash contributions. Our common stock is not an investment option available with respect to deferrals of cash compensation. Mr. Arndt elected to defer 80% of his 2022 and 2023 salary under the 2012 NQDC Plan.

If a participant elects to defer the receipt of an equity award, the underlying common stock is held in the rabbi trust, which cannot be reinvested in any other investment option. Cash dividends earned on these shares of our common stock after deferral are credited with earnings and losses based on specific investment options, other than our common stock, that are selected by the participant. Distributions under these plans are made in a lump sum payment upon termination of employment, or service as a non-employee director, or in the event of a change in control or death of a participant. With respect to equity awards deferred by non-employee directors, participants may elect to receive distributions prior to termination of service.

We have reserved the right under the 2012 NQDC Plan to make discretionary matching contributions to participant accounts from time to time. No such discretionary contributions have been made. The participants’ elective deferrals and

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	105

NONQUALIFIED DEFERRED COMPENSATION

matching contributions, if any, are fully vested at all times. We pay all of the administrative costs associated with the 2012 NQDC Plan. Generally, the compensation that is deferred is tax-deferred until it is distributed to the participant. However, amounts deferred are subject to FICA and Medicare employee and employer taxes in accordance with statutory requirements.

In December 2014, the 2012 NQDC Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event. In December 2022, the 2012 NQDC Plan was amended, primarily to align plan participants’ installment payment options more closely across the 2012 NQDC Plan, the 2005 NQ Plan, and the Notional Account NQDC Plan.

AMB NQ Plans

Prior to the Merger, we maintained two nonqualified deferred compensation plans: (i) the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan (the “2005 NQ Plan”) and (ii) the Amended and Restated Nonqualified Deferred Compensation Plan (the “2002 NQ Plan”) (together, the “AMB NQ Plans”). The AMB NQ Plans allowed our directors and certain eligible employees to defer certain compensation, including the receipt of restricted stock awards and, in the case of the 2002 NQ Plan, gains from exercise of stock options, received under our equity compensation plans. The AMB NQ Plans provided that upon a change in control, such as the Merger in June 2011, participants would receive a lump-sum payment equal to the vested account balance. Such distributions were made in 2011.

Compensation subject to deferral elections made under the AMB NQ Plans prior to the Merger with respect to compensation earned in 2011 and beyond was not subject to the distributions under the AMB NQ Plans triggered by the Merger. Mr. Moghadam has deferred certain gains resulting from the exercise of stock options under the 2002 NQ Plan. In addition, Mr. Moghadam has deferred shares of our common stock received upon vesting of certain equity awards under the 2005 NQ Plan.

The deferred compensation under the AMB NQ Plans is our unsecured obligation and amounts deferred are held in a rabbi trust. Participants select from various investment options available under the plans to receive investment credit on their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections related to cash balances in the account and, with respect to deferred shares of our common stock, the dividends earned on the stock and the change in market value of the stock during the period. Cash dividends earned on shares of our common stock after deferral are credited earnings and losses based on specific investment options, other than our common stock, selected by the participant. Distributions under these plans are made in either a lump sum payment or installments. Participants can elect a specific distribution date in accordance with Section 409A of the Internal Revenue Code or, if no election is made, the amounts will be distributed upon termination of the participant’s employment with us. Distributions are also made in the event of change in control or a participant’s death or disability.

In December 2014, the 2005 NQ Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event under the plan. In December 2022, the 2005 NQ Plan was amended, primarily to align plan participants’ installment payment options more closely across the 2012 NQDC Plan, the 2005 NQ Plan and the Notional Account NQDC Plan.

Notional Account NQDC Plan

The Notional Account NQDC Plan was adopted in conjunction with the Merger with the purpose of providing the opportunity for certain participants of the AMB NQ Plans to continue to receive tax deferred earnings with respect to taxes on distributions triggered by the Merger.

Each participant in the AMB NQ Plans who continued to be employed by us after the Merger or continued as a non-employee director after the Merger received an initial account credit in a notional earnings account under the Notional Account NQDC Plan. Mr. Moghadam participates in the Notional Account NQDC Plan. The initial account credit value for a participant was equal to the deemed amount of the tax liability on the distributions they received in 2011 that

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	106

NONQUALIFIED DEFERRED COMPENSATION

were triggered by the Merger. The initial account credit value is either invested in our common stock or hypothetically invested in measurement funds selected by the participant, which do not include our common stock. Measurement funds are used for measurement purposes only and the Notional Account NQDC Plan participants do not have rights in or to the underlying hypothetical investments.

A notional earnings account is credited with hypothetical earnings or charged with hypothetical losses associated with the underlying hypothetical investments in measurement funds. Upon a distribution event under the Notional Account NQDC Plan, the participant is entitled to the excess, if any, of the value in the notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying hypothetical investments, if any) over the initial account credit value.

In December 2014, the Notional Account NQDC Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event under such plan.

In September 2020, the Compensation Committee approved a form of amendment to the Notional Account NQDC Plan, which allows for the conversion of a notional stock account under such plan into an account structure intended to operate more similarly to accounts under our 2012 NQDC Plan. The value of a current notional stock account was to be determined using the stock price on the day of conversion. The account value upon conversion can be invested all or in part in investment options available under the Notional Account NQDC Plan, including our common stock or cash. This amendment became effective as of April 2021.

In December 2022, the Notional Account NQDC Plan was amended, primarily to align plan participants’ installment payment options more closely across the 2012 NQDC Plan, the 2005 NQ Plan, and the Notional Account NQDC Plan.

Mr. Moghadam’s initial account credit value was in the amount of $25,798,616. A rabbi trust was created to hold shares of our common stock and cash in the amount of Mr. Moghadam’s initial account credit balance. At the inception of the Notional Account NQDC Plan, we issued 803,945 shares of our common stock to the rabbi trust representing Mr. Moghadam’s initial account credit value. The number of shares was determined based on the price of our common stock at the time, $32.09 per share. Mr. Moghadam was entitled to direct the voting of these shares and, as such, they were reflected as beneficially owned by him. Mr. Moghadam was not entitled to receive these shares upon distribution of his notional earnings account under the Notional Account NQDC Plan. Upon a distribution event under the Notional Account NQDC Plan, Mr. Moghadam was entitled to the excess, if any, of the value in the notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying common stock, if any) over the initial account credit value. Upon the April 2021 amendment to this plan, Mr. Moghadam’s notional stock account was valued per the amendment and the account value was invested in an investment measurement fund available under such plan. As a result, Mr. Moghadam is no longer entitled to direct the voting of the 803,945 shares of our common stock in the Notional Account NQDC Plan’s rabbi trust.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	107

NONQUALIFIED DEFERRED COMPENSATION

Investment funds and returns for 2023

The participants in our nonqualified deferred compensation plans can elect measurement funds that are generally the same investment funds that are available to participants in our 401(k) Plan. These investment funds are shown below with the returns earned by these investment funds in 2023:

Vanguard Treasury M/M Fund	5.05%	American Funds Growth Fund of AM R6	37.65%

American Funds Washington Mutual R6	17.59%	Fidelity 500 Index Fund	26.29%

Fidelity Extended Market Index Fund	25.37%	Cohen & Steers Global Realty Shares	10.73%

American Beacon Small Cap Value	16.68%	Impax Sustainable Allocation Fund	13.44%

Vanguard Target Retirement 2020	12.51%	Vanguard Target Retirement 2025	14.55%

Vanguard Target Retirement 2030	16.03%	Vanguard Target Retirement 2035	17.14%

Vanguard Target Retirement 2040	18.34%	Vanguard Target Retirement 2045	19.48%

Vanguard Target Retirement 2050	20.17%	Vanguard Target Retirement 2055	20.16%

Vanguard Target Retirement 2060	20.18%	Vanguard Target Retirement 2065	20.15%

Vanguard Target Retirement 2070	20.24%	Vanguard Target Retirement Inc	10.74%

Fidelity Total International Index Fund	15.51%	Baron Discovery Fund Institutional Shares	22.58%

Vanguard Total International Bond Index Fund Admiral	8.83%	Vanguard Total World Stock Index Fund	21.89%

Fidelity ST Bond Index Fund	4.90%	Fidelity US Bond Index Fund	5.55%

Metropolitan High Yield Bond	11.01%	PIMCO Real Return Inst.	3.74%

Artisan International Inst.	14.52%

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	108

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination or Change in Control

We have change in control and noncompetition agreements (the “CIC Agreements”) with our NEOs. The CIC Agreements are subject to automatic one-year extensions. Some form of benefits (cash payments and/or acceleration of vesting of unvested equity awards) are provided to our NEOs: (i) in the CIC Agreements; (ii) under the equity award agreements; or (iii) under the terms of POP. These benefits are available under the following scenarios: (1) death; (2) disability; (3) retirement (as defined and under certain circumstances); and (4) termination without cause or termination by employee for good reason within two years of a change in control (as defined in the CIC Agreements).

In the event of a change in control, the CIC Agreements provide for severance benefits on a “double-trigger” basis with severance benefits payable only upon termination of employment (which is, generally, termination without cause or termination by employee for good reason as such terms are defined in the CIC Agreements), within two years following the change in control. Under the CIC Agreements, in consideration for the rights to receive such severance payments, the NEO is subject to confidentiality obligations during employment and after termination, non-competition obligations during the term of employment and non-solicitation obligations for two years after the date of termination. A change of control, as defined in the CIC Agreements, generally occurs upon: (i) the consummation of a transaction, approved by our stockholders, to merge or consolidate the company with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation; provided, however, that a change in control shall not occur if a transaction results in 50% or more of the beneficial ownership of the voting power of the company or other relevant entity being held by the same persons (although not necessarily in the same proportion) who held the voting power of the company immediately prior to the transaction (except that upon the completion of the transaction, employees or employee benefit plans of the company may be a new holder of such beneficial ownership); (ii) the beneficial ownership of securities representing 50% or more of the combined voting power of the company is acquired, other than from the company, by any person (with certain exceptions); or (iii) at any time during any period of two consecutive years, board members at the beginning of such period cease to constitute at least a majority of the Board (unless the election or the nomination for election of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

Potential payments due to the NEOs under the scenarios listed above are presented in the table below based on the assumption that a termination occurred as of December 31, 2023. The acceleration of vesting of unvested equity awards benefit is estimated using the closing stock price of our common stock on December 31, 2023, of $133.30 per share. Under our company policy, each of our employees would be paid for their earned and unused vacation benefits upon termination under any termination scenario, so the value of this benefit is not included in the amounts below. Because the termination scenarios are as of December 31, 2023, the NEOs would have completed the performance year such that they would receive their annual bonus and their annual long-term equity incentive award for the 2023 performance year. Therefore, these payments are not considered to be severance benefits and such amounts are not included in the amounts presented.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	109

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name of Executive/Type of Benefit	Death	Disability	After Change in Control: Termination without Cause or Voluntary Termination for Good Reason(1)

Hamid Moghadam

Cash severance (salary and bonus)(2)	$1,500,000	—	$5,000,000

Health and welfare benefits(3)	—	—	$57,383

280G adjustment(4)	—	—	—

Equity awards (vesting accelerated)(5)(6)(7)	$208,609,063	$208,609,063	$208,609,063

Total Estimated Value	$210,109,063	$208,609,063	$213,666,446

Timothy Arndt

Cash severance (salary and bonus)(2)	$320,000	—	$2,640,000

Health and welfare benefits(3)	—	—	$116,051

280G adjustment(4)	—	—	—

Equity awards (vesting accelerated)(5)(6)	$17,236,436	$17,236,436	$17,236,436

Total Estimated Value	$17,556,436	$17,236,436	$19,992,487

Daniel Letter

Cash severance (salary and bonus)(2)	$380,000	—	$2,760,000

Health and welfare benefits(3)	—	—	$104,960

280G adjustment(4)	—	—	—

Equity awards (vesting accelerated)(5)(6)	$23,107,427	$23,107,427	$23,107,427

Total Estimated Value	$23,487,427	$23,107,427	$25,972,387

Gary Anderson

Cash severance (salary and bonus)(2)	$527,500	—	$3,055,000

Health and welfare benefits(3)	—	—	$116,051

280G adjustment(4)	—	—	—

Equity awards (vesting accelerated)(5)(6)	$67,666,939	$67,666,939	$67,666,939

Total Estimated Value	$68,194,439	$67,666,939	$70,837,990

Edward Nekritz

Cash severance (salary and bonus)(2)	$495,000	—	$2,990,000

Health and welfare benefits(3)	—	—	$104,960

280G adjustment(4)	—	—	—

Equity awards (vesting accelerated)(5)(6)	$65,168,905	$65,168,905	$65,168,905

Total Estimated Value	$65,663,905	$65,168,905	$68,263,865

(1)

Cause is generally defined in the CIC Agreements as: (i) the willful and continued failure by the executive to substantially perform specified duties; (ii) the engaging in conduct that is demonstrably injurious to the company (monetarily or otherwise); or (iii) the engaging in egregious misconduct involving serious moral turpitude. Termination by employee for good reason, as generally defined in the CIC Agreements, can occur should we: (i) change the executive’s duties such that they are inconsistent with the position held prior to the change in control and results in a material diminution in the executive’s authority, duties or responsibilities; (ii) material reduction in the executive’s annual base compensation after the change in control; (iii) relocate the executive’s place of employment more than 50 miles from the current location or require the executive to be based anywhere other than where the executive was based prior to the change in control without the executive’s written consent resulting in a material change to geographic location; or (iv) not comply with the provisions of the agreements or arrangements pertaining to the officer’s compensation and benefits.

(2)

Under the death and disability scenarios contained in the CIC Agreements, the NEO would receive a cash severance payment equal to his annual base salary plus the annual bonus amount that he received or was entitled to receive for the most recent annual period (target level for 2023) less amounts that would be paid to the executive from other company benefits. The starting amount under each scenario ($2,500,000 for Mr. Moghadam, $1,320,000 for Mr. Arndt, $1,380,000 for Mr. Letter, $1,527,500 for Mr. Anderson and $1,495,000 for Mr. Nekritz) is based on the executive’s annual base salary (or in the case of Mr. Moghadam, salary plus any equity compensation paid in lieu of salary) as of December 31, 2023 ($1,000,000 for Mr. Moghadam, $600,000 for Mr. Arndt and Mr. Letter and $650,000 for Mr. Anderson

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

and Mr. Nekritz) and the executive’s annual bonus at target for 2023 ($1,500,000 for Mr. Moghadam, $720,000 for Mr. Arndt, $780,000 for Mr. Letter, $877,500 for Mr. Anderson and $845,000 for Mr. Nekritz). Under the death scenario, each executive’s severance payment has been reduced by $1,000,000, which is the approximate present value of the life insurance benefit provided by the company. The life insurance benefit provided by the company is two times base salary with a limit of $1,000,000. Under the disability scenario, the starting amount is the same as under the death scenario and each executive’s severance payment has been reduced to zero based on the expected present value of future disability benefits that the executive would receive that are provided and funded by the company. The annual disability benefit provided by the company is 60% of base salary subject to a maximum of $300,000 per year. For this purpose, it is assumed that the present value of the future annual disability benefits to be received will be in excess of the payments required under the CIC Agreements. Under the change in control scenario, the NEO would receive cash severance equal to two times his annual base salary (or, in the case of Mr. Moghadam, base salary plus equity compensation paid in lieu of salary) and two times his annual bonus (at target) for the current year.

(3)

In the change in control scenario contained in the CIC Agreements, the NEO would receive a cash payment equal to the cost of continuation of health insurance coverage in place at the date of termination for 24 months. Additionally, the CIC Agreements provide for the payment of an amount equal to two times the company’s matching contribution under the 401(k) Plan ($30,000) and for outplacement services for one year with an estimated value of $20,000.

(4)

The CIC Agreements provide for the reduction of any payments to which the NEO is entitled after a change in control should such payments constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code). Such payments shall be either (a) reduced (but not below zero) so that the aggregate present value of the payment shall be $1.00 less than three times the officer’s “base amount” (also as defined in Section 280G of the Internal Revenue Code) so that no portion of the payment will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or (b) paid in full, whichever produces the better net after-tax result for the NEO (taking into account any applicable excise tax under Section 4999 and any applicable income taxes). Under the scenarios for 2023, none of the NEOs would receive a better net after-tax result with a reduction.

(5)

The estimates for each scenario reflect the value that would be realized as of December 31, 2023, as a result of accelerated vesting of earned but unvested stock awards, LTIP Units and POP LTIP Units. Values are included to the extent that vesting would be accelerated under the applicable scenario under the terms of the applicable agreements. For each scenario, the value attributable to stock awards is computed based on the closing price of our common stock on December 31, 2023 ($133.30).

Under the death and disability scenarios, awards under POP would not be paid until the end of the applicable performance period and the actual awards paid would be based on performance for the entire performance period. Under these scenarios, the value of the POP Allocation to each NEO (and the POP LTIP Units exchanged for such POP Allocations) for the 2022-2024 performance period and 2023-2025 performance period is computed as of December 31, 2023, using estimated compensation pools based on actual performance for the performance period through December 31, 2023. As of December 31, 2023, we estimate the aggregate compensation pool for these performance periods is zero for the 2022-2024 performance period and $70.2 million for the 2023-2025 performance period. We have included values based on these estimated amounts.

As of December 31, 2023, the value of the aggregate compensation pool for the 2016-2018 performance period is $115.0 million, as Base Value awards (as Base Value is defined in POP) and Excess Value awards (as Excess Value is defined in POP) have met all applicable performance hurdles. Awards for the 2016-2018 POP performance period were determined by the Compensation Committee on January 9, 2019 (with respect to the Base Value awards), and on January 15, 2020, January 15, 2021, and January 18, 2022 (with respect to the first, second and third tranche of Excess Value awards). The portions of the awards that vested immediately in January 2019, 2020, 2021 and 2022 are excluded from the death, disability and change in control calculations (as the participant would have been paid these portions regardless of death, disability or a change in control). The portions of the awards that are subject to cliff vesting that would accelerate upon termination are included in the death, disability and change in control amounts.

As of December 31, 2023, the value of the aggregate compensation pool for the 2017-2019 performance period is $142.1 million, as Base Value awards and Excess Value awards have met all applicable performance hurdles. Awards for the 2017-2019 POP performance period were determined by the Compensation Committee on January 15, 2020 (with respect to the Base Value awards for the performance period), and on January 15, 2021, January 18, 2022, and January 17, 2023 (with respect to the first, second and third tranche of Excess Value awards). The portions of the awards that vested immediately in January 2020, January 2021, January 2022, and January 2023 are excluded from the death, disability and change in control amounts (as the participant would have been paid this portion regardless of death, disability or a change in control). The portions of the awards that are subject to cliff vesting that would accelerate upon termination are included in the death, disability and change in control amounts.

In 2018, Messrs. Moghadam, Anderson and Nekritz, who were NEOs at the time, voluntarily elected to apply long-term cliff vesting to 80% of any awards earned for the 2016-2018 and 2017-2019 performance periods. Under their election, 20% of amounts earned under applicable hurdles were paid at the time applicable hurdles were met. 80% of amounts earned for these performance periods are subject to cliff vesting until the tenth year after the beginning of the performance period.

As of December 31, 2023, the value of the aggregate compensation pool for the 2018-2020 performance period is $100.0 million. Awards for the 2018-2020 POP performance period were determined by the Compensation Committee on January 15, 2021. The portion of that award that vested immediately in January 2021 is excluded from the death, disability and change in control amounts (as the participant would have been paid this portion regardless of death, disability or a change in control). The portion of the award that is subject to cliff vesting that would accelerate upon termination is included in the death, disability and change in control amounts.

As of December 31, 2023, the value of the aggregate compensation pool for the 2019-2021 performance period is $100.0 million. Awards for the 2019-2021 POP performance period were determined by the Compensation Committee on January 18, 2022. The portion of that award that vested immediately in January 2022 is excluded from the death, disability and change in control amounts (as the participant would have been paid this portion regardless of death, disability or a change in control). The portion of the award that is subject to cliff vesting that would accelerate upon termination is included in the death, disability and change in control amounts.

As of December 31, 2023, the value of the aggregate compensation pool for the 2020-2022 performance period is $100.0 million. Awards for the 2020-2022 POP performance period were determined by the Compensation Committee on January 17, 2023. The portion of that award

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	111

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

that vested immediately in January 2023 is excluded from the death, disability and change in control amounts (as the participant would have been paid this portion regardless of death, disability or a change in control). The portion of the award that is subject to cliff vesting that would accelerate upon termination is included in the death, disability and change in control amounts.

As of December 31, 2023, the value of the aggregate compensation pool for the 2021-2023 performance period is $100.0 million. Awards for the 2021-2023 POP performance period were determined by the Compensation Committee on January 16, 2024. The portion of that award that vested immediately in January 2024 is excluded from the death, disability and change in control amounts (as the participant would have been paid this portion regardless of death, disability or a change in control). The portion of the award that is subject to cliff vesting that would accelerate upon termination is included in the death, disability and change in control amounts.

Under the change in control scenario, the Compensation Committee would determine the size of the compensation pool and pay awards according to the applicable POP agreements. Under this scenario, the values of the POP Allocations allocated to each NEO (and the POP LTIP Units exchanged for such POP Allocations) for the 2016-2018, 2017-2019, 2020-2022, 2021-2023, 2022-2024 and 2023-2025 performance periods are computed consistently with the values applicable to the death and disability scenarios (assuming that, upon a change in control, the Compensation Committee awards the full estimated value of the compensation pools as of December 31, 2023, and the change in control occurs on December 31, 2023). As we are including amounts that are contingent upon future performance, there is no assurance that these estimates will be realized. Based on future performance, actual awards for the 2022-2024 performance period and 2023-2025 performance period could be higher than the estimated values. Change in control amounts for the 2023-2025 performance period were prorated in accordance with the applicable POP provision governing change in controls occurring on or before the first anniversary of the beginning of the performance period. Awards can still be vested after retirement.

(6)

Any applicable retirement benefit with respect to equity compensation has been waived by our NEOs. Therefore, no acceleration benefit is reported for a retirement scenario except as stated below with respect to Mr. Moghadam.

(7)

Mr. Moghadam had 177,964 LTIP Units for which retirement eligibility had not been waived. Therefore, the vesting of these units would accelerate under the retirement scenario on December 31, 2023. The value attributable to these shares is $23,722,601 based on the closing price of our common stock on December 31, 2023 ($133.30).

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	112

CEO PAY RATIO

CEO Pay Ratio

We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans and other benefits. As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Moghadam:

For 2023, our last completed fiscal year:

●	the annual total compensation of the employee identified at the median of our company as of December 31, 2023, (other than the CEO) was $127,272; and

●	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $50,891,597.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 400 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay ratios within our industry will also differ and may not be comparable depending on the size, scope, global breadth and structure of the company.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

●	We identified our median compensated employee as of December 31, 2023.

●

To identify the median employee, we calculated compensation of our employees using their 2023 annual base salaries, bonuses for the 2023 performance year (including any bonus exchange premium received), annual LTI equity awards paid in 2023, value of POP Allocations for the 2023-2025 performance period, PPP awards paid in 2023 and company contributions to applicable retirement plans.

●	As of December 31, 2023, our employee population consisted of 2,574 individuals. The total number of U.S. and non-U.S. employees were 1,538 and 1,036, respectively.

●

We did not exclude any employees from our employee population. We excluded a limited number of temporary agency employees, whose compensation is determined by the agency and who are not considered our employees for purposes of the pay ratio calculation.

●	We annualized the base pay and cash incentive bonus for 2023 new hires.

●	Foreign salaries were converted to U.S. dollars at the December 31, 2023, exchange rate.

●	No cost of living adjustments were utilized in the compensation calculation.

●

Once the median employee was identified, we calculated the total compensation for our median employee for 2023 using the same methodology we used to calculate Mr. Moghadam’s total compensation in the Summary Compensation Table for the Fiscal Year 2023.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	113

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” to our CEO and to our other named executive officers and certain financial performance measures of Prologis, including our company-selected measure, Core FFO per share (excluding Promotes). Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our named executive officers during a covered year or the way in which the Compensation Committee views compensation decisions. For further information regarding Prologis’
pay-for-performance
philosophy, please refer to “Compensation Discussion and Analysis”.

					Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c) (1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e) (1)(2)	Total Shareholder Return (f) (3)	Peer Group Total Shareholder Return (g) (3)	Net Income (h) (4)	Core FFO per share (excluding Promotes) (i) (5)

2023	$50,891,597	$ 95,938,282	$12,998,563	$22,262,325	$164.95	$113.54	$3,053,373	$5.10

2022	$48,152,756	$ (8,171,362)	$13,929,713	$ (967,175)	$135.67	$ 99.82	$3,358,796	$4.61

2021	$24,901,490	$113,654,050	$ 9,031,383	$37,255,257	$197.54	$132.23	$2,933,571	$4.09

2020	$34,432,677	$ 56,804,770	$12,158,797	$19,996,334	$114.63	$ 92.43	$1,473,122	$3.58

(1)
Mr. Moghadam
served as our principal executive officer (PEO) for the full year for each of 2023, 2022, 2021 and 2020. Our non-PEO
named executive officers (NEOs) included: (a) for 2023, Mr. Arndt, Mr. Letter, Mr. Anderson, and Mr. Nekritz; (b) for 2022, Mr. Arndt, Mr. Olinger, Mr. Reilly, Mr. Anderson, and Mr. Nekritz; (c) for 2021, Mr. Olinger, Mr. Reilly, Mr. Anderson, and Mr. Nekritz; and (d) for 2020, Mr. Olinger, Mr. Reilly, Mr. Anderson, Mr. Nekritz, and Mr. Curless.

(2)
For each year, the values included in these columns for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO
NEOs reflect the following adjustments to the values included in columns (b) and (d), respectively:

PEO	2023

Summary Compensation Table (SCT) Total for PEO (column (b))	$50,891,597

- SCT “Bonus” column value	1,912,500

- SCT “Stock Awards” column value	48,967,096

+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	54,992,738

-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	28,568,829

+ vesting date fair value of equity awards granted and vested in the covered year	1,822,500

-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	5,234,852

+ dollar value of dividends/earnings paid on equity awards in the covered year	5,307,362

Compensation Actually Paid to PEO (column (c))	$95,938,282

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	114

PAY VERSUS PERFORMANCE

Average for Non-PEO NEOs	2023

Average SCT Total for Non-PEO NEOs (column (d))	$12,998,563

- SCT “Bonus” column value	966,850

- SCT “Stock Awards” column value	11,337,978

+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	12,963,347

-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	5,922,340

+ vesting date fair value of equity awards granted and vested in the covered year	682,350

-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	941,297

+ dollar value of dividends/earnings paid on equity awards in the covered year	1,059,256

Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$22,262,325

(3)
Peer group utilized for the Pay Versus Performance Table is the MSCI U.S. REIT Index. The same peer group has been used for all years disclosed. The returns of each component company in the peer group were weighted according to the respective company’s market capitalization at the beginning of each period for which a return is indicated. The peer group utilized for the Pay Versus Performance Table in our 2023 annual proxy statement was the Cohen & Steers Realty Majors Portfolio Index (RMP) (the “Cohen & Steers REIT Index”) since the Cohen & Steers REIT Index was previously used as a performance benchmark index for the calculation of LTI Equity awards. The MSCI U.S. REIT Index will be used as a performance benchmark index for the calculation of LTI Equity awards beginning in 2024. See “Compensation Discussion and Analysis” for further information, including “Detail on compensation program improvements”. The following table compares Prologis total shareholder return to the Cohen & Steers REIT Index total shareholder return, using December 31, 2019 as the beginning of the measurement period:

	Value of Initial Fixed $100 Investment Based on:
Year	Total Shareholder Return	MSCI U.S. REIT Index Total Shareholder Return	Cohen & Steers REIT Index Total Shareholder Return

2023	$164.95	$113.54	$112.74

2022	$135.67	$ 99.82	$101.78

2021	$197.54	$132.23	$137.26

2020	$114.63	$ 92.43	$ 95.00

(4)	Net income is rounded to the nearest thousand.

(5)
The company-selected measure is Core FFO per share (excluding Promotes). See “Compensation Discussion and Analysis” for further information regarding how Core FFO per share is used as a metric in our NEO annual bonus determinations. Core FFO per share is a non-GAAP
measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure and for a calculation of the CAGR of our Core FFO per share.

Narrative Discussion to the Pay Versus Performance Table
Compensation Actually Paid and Prologis TSR:
The total shareholder return of Prologis, Inc. (“Prologis TSR”) was $114.63 at the end of 2020, $197.54 at the end of 2021, $135.67 at the end of 2022 and $164.95 at the end of 2023. Compensation Actually Paid to our PEO was $56,804,770 in 2020, $113,654,050 in 2021, negative $8,171,362 in 2022 and $95,938,282 in 2023. The average Compensation Actually Paid to our
Non-PEO
Named Executive Officers
(“Non-PEO
NEOs”) was $19,996,334 in 2020, $37,255,257 in 2021, negative $967,175 in 2022 and $22,262,325 in 2023. Prologis TSR increased by 15% from December 31, 2019, to the end of 2020, with a total return of $14.63 at the end of 2020 on an initial investment of $100 made at the closing price on December 31, 2019. Prologis TSR increased by 72% from 2020 to 2021, with a total return of $97.54 at the end of 2021 on an initial investment of $100 made at the closing price on December 31, 2019. Compensation Actually Paid to our PEO increased by 100% from 2020 t
o 2
021. Average Compensation Actually Paid to our
Non-PEO
NEOs increased by 86% from 2020 to 2021. Prologis TSR declined by 31% from 2021 to 2022 but remained positive with a total return of $35.67 at the end of 2022 on an initial investment of $100 made at the closing price on

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	115

PAY VERSUS PERFORMANCE

December 31, 2019. Compensa
ti
on Actually Paid to our PEO decreased by 107% from 2021 to 2022, resulting in negative Compensation Actually Paid to our PEO for 2022. Average Compensation Actually Paid to
Non-PEO
NEOs decreased by 103% from 2021 to 2022, also resulting in negative average Compensation Actually Paid to
Non-PEO
NEOs for 2022. Prologis TSR increased by 22% from 2022 to 2023, with a total return of $64.95 at the end of 2023 on an initial investment of $100 made at the closing price on December 31, 2019. Compensation Actually Paid to our PEO increased by 1,274% from 2022 to 2023, given that Compensation Actually Paid to our PEO was a negative figure in 2022 and our stock price increased at the end of 2023. Average Compensation Actually Paid to
Non-PEO
NEOs increased by 2,402% from 2022 to 2023, given that Compensation Actually Paid to our
Non-PEO
NEOs was a negative figure in 2022 and our stock price increased at the end of 2023.
Compensation Actually Paid and Net Income / Core FFO per share:
Prologis’ Net Income increased each year between 2020 and 2022, from $1,473,122,000 in 2020, to $2,933,571,000 in 2021 (a 99% increase from 2020 to 2021) to $3,358,796,000 in 2022 (a 14% increase from 2021 to 2022). Prologis’ Net Income declined to $3,053,373,000 in 2023 (a 9% decrease from 2022 to 2023) primarily due to lower gains on sales of real estate. Prologis’ Core FFO per share (excluding Promotes)
(6)
has increased each year between 2020 and 2023, from $3.58 in 2020 to $4.09 in 2021 (a 14% increase from 2020 to 2021) to $4.61 in 2022 (a 13% increase from 2021 to 2022) to $5.10 in 2023 (an 11% increase from 2022 to 2023). As discussed above, Compensation Actually Paid to our PEO and
Non-PEO
NEOs increased from 2020 to 2021, decreased from 2021 to 2022, then increased again from 2022 to 2023. The relationship between Core FFO per share (excluding Promotes)
(6)
and Compensation Actually Paid underscores that while Prologis’ stock price declined from 2021 to 2022 – largely due to broader macroeconomic market factors – and thus resulted in lower Compensation Actually Paid (and Prologis TSR) from 2021 to 2022, our operational performance remained strong as demonstrated by key operational indicators like Core FFO per share (excluding Promotes).
(6)
Net Income also increased year-over-year during that period. Our stock price increased at the end of 2023, resulting in greater Compensation Actually Paid for the year 2023. In 2023, our Core FFO per share (excluding Promotes)
(6)
continued to increase to an
all-time
company high, but our Net Income declined from 2022 primarily due to lower gains on sales of real estate.
Prologis TSR vs. peer group total shareholder return:
Prologis TSR outpaced the total shareholder return of the MSCI U.S. REIT Index in each of 2020, 2021, 2022 a nd 2
023. By
year-end
2023, the value of a $100 investment made at the end of 2019 in Prologis would have been worth $164.95 versus only $113.54 for such an investment made at the same time in the MSCI U.S. REIT Index, a difference of $51.41.
Tabular list of most important financial performance measures for 2023 fiscal year
Below is a
non-exhaustive
list of financial performance measures the company uses in analyzing executive compensation, presented in no particular order, which the company considers to be the most important financial performance measures used to link Compensation Actually Paid to our NEOs to company performance during the 2023 fiscal year:

Financial Performance Measure

Three-year annualized Total Shareholder Return (7)

Core FFO Per Share (excluding Promotes) (6)(8)

Promote revenue earned by Prologis, Inc. from Strategic Capital vehicles (8)

(6)
Core FFO per share (excluding Promotes) is a metric used to calculate our NEO annual bonuses. See “Compensation Discussions & Analysis” for further information. Core FFO per share is a non-GAAP
measure. See Appendix A for definitions and discussions of
non-GAAP
measurements and reconciliations to the most directly comparable GAAP measures.

(7)	Prologis’ three-year annualized TSR is used to calculate our LTI Equity awards and POP awards. See “Compensation Discussions & Analysis” for further information.

(8)
Promote incentive fees are earned by Prologis, Inc. from certain of our Strategic Capital vehicles when vehicle rates of return exceed pre-set
performance hurdles. A portion of certain Promote fees paid to the company are used to pay awards in our Prologis Promote Plan (PPP). See “Compensation Discussions & Analysis” for further information regarding our Strategic Capital business, Promote fees earned from Strategic Capital vehicles, and the relationship between Promote fees and PPP awards.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	116

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

PROPOSAL 2

Advisory Vote to Approve the Company’s Executive Compensation for 2023

The Dodd-Frank Act allows our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

The compensation of our NEOs is discussed above under “Executive Compensation.” Our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the compensation of our NEOs for 2023.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation that is described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the company’s 2023 executive compensation, as discussed and disclosed in the company’s proxy statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation Tables and related narratives.”

You may vote for, vote against or abstain from voting to approve the above resolution on the company’s executive compensation for 2023. Assuming a quorum is present, to be approved by the stockholders, the number of votes cast “For” the proposal must exceed the number of such votes cast “Against” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values the opinions of our stockholders and reviews and considers the voting results when making executive compensation decisions. The company currently intends to hold an advisory vote on its executive compensation on an annual basis.

The Board unanimously recommends that the stockholders vote, on an advisory basis, FOR the approval of our 2023 executive compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	117

Director Compensation

119	Director Compensation

120	Nonqualified Deferred Compensation Plans for Directors

120	2012 NQDC Plan and AMB NQ Plans

120	Notional Account NQDC Plan

120	ProLogis Deferred Fee Plan for Trustees

121	Director Compensation for Fiscal Year 2023

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	118

DIRECTOR COMPENSATION

Director Compensation

Non-employee directors are compensated with a mix of cash and equity-based compensation, with a higher percentage of the overall mix in equity-based compensation. An employee who also serves as a member of the Board, such as Mr. Moghadam, does not receive additional compensation for service on the Board.

In May 2023, Pay Governance conducted a competitive review of our non-employee director compensation to ensure that our compensation levels are competitive, and the structure of the program is consistent with corporate governance best practices. This analysis compared our non-employee director compensation to Prologis’ executive compensation peer group(1) and the companies contained in the S&P 500 Index.

Pay Governance’s review found that (i) our non-employee director compensation is modestly above the 75th percentile of both comparison groups and (ii) the mix between the cash and equity components of our non-employee director compensation (35% in cash and 65% in equity) was consistent with median competitive practice.

The Compensation Committee recommended no increases to director compensation. The recommendation was approved by the full Board.

Compensation applicable to service on the Board by our non-employee directors for 2023 was as follows:

●	Annual cash retainer: $120,000

●	Annual equity awards: Valued on the grant date at $225,000

–

In the form of deferred share units (“DSUs”), each convertible into one share of our common stock, that will vest upon the earlier of one year from the grant date or the date of the next annual meeting. After vesting, receipt of the underlying common stock is deferred until at least three years from the grant date. The DSUs earn dividend equivalent units (“DEUs”) while they are outstanding.

●	Lead independent director retainer: $50,000

●	Annual retainer for serving as chair of a committee:

– Audit: $30,000

– Compensation: $25,000

– Governance: $20,000

– Executive: None

●	Excess meeting fee: Meeting fee of $1,500 for each meeting attended in excess of a combined 20 Board and committee meetings per year.

The equity component of the compensation paid to our directors is awarded under the terms of the 2020 LTIP. See the narrative discussion that follows the Grants of Plan-Based Awards for Fiscal Year 2023 table above under “Executive Compensation.” In addition, we reimburse our directors for reasonable travel costs incurred to attend the meetings of the Board and its committees.

(1)

The executive compensation peer group is comprised of Adobe Inc., American Tower Corporation, Automatic Data Processing, Inc., The Carlyle Group Inc., Crown Castle Inc., Equinix, Inc., Evercore Inc., Global Payments Inc., Intuit Inc., Jefferies Financial Group Inc., Lazard Ltd., Northern Trust Corporation, Paychex, Inc., S&P Global, Inc., ServiceNow, Inc., State Street Corporation, Ventas, Inc., Welltower Inc. and Workday, Inc.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	119

DIRECTOR COMPENSATION

Nonqualified Deferred Compensation Plans for Directors

2012 NQDC Plan and AMB NQ Plans

Ms. Bita and Mr. Webb elected to defer receipt of their annual retainers and other fees earned, as applicable, in 2023. The compensation earned by these directors has been converted into phantom shares in a hypothetical fee deferral account, under the terms of the 2012 NQDC Plan. The footnotes to the Director Compensation for Fiscal Year 2023 table below contain information on the amount of deferrals applicable to these directors.

In 2012, Mr. Fotiades deferred his annual cash retainer into a cash account under the 2012 NQDC Plan. As of December 31, 2023, Mr. Fotiades’ balance in the cash account under the 2012 NQDC Plan was $318,206, including a gain in 2023 of $53,669.

See discussion of our deferred compensation plans in the narrative that follows the Nonqualified Deferred Compensation in Fiscal Year 2023 table above under “Executive Compensation.”

Notional Account NQDC Plan

Under the Notional Account NQDC Plan, Ms. Kennard received an initial account credit value in a notional earnings account equal to the amount of the deemed tax liability on the distributions she received in 2011 triggered by the Merger. The initial account credit value is hypothetically invested in measurement funds selected by the participant, which do not include our company stock. Measurement funds are used for measurement purposes only and plan participants do not have rights in or to the underlying hypothetical investments. Notional earnings accounts are credited with hypothetical earnings or charged with hypothetical losses associated with the underlying hypothetical investments. Upon her retirement from the Board, Ms. Kennard is entitled to the excess, if any, of the value in her notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying hypothetical investments, if any) over her initial account credit value.

The initial account credit values for Ms. Kennard was $49,023. As of December 31, 2023, the value of the notional earnings account exceeded the initial credit value for Ms. Kennard by $58,630, including a decrease attributable to 2023 of ($19,890).

See discussion of our deferred compensation plans in the narrative that follows the Nonqualified Deferred Compensation in Fiscal Year 2023 table above under “Executive Compensation.”

ProLogis Deferred Fee Plan for Trustees

This plan, which was assumed by us in the Merger, allowed members of the Trust’s board to receive their fees currently or elect to defer the receipt of their fees until after their board service ended. Deferrals were in the form of cash or Trust common shares. For those choosing shares, fees earned were credited to hypothetical fee deferral accounts based on the closing price of the common shares as of the date of the deferral. Under the Merger agreement, the Trust common shares in the deferral account were converted to our common stock using the Merger exchange ratio. Each share in the hypothetical account represents one share of our common stock and earns dividends under the same terms as dividends paid on our common stock. Upon retirement from the Board, the participant will be issued the shares of common stock included in their hypothetical fee deferral account pursuant to specific deferral elections, which generally delay payment until the next fiscal year after service on the Board ends. No additional deferrals could be made under this plan after December 31, 2011.

Mr. Fotiades participated in this plan at the time of the Merger. As of December 31, 2023, including amounts earned as dividends, Mr. Fotiades had a balance of 27,089 shares in his hypothetical fee deferral account.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	120

DIRECTOR COMPENSATION

Director Compensation for Fiscal Year 2023*

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)		Stock Awards ($) (c)		All Other Compensation ($) (g)		Total(1) ($) (h)
Cristina Bita	$120,000	(2)	$224,909	(4)	$12,500	(5)	$357,409
James Connor	$120,000		$224,909	(4)	$12,500	(5)	$357,409
George Fotiades	$145,000	(2)	$224,909	(4)	$12,500	(5)	$382,409
Lydia Kennard	$120,000		$224,909	(4)	$12,500	(5)	$357,409
Irving Lyons III	$170,000		$224,909	(4)	$10,000	(5)	$404,909
Avid Modjtabai	$120,000		$224,909	(4)	—	(5)	$344,909
David O’Connor	$120,000		$224,909	(4)	$12,500	(5)	$357,409
Olivier Piani	$120,000		$224,909	(4)	—	(5)	$344,909
Jeffrey Skelton	$140,000		$224,909	(4)	$12,500	(5)	$377,409
Carl Webb	$150,000	(2)	$224,909	(4)	$12,500	(5)	$387,409
William Zollars(3)	$41,076		—	(4)	—	(5)	$41,076

*	Columns (d), (e) and (f) have been omitted from this table because they are not applicable.

(1)

The compensation structure for the Board is described in the narrative discussion that precedes this table. Mr. Moghadam is an employee of the company and does not receive additional compensation associated with his service on the Board.

(2)

Directors may elect to defer their compensation under the 2012 NQDC Plan. Under this plan, the cash compensation is converted into phantom shares that are held in a hypothetical fee deferral account under the terms of the 2012 NQDC Plan. As of December 31, 2023, the balance in the hypothetical fee deferral accounts under the 2012 NQDC Plan (which also includes deferrals prior to 2022) and the years in which the deferral was elected were as follows:

● Ms. Bita: (2020-2023):	4,440 shares (including 105 DEUs earned in 2023)
● Mr. Fotiades (2013 to 2016):	14,302 shares (including 398 DEUs earned in 2023)
● Mr. Webb: (2013 to 2023):	23,088 shares (including 620 DEUs earned in 2023)

Based on their individual elections, each of the directors’ phantom shares will be distributed to them upon termination of service on the Board. See the discussion above and also the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2023 table above under “Executive Compensation.”

(3)	Mr. Zollars retired from the Board in May 2023.

(4)

Represents the grant date fair value of 1,801 DSUs awarded to each of our non-employee directors who were elected at our annual meeting on May 4, 2023. The value of the DSUs is based on the closing price of our common stock on the date of grant which was $124.88 per share. The DSUs vest on the earlier of the date of our next annual meeting or the one-year anniversary of the grant date. These awards are expected to vest on May 4, 2024. Receipt of the vested DSUs is deferred until three years from the grant date. Messrs. Lyons and O’Connor have elected to further defer the receipt of the DSUs granted in 2023 until their service on the Board ends. While they are outstanding, DSUs earn DEUs, which are vested and paid to the director under the same terms as the underlying DSU award.

We awarded DSUs under similar terms to our directors in 2018, which were distributed (2,107 shares) in April 2023 to all directors other than Messrs. Fotiades, Lyons and O’Connor, each of whom had previously elected to defer receipt under our 2012 NQDC Plan and Mr. Connor and Ms. Modjtabai who were not members of the Board in 2019. Awards granted in 2021 and 2022 are now fully vested and are scheduled to be distributed in April 2024 and May 2025, respectively, unless a specific deferral election has been made by the director.

Prior to the Merger, we granted restricted stock to our directors, and the Trust granted DSUs to members of its board. The restricted stock had a one-year vesting period and directors could elect to defer the awards after vesting under the AMB NQ Plans discussed above. The DSUs granted by the Trust were immediately vested but were required to be deferred until after the director’s service ended. The DSUs held by those trustees who joined our Board after the Merger were assumed by us under the Merger agreement, were converted based on the Merger exchange ratio, and continue to be deferred. These DSUs earn DEUs while they are outstanding.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	121

DIRECTOR COMPENSATION

DSUs and associated accrued DEUs outstanding as of December 31, 2023, were as follows and are vested unless otherwise noted (including DSUs and accrued DEUs granted by the Trust prior to the Merger):

● Ms. Bita:	5,142 shares (1,840 shares unvested) 1,750 shares to be distributed in April 2024; 1,552 shares to be distributed in May 2025; 1,840 shares to be distributed in June 2028
● Mr. Connor:	1,840 shares (1,840 shares unvested) 1,840 shares to be distributed in March 2026
● Mr. Fotiades:

61,785 shares (1,840 shares unvested)

Receipt of all shares deferred until service on the Board ends, except 1,750 shares to be distributed in June 2025; 1,552 shares to be distributed in June 2026; 1,840 shares to be distributed in June 2027

● Ms. Kennard:	5,142 shares (1,840 shares unvested) 1,750 shares to be distributed in April 2024; 1,552 shares to be distributed in May 2025; 1,840 shares to be distributed in May 2026
● Mr. Lyons:	36,385 shares (1,840 shares unvested) Receipt of all remaining shares deferred until service on the Board ends
● Ms. Modjtabai:	5,142 shares (1,840 shares unvested) 1,750 shares to be distributed in April 2024; 1,552 shares to be distributed in May 2025; 1,840 shares to be distributed in May 2026
● Mr. O’Connor:	21,701 shares (1,840 shares unvested) Receipt of all shares deferred until service on the Board ends
● Mr. Piani:	5,142 shares (1,840 shares unvested) 1,750 shares to be distributed in April 2024; 1,552 shares to be distributed in May 2025; 1,840 shares to be distributed in May 2026
● Mr. Skelton:	5,142 shares (1,840 shares unvested) 1,750 shares to be distributed in April 2024; 1,552 shares to be distributed in May 2025; 1,840 shares to be distributed in May 2026
● Mr. Webb:	5,142 shares (1,840 shares unvested) 1,750 shares to be distributed in April 2024; 1,552 shares to be distributed in May 2025; 1,840 shares to be distributed in May 2026

(5)

The Prologis Foundation will match the amount of charitable contributions to qualifying organizations made by our directors and all of our employees. Amounts reported represent charitable contributions of our charitable foundation that were paid directly to outside organizations to match qualifying contributions made by the director. The annual maximum amount of matching contributions in one year applicable to our directors is $12,500. Matching contributions in a particular year that are not used may be carried over to the subsequent year.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	122

SECURITY OWNERSHIP

Security Ownership

The number of shares of our common stock beneficially owned, as of the dates indicated in the footnotes below, by each person known to us to be the beneficial owner of more than five percent, in the aggregate, of our outstanding common stock as of the dates indicated in the footnotes below is as follows:

Name and Address(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	119,484,352	12.93%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	95,136,796	10.3%
State Street Corporation(4) State Street Financial Center One Lincoln Street Boston, MA 02111	62,014,856	6.71%

(1)

Entities included have filed a Schedule 13G representing that the shares of common stock they are reporting were acquired and are held in the ordinary course of business, were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Prologis and were not acquired and are not held in connection with or as a participant in any transaction having such purpose or effect.

(2)

Information regarding beneficial ownership of our common stock by The Vanguard Group, Inc. (“Vanguard”) is included herein based on a Schedule 13G/A filed with the SEC on February 13, 2024. Such report provides that Vanguard: (i) is the beneficial owner of all such common shares; (ii) has sole voting power with respect to none of such common shares; (iii) has shared voting power with respect to 1,928,195 of such common shares; (iv) has sole dispositive power with respect to 114,813,258 of such common shares; and (v) has shared dispositive power with respect to 4,671,094 of such common shares.

(3)

Information regarding beneficial ownership of our common stock by entities related to BlackRock, Inc. is included herein based on a Schedule 13G/A filed with the SEC on January 24, 2024. Such report provides that BlackRock Inc.: (i) is the beneficial owner of all such common shares and has sole dispositive power with respect to all such common shares and (ii) has sole voting power with respect to 86,140,800 of such common shares.

(4)

Information regarding beneficial ownership of our common stock by entities related to State Street Corporation is included herein based on a Schedule 13G filed with the SEC on January 30, 2024. Such report provides that State Street Corporation is the beneficial owner of all such common shares and has shared dispositive power with respect to 61,858,047 common shares and shared voting power over 36,196,991 common shares.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	123

SECURITY OWNERSHIP

The following table shows the number of shares of our common stock beneficially owned, as of March 12, 2024, by: (i) our CEO; (ii) our chief financial officer; (iii) our other NEOs; (iv) each of our directors; and (v) our directors and all of our executive officers as a group.

	Shares Beneficially Owned
Name(1)	Number of Shares of Common Stock as of March 12, 2024 (2)	Number of Shares of Common Stock That May Be Acquired by May 11, 2024 (3)(4)(5)(6)(7)	Total Beneficial Ownership**	% of Outstanding Shares of Common Stock(8)	% of Outstanding Shares of Common Stock and Units(9)
NEOs:
Hamid Moghadam(10)	2,133,278	1,449,392	3,582,670	0.39%	0.38%
Timothy Arndt	3,597	59,905	63,502	*	*
Daniel Letter	20	90,846	90,866	*	*
Edward Nekritz	2,033	730,478	732,511	*	*
Directors:
Cristina Bita	8,058	1,749	9,807
James Connor(11)	4,286	403,782	408,068
George Fotiades	8,000	1,749	9,749	*	*
Lydia Kennard	29,050	1,749	30,799	*	*
Irving Lyons III(12)	23,431	-	23,431	*	*
Avid Modjtabai	17,282	1,749	19,031
David O’Connor	9,000	-	9,000	*	*
Olivier Piani	7,975	1,749	9,724
Jeffrey Skelton	59,422	1,749	61,171	*	*
Carl Webb	86,587	1,749	88,336	*	*
All directors and executive officers as a group (16 total)(13)	2,400,304	2,768,947	5,169,251	0.56%	0.55%

*	Represents less than 0.1% of the outstanding shares of common stock and limited partnership units, as applicable.

**

This column does not include LTIP Units held by NEOs that will not meet the waiting period and other applicable conditions for conversion and redemption by May 11, 2024. Our NEOs have elected to take most, if not all, their equity awards in the form of LTIP Units since 2014. This column also does not include deferred stock units held by our directors that are deferred per their terms or by election until after May 11, 2024.

(1)	The principal address of each person is: c/o Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

(2)

This column includes shares of our common stock beneficially owned as of the date indicated. Includes vested shares of our common stock owned through our 401(k) Plan and our nonqualified deferred compensation plans, as applicable. Unless indicated otherwise, all interests are owned directly and the indicated person has sole voting and dispositive power. For discussion of our nonqualified deferred compensation plans, see the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2023 table above under “Executive Compensation.”

(3)

This column includes shares of our common stock that may be acquired within 60 days of March 12, 2024, through (i) scheduled vesting of restricted stock or restricted stock units, or payment of DSUs and associated accrued DEUs upon distribution and (ii) the exchange of limited partnership units beneficially owned directly or indirectly. Unvested and unearned awards granted under our employee stock plans that do not vest, or are not earned, by May 11, 2024, or vested awards that do not have a scheduled payment date by May 11, 2024, are not included. Vested LTIP Units earned under our employee stock plans that have not been held for the minimum holding period and cannot be converted to common partnership units by May 11, 2024, are not included. Unless indicated otherwise, all interests are owned directly and the indicated person will have sole voting and dispositive power upon receipt.

(4)

This column does not include shares of phantom stock held in hypothetical fee deferral accounts under the terms of our nonqualified deferred compensation plans, all of which are non-voting. Phantom share balances as of March 12, 2024, were as follows:

● Ms. Bita:	3,429 shares
● Mr. Fotiades:	14,302 shares
● Mr. Webb:	23,088 shares

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	124

SECURITY OWNERSHIP

Generally, the director has deferred receipt of the underlying common stock until his service on the Board ends. See “Director Compensation—Director Compensation for Fiscal Year 2023.”

(5)

This column does not include shares of phantom stock held in a hypothetical fee deferral account by a director who was formerly a member of the Trust’s board, all of which are non-voting. Balance as of March 12, 2024, is as follows:

● Mr. Fotiades:	27,089 shares

Mr. Fotiades’ phantom stock will be distributed to him in January of the year following his termination from the Board. See “Director Compensation—Director Compensation for Fiscal Year 2023.”

(6)

This column does not include vested DSUs and associated accrued DEUs, all of which are non-voting, which were earned by directors who were formerly members of the Trust’s board. Balances as of March 12, 2024, were as follows:

● Mr. Fotiades:	21,713 shares
● Mr. Lyons:	10,006 shares

Generally, these awards are payable to the director when his or her service on the Board ends. See “Director Compensation—Director Compensation for Fiscal Year 2023.”

(7)

This column does not include vested or unvested DSUs and associated accrued DEUs, all of which are non-voting, receipt of which has been deferred to a date later than May 11, 2024, pursuant to a specific deferral election. See “Director Compensation—Director Compensation for Fiscal Year 2023.” Balances as of March 12, 2024, were as follows (not including shares disclosed in footnotes 4, 5 and 6):

● Ms. Bita:	3,393 shares
● Mr. Fotiades:	38,323 shares
● Ms. Kennard:	3,393 shares
● Mr. Lyons:	26,379 shares
● Ms. Modjtabai:	3,393 shares
● Mr. O’Connor:	21,701 shares
● Mr. Piani:	3,393 shares
● Mr. Skelton:	3,393 shares
● Mr. Webb:	3,393 shares

(8)

The percentage of shares of common stock beneficially owned by a person assumes that all the limited partnership units held by the person that can be exchanged as of May 11, 2024, are exchanged for shares of our common stock, and that none of the limited partnership units held by any other persons are so exchanged. The percentage of shares of common stock beneficially owned by all directors and executive officers as a group assumes that all the limited partnership units held by the group that can be exchanged as of May 11, 2024 are exchanged for shares of our common stock, and that none of the limited partnership units held by any person outside of the group are so exchanged.

(9)

The percentage of shares of common stock and units beneficially owned by a person assumes that all the limited partnership units held by the person that can be exchanged as of May 11, 2024, are exchanged for shares of our common stock, and that all the limited partnership units held by other persons that can be exchanged as of May 11, 2024, are so exchanged. The percentage of shares of common stock and units beneficially owned by all directors and executive officers as a group assumes that all the limited partnership units held by the group that can be exchanged as of May 11, 2024, are exchanged for shares of our common stock, and that all the limited partnership units held by other persons outside of the group that can be exchanged as of May 11, 2024, are so exchanged.

(10)

Includes 131,775 shares and 18,233 LTIP Units that are indirectly held through trusts of which Mr. Moghadam is the trustee, 835,850 LTIP Units and 1,019,089 shares that are owned by LLCs of which Mr. Moghadam is the manager and 982,414 shares are held through a rabbi trust pursuant to the AMB NQ Plans and the 2012 NQDC Plan, for which the trustee holds all voting power.

(11)	Includes 4,234 shares held through a trust for which Mr. Connor’s spouse is the trustee.

(12)	Includes 22,431 shares that are held through a family trust of which Mr. Lyons is a trustee and 1,000 shares held in trust for the benefit of Mr. Lyons’ daughter for which Mr. Lyons is the trustee.

(13)	Includes shares beneficially owned by Carter Andrus, our chief operating officer, and Joseph Ghazal, our chief investment officer.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	125

EQUITY COMPENSATION PLANS

Equity Compensation Plans

We currently grant equity awards only under the 2020 LTIP. However, we do have awards outstanding that were granted under the 2012 LTIP, the AMB Plans and the Trust Plans. The available shares of common stock under the 2012 LTIP, AMB Plans and the Trust Plans as of April 29, 2020, the date our stockholders approved the 2020 LTIP, were added to the share reserve of the 2020 LTIP. All outstanding awards under the AMB Plans and the Trust Plans will remain outstanding until they vest, expire or are forfeited by the participant. The 2020 LTIP does not expire but no further awards can be granted under the plan after the tenth anniversary date of the plan approval. Information about our equity compensation plans as of December 31, 2023, is as follows:

Plan Category (a)	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (b)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (c)	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b)) (d)
Equity compensation plans approved by security holders(1)(2)	7,478,282	$—	17,653,587
Equity compensation plans not approved by security holders	—	—	—

(1)	The amount in column (b) includes 2,098,966 outstanding RSUs, DSUs, DEUs and phantom shares, and 5,379,316 LTIP Units.

(2)	Weighted average exercise price in column (c) not applicable for 2023.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	126

Audit Matters

128	Audit Committee Report

129	Independent Public Accountant

130	Ratification of the Appointment of the Independent Public Accountant (Proposal 3)

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	127

AUDIT MATTERS

Audit Committee Report

The purpose of the Audit Committee is to be an informed, vigilant and effective overseer of our financial accounting and reporting processes consistent with risk mitigation appropriate in the circumstances. The committee is directly responsible for the appointment, compensation and oversight of our independent public accountant. The committee is comprised of the four directors named below. Each member of the committee is independent as defined by SEC and NYSE rules. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert and is financially literate in accordance with applicable NYSE and SEC rules. Management is responsible for the company’s internal controls and the financial reporting process. The company’s independent public accountant is responsible for performing an independent audit of the company’s consolidated financial statements and the effectiveness of the company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. The committee’s function is more fully described in its charter which has been approved by the Board. The charter can be viewed, together with any future changes, on our website at http://ir.prologis.com/governance. Information contained on our website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

We have reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2023, and unaudited financial statements for the quarterly periods ended March 31, June 30 and September 30, 2023, with management and KPMG LLP, the company’s independent public accountant. We also reviewed and discussed management’s assessment of the effectiveness of the company’s internal controls over financial reporting. The committee has discussed with KPMG LLP the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. KPMG LLP has provided to the company the written disclosures and confirmation required by applicable PCAOB requirements regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence. The committee also concluded that KPMG LLP’s performance of non-audit services to us and our affiliates, as pre-approved by the committee and described in the next section, does not impair KPMG LLP’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for 2023. The foregoing report is provided by the following independent directors, who constitute the committee.

Audit Committee:

  Carl B. Webb (Chair)

  Cristina G. Bita

  Avid Modjtabai

  Olivier Piani

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	128

AUDIT MATTERS

Independent Public Accountant

The Audit Committee engaged KPMG LLP as our independent public accountant for the fiscal years ended December 31, 2023, and 2022. KPMG LLP was also retained to provide certain audit-related and tax services in 2023 and 2022.

In the course of the provision of services on our behalf, we recognize the importance of our independent public accountant’s ability to maintain objectivity and independence in its audit of our financial statements and the importance of minimizing any relationships that could appear to impair that objectivity. To that end, the Audit Committee has adopted policies and procedures governing the pre-approval of audit and non-audit work performed by our independent public accountant. The independent public accountant is authorized to perform specified pre-approved services up to certain annual amounts and up to specified amounts for specific services. Such limits vary by the type of service provided. Individual engagements anticipated to exceed pre-established thresholds must be separately approved. All of the fees reflected below for 2023 and 2022 were pre-approved by the Audit Committee.

The following table represents fees for professional audit services rendered for the audit of our consolidated financial statements for the years ended December 31, 2023, and 2022 and fees billed for other services rendered in each year.

Types of Fees	2023	2022(5)

Audit fees(1)	$5,583,003	$6,083,117

Audit-related fees(2)	$64,042	$150,547

Tax fees(3)	$434,791	$235,063

All other fees(4)	$55,299	—

Totals	$6,137,135	$6,468,727

(1)

Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, including all services required to comply with the standards of the PCAOB, and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work). Additionally, amounts include fees for services associated with comfort letters, statutory audits, audits of consolidated entities, consents, technical accounting consultations and reviews of documents filed with the SEC.

(2)	Audit-related fees consist of fees for assurance and related services associated with the issuance of attestation reports.

(3)	Tax fees are primarily fees for tax compliance, tax return preparation, tax planning and pre-approved tax consultations.

(4)	Non-audit services including advisory services for an operational assessment.

(5)	2022 audit fees are amended due to corrected non-US fees.

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AUDIT MATTERS

PROPOSAL 3

Ratification of the Appointment of the Independent Public Accountant

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent public accountants retained to audit our financial statements. The Audit Committee has appointed KPMG LLP as our independent public accountant for the year 2024. KPMG LLP has served in this role since 2002. The Audit Committee is responsible for the audit fee negotiations associated with the company’s retention of KPMG LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent public accountant. In conjunction with the mandated rotation of KPMG LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent public accountant is in the best interest of the company and our stockholders.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent public accountant for the year 2024. In the event our stockholders do not approve the appointment, the appointment will be reconsidered by the Audit Committee.

KPMG LLP representatives are expected to attend the 2024 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

You may vote for, vote against or abstain from voting on ratifying the appointment of KPMG LLP as our independent public accountant for the year 2024. Assuming a quorum is present, to be approved by the stockholders, the number of votes cast “For” the proposal must exceed the number of such votes cast “Against” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

The Board unanimously recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent public accountant for the year 2024.

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PROPOSAL TO AMEND THE COMPANY’S CHARTER TO REDUCE STOCKHOLDER VOTING THRESHOLDS

PROPOSAL 4

Proposal to Amend the Company’s Charter to Reduce Stockholder Voting Thresholds

Our Board has approved and determined that it is in the best interests of the Company and its stockholders to approve, and to submit to stockholders for consideration and approval, certain amendments (the “Charter Amendments”) to our Charter to eliminate supermajority voting requirements and reduce the required voting threshold for each matter on which stockholders are entitled to vote to the lowest standard permitted by the Maryland General Corporation Law (the “MGCL”). Our Board believes that the Charter Amendments will help support strong corporate governance by enhancing stockholder rights.

Specifically, the Charter Amendments would:

●

reduce the required voting threshold for certain extraordinary corporate actions (Charter amendment, consolidation, merger, statutory share exchange, transfer of all or substantially all assets, conversion, dissolution, or reduction of stated capital) (collectively, “Extraordinary Actions”) from two-thirds of all the votes entitled to be cast on the matter (a “Supermajority Threshold”), which is the default under the MGCL, to a majority of all the votes entitled to be cast on the matter (an “Absolute Majority Threshold”), which is the lowest voting threshold permitted by the MGCL for Extraordinary Actions;

●

reduce the required voting threshold for the removal of a director for cause from a Supermajority Threshold to an Absolute Majority Threshold, which is the lowest voting threshold permitted by the MGCL for removal of a director;

●

reduce the required voting threshold for stockholder approval of a Board determination to revoke or terminate the Company’s REIT election from an Absolute Majority Threshold to a majority of all the votes cast on the matter (a “Simple Majority Threshold”); and

●

reduce the required voting threshold for stockholder approval of a Board determination to amend or repeal a Board resolution designated as irrevocable from an Absolute Majority Threshold to a Simple Majority Threshold.

The Charter Amendments are set forth in the proposed Articles of Amendment attached to this proxy statement as Appendix B.

You may vote for, vote against or abstain from voting on approving and adopting the Charter Amendments. Assuming a quorum is present, the affirmative vote in person or by proxy of at least two-thirds of the outstanding shares of common stock is required to approve this proposal pursuant to the existing terms of our Charter and adopt the Charter Amendments. Abstentions and broker non-votes are considered voting power present in person or by proxy and will have the same effect as votes “against” this proposal.

The Charter Amendments would become effective upon the acceptance for record of the Articles of Amendment by the State Department of Assessments and Taxation of Maryland, which we would file promptly following the Annual Meeting if our stockholders approve the Charter Amendments.

The Board cannot unilaterally adopt the Charter Amendments. Similarly, approval of Proposal 6 (the stockholder proposal titled “Simple Majority Vote”) will not automatically implement any amendments to our Charter but will simply request that the Board take the actions set forth in this Proposal 4. Therefore, it is important that stockholders vote FOR this proposal.

The Board unanimously recommends that the stockholders vote FOR the approval of the amendments to the Charter to reduce stockholder voting thresholds.

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PROPOSAL TO AMEND THE COMPANY’S BYLAWS TO REDUCE STOCKHOLDER VOTING THRESHOLDS

PROPOSAL 5

Proposal to Amend the Company’s Bylaws to Reduce Stockholder Voting Thresholds

Our Board has approved and determined that it is in the best interests of the Company and its stockholders to approve, and to submit to stockholders for consideration and approval, certain amendments (the “Bylaws Amendments”) to our bylaws (our “Bylaws”) to reduce the stockholder voting thresholds contained in our Bylaws. Our Board believes that the Bylaws Amendments will help support strong corporate governance by enhancing stockholder rights.

Although not required under the MGCL, our Bylaws require stockholder approval of certain changes to our Bylaws that may be proposed by our Board. These include proposals to amend the provisions in our Bylaws relating to whether we opt out of the Maryland Business Combination Act and the Maryland Control Share Acquisition Act. Our Bylaws also require stockholder approval of a Board proposal to amend the provision relating to amendments to our Bylaws, like this proposal.

In addition to stockholder approval of the Board-proposed amendments to our Bylaws described above, our stockholders are permitted to propose amendments to our Bylaws, which would be submitted to a stockholder vote.

Our Board is proposing amendments to our Bylaws to reduce the voting threshold required for stockholders to act on the matters described above from a majority of all the votes entitled to be cast on the matter, or an Absolute Majority Threshold, to a majority of all the votes cast on the matter, or a Simple Majority Threshold.

The Bylaws Amendments are set forth in the proposed Tenth Amended and Restated Bylaws attached to this proxy statement as Appendix C.

You may vote for, vote against or abstain from voting on approving and adopting the Bylaws Amendments. Assuming a quorum is present, the affirmative vote in person or by proxy of a majority of the outstanding shares of common stock is required to approve this proposal pursuant to the existing terms of our Bylaws and adopt the Bylaws Amendments. Abstentions and broker non-votes are considered voting power present in person or by proxy and will have the same effect as votes “against” this proposal.

The Bylaws Amendments would become effective automatically upon the approval of this proposal.

The Board cannot unilaterally adopt the Bylaws Amendments. Similarly, approval of Proposal 6 (the stockholder proposal titled “Simple Majority Vote”) will not automatically implement any amendments to our Bylaws but will simply request that the Board take the actions set forth in this Proposal 5. Therefore, it is important that stockholders vote FOR this proposal.

The Board unanimously recommends that the stockholders vote FOR the approval of the amendments to the Bylaws to reduce stockholder voting thresholds.

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SIMPLE MAJORITY VOTE

PROPOSAL 6

Simple Majority Vote

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, submitted the following proposal. The company is not responsible for any inaccuracies it contains. Our Board of Directors has recommended a vote AGAINST this stockholder proposal.

Proposal 6 – Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

This is a corporate governance improvement proposal that the Prologis Board of Directors should have put to a shareholder vote on its own initiative years ago.

This proposal is focused on the simple majority vote topic, but it is worth noting that there are other areas of improvement needed in the corporate governance of Prologis. For instance executive pay was rejected by an astounding 72% of shares in 2023 and George Fotiades, chair of the executive pay committee, and Jeffrey Skelton, chair of the governance committee, each received more than 13% against votes in 2023. A 5% rejection each is often the norm at well performing companies regarding executive pay and director elections.

Please vote yes:

Simple Majority Vote – Proposal 6

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SIMPLE MAJORITY VOTE

The Board’s Statement in Opposition

The Board unanimously recommends that the stockholders vote AGAINST Proposal 6 for the reasons set forth below.

As set forth in Proposals 4 and 5, the Board has already taken the actions proposed in Proposal 6, making Proposal 6 unnecessary and redundant. Specifically:

●

as described in Proposal 4, the Board has adopted amendments to our Charter that, if approved by our stockholders at the annual meeting, would reduce stockholder voting thresholds in our Charter to a Simple Majority Threshold or, as stated in Proposal 6, the “closest standard to a [Simple Majority Threshold] consistent with applicable law”; and

●

as described in Proposal 5, the Board has adopted amendments to our Bylaws that, if approved by our stockholders at the annual meeting, would reduce stockholder voting thresholds in our Bylaws to a Simple Majority Threshold.

As noted in Proposals 4 and 5, stockholders must approve the actual amendments to our Charter and our Bylaws for such amendments to take effect. If our stockholders approve the amendments set forth in Proposals 4 and 5, all stockholder voting thresholds in our Charter and Bylaws will be reduced to a Simple Majority Threshold or the closest standard to a Simple Majority Threshold consistent with the MGCL.

The Company’s stockholders should be aware that Proposal 6 is a non-binding, advisory request that the Board take the actions stated in the proposal. Stockholder approval of Proposal 6 will not automatically reduce any stockholder voting thresholds but will instead simply request that the Board take the actions it has already taken.

In light of Proposals 4 and 5, pursuant to which the Board has already taken the actions requested in Proposal 6, the Board views Proposal 6 as both unnecessary and redundant.

The Board unanimously recommends that the stockholders vote AGAINST Proposal 6.

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Additional Information

136	Proxy and Annual Meeting FAQ

142	Submitting Stockholder Proposals

144	Delinquent Section 16(a) Reports

145	Annual Report to Stockholders and Corporate Governance Documents

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ADDITIONAL INFORMATION

Proxy and Annual Meeting FAQ

Proxy materials

We are required under SEC regulations to provide you with a proxy statement when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is a legal designation of another person to vote the stock you own, which person is also referred to as your “proxy.” This designation may be done in a written document that is called a “proxy” or “proxy card.”

The proxy materials consist of our 2024 Proxy Statement and our 2023 Annual Report to Stockholders, which includes our 2023 Annual Report on Form 10-K.

Your vote is very important. For this reason, our Board is requesting that you permit your common stock to be represented and voted at the annual meeting by the proxies named on the proxy card.

Notice of Internet Availability

We have implemented the Notice and Access Rule enacted by the SEC for distribution of materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability to many of our stockholders of record and our beneficial owners. All stockholders will be able to access the proxy materials. We believe that the electronic availability of materials is an appropriate proxy communication solution that will allow us to provide our stockholders with the materials they need, while lowering the cost of delivery and reducing the environmental impact of our annual meetings. Stockholders may request to receive printed copies of the proxy materials.

Distribution of proxy materials

On or about March 29, 2024, the Notice of Annual Meeting and Internet Availability of Proxy Materials (“Notice of Internet Availability”) will be distributed to many of our stockholders, either in printed form by mail or electronically by email, in lieu of mailing the printed proxy materials. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the proxy materials through the Internet; (ii) submit their proxy; and (iii) receive printed proxy materials. Also on or about March 29, 2024, printed proxy materials, including our 2024 Proxy Statement and our Annual Report on Form 10-K for 2023, will be mailed to all other stockholders, as requested or required. On the mailing date, all stockholders and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.proxyvote.com or on our website at http://ir.prologis.com/financials/sec-filings. Information contained on our website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Stockholders may request to receive proxy materials electronically by email on an ongoing basis by visiting our website and selecting the link “Consent for Electronic Delivery”. You can also sign up for electronic delivery of proxy materials by following the instructions on the proxy card and Notice of Internet Availability with respect to how to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. If you register to receive future proxy materials electronically by email, you will receive an email next year with instructions on how to access those proxy materials and how to vote. If you change your email address, you will need to update your registration. Your election on how to receive proxy materials will remain in effect until you terminate it.

Stockholders will receive printed copies of the proxy materials if they have elected this form of delivery or they are participants in our 401(k) Plan. Printed copies of the proxy materials will be provided upon request at no charge by submitting a written notice to Investor Relations, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

Voting at the annual meeting in virtual format

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares and a Notice of Internet Availability or printed proxy materials and a proxy card are being sent directly to you. As the stockholder of record, you have the right to attend and to

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ADDITIONAL INFORMATION

vote virtually at the annual meeting. To be admitted to the virtual annual meeting you must enter the control number found on your proxy card or voting instruction form or notice you previously received. Even if you plan to attend the virtual annual meeting, we recommend that you authorize your proxy to vote your shares in advance so that your vote will be counted should you later decide not to attend the annual meeting.

Most of our stockholders hold their shares in street name through a broker, bank, trustee or other nominee rather than directly in their own name. In this case, you are considered the beneficial owner of shares held in street name, and a Notice of Internet Availability or printed proxy materials are being forwarded to you together with a voting instruction card by your broker, bank, trustee or nominee. As the beneficial owner, you are also invited to attend the virtual annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares virtually at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares, which will give you the right to vote the shares at the annual meeting. You will need to contact your broker, bank, trustee or nominee to obtain a legal proxy. Follow the instructions provided on the voting instruction form provided by your broker.

Voting without attending the annual meeting

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, trustee or nominee. In most cases, you will be able to do this by telephone, through the Internet or by mail. If you are a stockholder of record, please refer to the summary instructions on the proxy card included with your proxy materials or the instructions on how to vote contained in the Notice of Internet Availability. If you hold your shares in street name, the voting instructions will be communicated to you by your broker, bank, trustee or nominee. The Notice of Internet Availability also provides instructions on how you can request a printed copy of the proxy materials and proxy card, if you desire.

By Telephone or through the Internet—If you have telephone or Internet access, you may submit your proxy by following the instructions included with your proxy materials or, if you requested a printed copy of the proxy materials, on the proxy card. If you provide specific voting instructions, your shares will be voted as you have instructed.

By Mail—If you requested a printed copy of the proxy materials, you may submit your proxy by mail by signing the proxy card or, for shares held in street name, by following the voting instruction card included by your broker, bank, trustee or nominee and mailing it in the postage-paid envelope that is included. If you provide specific voting instructions, your shares will be voted as you have instructed.

The telephone and Internet proxy voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on May 8, 2024, unless the meeting is postponed or adjourned, in which case such voting facilities may remain open or be reopened until the day before the postponed or adjourned meeting.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive from your broker, bank, trustee or nominee.

If you vote by telephone or through the Internet, you do not have to return a proxy card or voting instruction card. The telephone and Internet proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend the annual meeting virtually.

Changing your vote

You may revoke your proxy at any time and change your vote at any time before the final vote at the annual meeting. If you are a stockholder of record, you may do this by signing and submitting a written notice to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111, by submitting a new proxy card with a later date, by voting again by telephone or through the Internet (your latest telephone or Internet proxy is counted), or by attending the annual meeting virtually and voting by ballot at the annual meeting. If you hold your shares beneficially in street name, you will need to contact your broker, bank, trustee or nominee to determine the process for revoking a voting instruction. Merely attending the annual meeting will not revoke a proxy unless you specifically request your proxy to be revoked.

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ADDITIONAL INFORMATION

All shares that have been properly voted (for which proxies have not been revoked) will be voted at the annual meeting.

Specific voting instructions not given

If you hold your shares directly in your name, and you sign and return a proxy card without giving specific voting instructions, the shares of common stock represented by that proxy will be voted as recommended by the Board. If you hold your shares in street name through a broker, bank, trustee or nominee and you do not provide specific voting instructions, your broker, bank, trustee or nominee will have discretion to vote such shares but only with respect to routine matters (Proposal 3).

If no voting instructions are received from you, and you hold your shares in street name, your broker, bank, trustee or nominee will not turn in a proxy card for your shares on the non-routine matters proposed at our annual meeting. Non-routine matters are the election of directors (Proposal 1), the advisory vote to approve the company’s executive compensation for 2023 (Proposal 2) , the approval of an amendment to our Charter to reduce stockholder voting thresholds (Proposal 4), the approval of an amendment to our Bylaws to reduce stockholder voting thresholds (Proposal 5) and the stockholder proposal titled “Simple Majority Vote” (Proposal 6).

If you hold shares in your 401(k) Plan account and do not provide the trustee of the 401(k) Plan with specific voting instructions, the trustee will vote all uninstructed shares held in our 401(k) Plan in the same proportion as how instructed shares held in the 401(k) Plan are voted.

Vote required for proposals

Vote Required for Proposal 1 (Election of Directors): You may vote for, vote against or abstain from voting on any of the director nominees. Assuming a quorum is present, to elect a particular director nominee, the number of votes cast “For” a director nominee must exceed the number of votes cast “Against” the director nominee. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election. A more detailed description of these majority voting procedures is provided below under “Majority Voting.”

Vote Required for Proposal 2 (Non-binding Advisory Vote to Approve the Company’s Executive Compensation for 2023): You may vote for, vote against or abstain from voting on the resolution on the company’s executive compensation for 2023. Assuming a quorum is present, to be approved by the stockholders, the number of votes cast “For” the proposal must exceed the number of votes cast “Against” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Vote Required for Proposal 3 (Ratification of the Appointment of Independent Public Accountant): You may vote for, vote against or abstain from voting on ratifying the appointment of KPMG LLP as our independent public accountant for the year 2024. Assuming a quorum is present, to be approved by the stockholders, the number of votes cast “For” the proposal must exceed the number of votes cast “Against” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Vote Required for Proposal 4 (Approval to Amend our Charter to Reduce Stockholder Voting Thresholds): You may vote for, vote against or abstain from voting on approving and adopting the amendments to our Charter to reduce stockholder voting thresholds. Assuming a quorum is present, the affirmative vote in person or by proxy of two-thirds of the outstanding shares of common stock is required to approve and adopt the amendments to the Charter. Abstentions and broker non-votes are considered voting power present in person or by proxy and will have the same effect as votes “Against” the proposal.

Vote Required for Proposal 5 (Approval to Amend our Bylaws to Reduce Stockholder Voting Thresholds): You may vote for, vote against or abstain from voting on approving and adopting the amendments to our Bylaws to reduce stockholder voting thresholds. Assuming a quorum is present, the affirmative vote in person or by proxy of a majority of the outstanding shares of common stock is required to approve and adopt the amendments to the Bylaws. Abstentions and broker non-votes are considered voting power present in person or by proxy and will have the same effect as votes “Against” the proposal.

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ADDITIONAL INFORMATION

Vote Required for Proposal 6 (Stockholder Proposal Titled “Simple Majority Vote”): You may vote for, vote against or abstain from voting on approving and adopting the stockholder proposal. Assuming a quorum is present, to be approved by the stockholders, the number of votes cast “For” the proposal must exceed the number of votes cast “Against” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Proxy solicitation

We pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees, in person or by telephone, facsimile or other electronic means. These people will not be specially compensated for their solicitation of proxies.

In accordance with the rules and regulations of the SEC and NYSE, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROLOGIS, INC. SINCE THE DATE OF THIS PROXY STATEMENT.

Admission to the annual meeting in virtual format

To be admitted to the annual meeting at www.virtualshareholdermeeting.com/pld2024, you must enter the control number found on your proxy card or voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Technical support contact information will be available on the meeting website prior to the meeting start time.

Asking questions at the annual meeting in virtual format

Stockholders can ask and submit questions by typing them into the “Submit Question” field on the virtual meeting site. Questions may be asked throughout the annual meeting using the above process (or before or after the meeting by contacting our investor relations department). Questions that are not answered at the meeting will be addressed after the meeting by phone, email, meeting, disclosure on our corporate website, or otherwise as appropriate.

Board’s voting recommendations

The Board recommends a vote:

●	“for” the election of each of the 11 nominees to the Board named in the proxy statement (Proposal 1);

●	“for” the approval, on an advisory basis, of the company’s executive compensation for 2023 (Proposal 2);

●	“for” the ratification of the appointment of KPMG LLP as our independent public accountant for the year 2024 (Proposal 3);

●	“for” the approval of the amendments to our Charter to reduce stockholder voting thresholds (Proposal 4);

●	“for” the approval of the amendments to our Bylaws to reduce stockholder voting thresholds (Proposal 5); and

●	“against” the stockholder proposal titled “Simple Majority Vote” (Proposal 6).

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ADDITIONAL INFORMATION

Who can vote

Each issued and outstanding share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Holders of record of Prologis common stock at the close of business on the record date, March 12, 2024, are entitled to notice of and to vote at the annual meeting. As of March 12, 2024, there were 925,048,350 shares of our common stock outstanding.

Quorum requirement

There is no right to cumulative voting. A quorum is met if a majority of the shares of common stock outstanding as of the record date are represented, in person or by proxy, at the virtual annual meeting. Your shares are counted as present at the virtual meeting if you are present and entitled to vote at the meeting, if you have properly submitted a proxy card, or if you authorize your proxy to vote your shares by telephone or through the Internet.

If you are present at the virtual annual meeting in person or by proxy, but you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of determining a quorum.

Broker non-votes are also counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares of our common stock for a beneficial owner is present at the virtual meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote with respect to that item from the beneficial owner.

Majority voting

Our bylaws provide that the vote required for election of directors is a “majority of the votes cast” in uncontested elections of directors. Accordingly, directors are required to be elected by the majority of votes cast by the shares present in person or represented by proxy with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “For” a director nominee by the holders of shares of common stock entitled to vote on the election of directors and represented in person or by proxy at the annual meeting must exceed the number of such shares voted “Against” the director nominee. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), the vote standard will be a plurality of the votes cast with respect to such director. In the event of a contested election where the plurality vote standard applies, stockholders shall be permitted to vote only “for” a director nominee or to designate their vote be “withheld” from such nominee.

If a nominee who is serving as a director is not elected by a majority of the votes cast at the annual meeting, then, under Maryland law, such director would continue to serve as a “holdover director.” Under our bylaws, any director who fails to be elected by a majority of the votes cast shall tender his or her resignation to the Board, subject to acceptance by the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in the Board’s decision. Non-incumbent directors who are not elected at the annual meeting would not become directors and would not serve on the Board as a “holdover director.”

Proxy access

In 2016, we adopted proxy access with a “3/3/20/20” market standard. The amendment and restatement of our bylaws provides that, subject to certain requirements, a stockholder or a group of up to 20 stockholders, owning three percent or

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ADDITIONAL INFORMATION

more of our outstanding common stock continuously for at least three years, can require us to include in our annual meeting proxy materials director nominations for up to 20% of the number of directors, or two directors, whichever is greater. Proxy access rights are subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

Stockholder recommended nominees for director

The Governance Committee will evaluate nominees for director recommended by stockholders against the same criteria that it uses to evaluate other director nominees, as described under “Board of Directors and Corporate Governance—Director Qualifications, Skills and Experience.” The committee will consider nominees to the Board recommended by stockholders with respect to elections to be held at an annual meeting if notice of the nomination is timely delivered in writing to our secretary prior to the meeting. See “Submitting Stockholder Proposals” for notice requirements prescribed by our Bylaws.

Additional matters present at the annual meeting

We do not anticipate any other business to be brought before the 2024 annual meeting of stockholders. In addition to the scheduled items, however, the meeting may consider properly presented stockholder proposals and matters relating to the conduct of the meeting. As to any other business, the proxies, in their discretion, are authorized to vote on other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

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ADDITIONAL INFORMATION

Submitting Stockholder Proposals

There are no stockholder proposals for consideration at the 2024 annual meeting. You may submit proposals, including director nominations, for consideration at our next annual meeting expected to be held in 2025 as follows:

Deadline for submitting stockholder proposals for inclusion in our 2025 proxy statement. Rule 14a-8 of the Exchange Act provides that certain stockholder proposals must be included in the proxy statement for our annual meeting. For a stockholder proposal to be considered for inclusion in the 2025 proxy statement for our 2025 annual meeting, it must be received at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) no later than November 29, 2024. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

If, however, the date of the 2025 annual meeting is advanced or delayed by more than 30 days from May 9, 2025, we must receive notice a reasonable time before we begin to print and distribute our proxy materials.

Deadline for submitting stockholder proposals or director nominations not to be included in our 2025 Proxy Statement. If you intend to present a proposal or nomination for director at our 2025 annual meeting, but you do not intend to have it included in our 2025 proxy statement, the notice of proposal or nomination must be delivered to, or mailed and received by, us at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) not earlier than January 9, 2025, and not later than February 8, 2025.

If, however, the date of the 2025 annual meeting is advanced or delayed by more than 30 days from May 9, 2025, we must receive the notice of proposal or nomination not more than 120 days prior to the date of the 2025 annual meeting and not less than 90 days prior to the date of the 2025 annual meeting.

If less than 100 days’ notice or prior public disclosure of the date of the 2025 annual meeting (which was advanced or delayed by more than 30 days from May 9, 2025) is given or made to stockholders, the deadline to receive the notice of proposal or nomination is the close of business on the 10th day following the day on which notice of the 2025 annual meeting date was mailed or publicly disclosed. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

Deadline for submitting proxy access director nominations to be included in our 2025 proxy statement. If you intend to present a nomination for director at our 2025 annual meeting pursuant to the proxy access provisions in our bylaws and to comply with the SEC’s universal proxy rules, the notice of proxy access nomination must be delivered to, or mailed and received by, us at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) not earlier than January 9, 2025, and not later than February 8, 2025.

If, however, the date of the 2025 annual meeting is advanced or delayed by more than 30 days from May 9, 2025, we must receive the notice of nomination not more than 120 days prior to the date of the 2025 annual meeting and not less than 90 days prior to the date of the 2025 annual meeting.

If less than 100 days’ notice or prior public disclosure of the date of the 2025 annual meeting (which was advanced or delayed by more than 30 days from May 9, 2025) is given or made to stockholders, the deadline to receive the notice of nomination is the close of business on the 10th day following the day on which notice of the annual meeting date was given or publicly disclosed. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

Stockholder notice. As set forth in our bylaws, for stockholder proposals other than director nominations, such stockholder’s notice must contain, among other things, with respect to each proposed matter:

●	a brief description of the business and the reasons for conducting such business at the annual meeting;

●	the name of the stockholder and any “stockholder associated person” (as defined in our bylaws);

●	the record address or current address, if different, of the stockholder and any stockholder associated person;

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ADDITIONAL INFORMATION

●

the class, series and number of shares the stockholder and any stockholder associated person beneficially holds (including the number of shares held beneficially but not of record and the name of any nominee holder of such shares);

●	any material interest the stockholder or any stockholder associated person has in such business;

●

whether and the extent to which hedging or other transaction(s) have been entered into by the stockholder or on the stockholder’s behalf, or by a stockholder associated person or on that person’s behalf (including any agreement, arrangement or understanding made with the effect or intent to mitigate loss, manage risk of stock price changes or to increase the voting power of such stockholder or stockholder associated person) and a general description of such activity; and

●	to the extent known by the stockholder giving notice, the name and address of any other stockholder supporting a proposal of other business.

Please review our bylaws for more information regarding requirements to submit a stockholder proposal outside of Rule 14a-8.

As set forth in our bylaws, for director nominations, a stockholder’s notice must contain, among other things, with respect to each proposed nominee:

●	the name, age, business address and residence address of the proposed nominee;

●	the principal occupation or employment of the proposed nominee;

●	the class, series and number of shares beneficially held by the proposed nominee, the date such shares were acquired, and the investment intent of such acquisition;

●	any other information relating to the proposed nominee that is required to be disclosed under Regulation 14A of the Exchange Act;

●	the proposed nominee’s written consent to serve as a director if elected and, with respect to proxy access nominations, to be named in our proxy materials;

●

a statement whether such person, if elected or re-elected, or as a condition thereto, will tender an irrevocable resignation effective upon failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board; and

●

with respect to the stockholder giving the notice: (i) the name of the stockholder, the record address (or current address, if different) of the stockholder, and the class, series and number of shares the stockholder beneficially holds (including the number of shares held beneficially but not of record and the name of any nominee holder of such shares); (ii) whether and the extent to which hedging or other transaction(s) have been entered into by the stockholder or on the stockholder’s behalf (including any agreement, arrangement or understanding made with the effect or intent to mitigate loss, manage risk of stock price changes or to increase the voting power of such stockholder) and a general description of such activity; and (iii) to the extent known by the stockholder giving notice, the name and address of any other stockholder giving notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director, as well as similar information regarding any stockholder associated person.

We may require a proposed nominee to furnish other information to determine the eligibility of such proposed nominee to serve as one of our directors. Please review our bylaws for more information regarding proxy access eligibility, procedural and disclosure requirements and other relevant requirements to nominate directors.

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ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, as amended, requires our directors, certain officers and certain beneficial owners of our common stock to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Based on our records and other information available to us, we believe that, in 2023, all of the above persons and entities met all applicable SEC filing requirements.

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ADDITIONAL INFORMATION

Annual Report to Stockholders and Corporate Governance Documents

We will provide copies of our annual report to requesting stockholders, free of charge, by contacting Investor Relations, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000. Our Code of Ethics and Business Conduct, Governance Guidelines and our Audit, Compensation and Governance Committee charters can be viewed on our website at http://ir.prologis.com/governance. In addition, copies of our Code of Ethics and Business Conduct, Governance Guidelines, our Audit, Compensation and Governance Committee charters and our bylaws can be obtained by any stockholder, free of charge, upon written request to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

March 29, 2024

San Francisco, California

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APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

APPENDIX A

Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business.

Annualized TSR is calculated based on the stock price appreciation and dividends paid to show a total return to a stockholder over a period of time. This calculation assumes dividends are reinvested into the stock on the day the dividend is paid. We annualize TSR by converting the total return of the stock at the end of a prescribed time period to an annualized basis.

Asset Management Fees represents the third-party share of asset management and transactional fees from both consolidated and unconsolidated co-investment ventures.

Assets Under Management (“AUM”) represents the estimated fair value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding Investment Capacity and the third-party investors’ share of the estimated fair value of the assets in the co-investment ventures to enterprise value (calculated as market equity plus our share of total debt).

Calculation of Per Share Amounts (in thousands, except per share amounts):

	2023	2022	2021	2020	2019	2018	2017

Net earnings

Net earnings	$3,053,373	$3,358,796	$2,933,571	$1,473,122	$1,566,950	$1,643,426	$1,641,931

Noncontrolling interest attributable to exchangeable limited partnership units	77,806	92,236	82,092	41,938	46,986	49,743	46,280

Adjusted net earnings—Diluted	$3,131,179	$3,451,032	$3,015,663	$1,515,060	$1,613,936	$1,693,169	$1,688,211

Weighted average common shares outstanding—Basic	924,351	785,675	739,363	728,323	630,580	567,367	530,400

Incremental weighted average effect on exchange of limited partnership units	23,693	21,803	20,913	20,877	19,154	17,768	15,945

Incremental weighted average effect of equity awards	3,747	4,130	4,486	5,214	5,169	5,104	5,955

Weighted average common shares outstanding—Diluted	951,791	811,608	764,762	754,414	654,903	590,239	552,300

Net earnings per share—Basic	$3.30	$4.28	$3.97	$2.02	$2.48	$2.90	$3.10

Net earnings per share—Diluted	$3.29	$4.25	$3.94	$2.01	$2.46	$2.87	$3.06

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APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

	2023	2022	2021	2020	2019	2018	2017

Core FFO

Core FFO	$5,334,250	$4,187,516	$3,172,283	$2,864,148	$2,164,017	$1,788,149	$1,551,153

Noncontrolling interest attributable to exchangeable limited partnership units	862	506	567	598	646	1,531	2,903

Core FFO—Diluted	$5,335,112	$4,188,022	$3,172,850	$2,864,746	$2,164,663	$1,789,680	$1,554,056

Net Promote Income (Expense)	478,944	445,169	43,882	164,366	120,602	82,108	105,470

Core FFO, excluding Net Promote Income (Expense)—Diluted	$4,856,168	$3,742,853	$3,128,968	$2,700,380	$2,044,061	$1,707,572	$1,448,586

Weighted average common shares outstanding—Basic	924,351	785,675	739,363	728,323	630,580	567,367	530,400

Incremental weighted average effect on exchange of limited partnership units	23,693	21,803	20,913	20,877	19,154	17,768	15,945

Incremental weighted average effect of equity awards	3,747	4,130	4,486	5,214	5,169	5,104	5,955

Weighted average common shares outstanding—Diluted	951,791	811,608	764,762	754,414	654,903	590,239	552,300

Core FFO per share—Diluted	$5.61	$5.16	$4.15	$3.80	$3.31	$3.03	$2.81

Core FFO per share, excluding Net Promote Income (Expense)—Diluted	$5.10	$4.61	$4.09	$3.58	$3.12	$2.89	$2.62

See definition of Core FFO below in “Funds from Operations attributable to common stockholders and unitholders”.

Compound Annual Growth Rate, also referred to as CAGR, is used to determine the annual growth rate over a specified period of time longer than one year. The compound annual growth is calculated by dividing the ending value by the beginning value and multiplying the result to the power of one divided by the number of years in the calculation and then subtracting one from the result. We determined the ten-year compound annual growth rate of our Core FFO per share at December 31, 2023, to be 13.0% by dividing the 2023 diluted Core FFO per share of $5.61 by 2013 diluted Core FFO per share of $1.65, then multiplying the result to the one-tenth power and then subtracting one from the result.

The Dow Jones Sustainability Indices (“DJSI”) are global sustainability indices offered cooperatively by RobecoSAM and S&P Dow Jones Indices, tracking the stock performance of companies in terms of economic, environmental and social criteria.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

Estimated Weighted Average Margin is calculated on development properties as the Estimated Value Creation less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by the TEI.

Fee Related Earnings (“FRE”) is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies.

Funds from Operations attributable to common stockholders and unitholders (“FFO”). FFO is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

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APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

The National Association of Real Estate Investment Trusts (“NAREIT” or “Nareit”) defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We also exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. We exclude similar adjustments from our unconsolidated entities and the third parties’ share of our consolidated co-investment ventures.

Our FFO Measures. Our FFO measures begin with NAREIT’s definition and we make certain adjustments to reflect our business and the way that management plans and executes our business strategy. While not infrequent or unusual, the additional items we adjust for in calculating FFO, as modified by Prologis, and Core FFO, both as defined below, are subject to significant fluctuations from period to period. Although these items may have a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term. These items have both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We calculate our FFO measures, as defined below, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our FFO measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the noncontrolling interests share of the applicable reconciling items based on our average ownership percentage for the applicable periods.

These FFO measures are used by management as supplemental financial measures of operating performance and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We analyze our operating performance principally by the rental revenues of our real estate and the revenues from our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.

FFO, as modified by Prologis, attributable to common stockholders and unitholders (“FFO, as modified by Prologis”).

To arrive at FFO, as modified by Prologis, we adjust the NAREIT-defined FFO measure to exclude the impact of foreign currency-related items and deferred tax, specifically:

●	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

●

current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure; and

●

foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities, (b) third-party debt that is used to hedge our investment in foreign entities, (c) derivative financial instruments related to any such debt transactions and (d) mark-to-market adjustments associated with derivative and other financial instruments.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S.

Core FFO attributable to common stockholders and unitholders (“Core FFO”). In addition to FFO, as modified by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following recurring and nonrecurring items that we recognized directly in FFO, as modified by Prologis:

●	gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;

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APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

●	income tax expense related to the sale of investments in real estate;

●	impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; and

●	gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock.

In some instances, Core FFO is presented with promotes excluded. In such cases, Core FFO has been adjusted for net promote income (expense).

We use Core FFO, including by segment and region, to: (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results.

Limitations on the use of our FFO measures. While we believe our modified FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of the limitations are:

●	The current income tax expenses that are excluded from our modified FFO measures represent the taxes that are payable.

●

Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO.

●

Gains or losses from non-development property dispositions and impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

●

The deferred income tax benefits and expenses that are excluded from our modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our modified FFO measures do not currently reflect any income or expense that may result from such settlement.

●

The foreign currency exchange gains and losses that are excluded from our modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

●

The gains and losses on extinguishment of debt or preferred stock that we exclude from our Core FFO may provide a benefit or cost to us as we may be settling our obligation at less or more than our future obligation.

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APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures to our net earnings computed under GAAP as follows (in millions).

	2023	2022	2021	2020	2019	2018	2017

Reconciliation of net earnings to FFO measures:

Net earnings attributable to common stockholders	$3,053.4	$3,358.8	$2,933.6	$1,473.1	$1,567.0	$1,643.4	$1,641.9

Add (deduct) NAREIT defined adjustments:

Real estate related depreciation and amortization	2,433.6	1,763.2	1,533.5	1,523.4	1,102.1	912.8	847.5

Gains on other dispositions of real estate properties, net of taxes (excluding development properties and land)	(157.9)	(595.0)	(748.9)	(252.2)	(390.2)	(371.2)	(855.4)

Reconciling items related to noncontrolling interests	(38.2)	(12.7)	5.0	(57.4)	(8.2)	23.1	(39.0)

Our share of reconciling items included in earnings from unconsolidated entities	455.3	363.0	200.4	267.9	246.0	141.8	147.5

Subtotal—NAREIT defined FFO	5,746.2	4,877.3	3,923.6	2,954.8	2,516.7	2,349.9	1,742.5

Add (deduct) our modified adjustments:

Unrealized foreign currency, derivative and other losses (gains), net	17.6	(85.4)	(172.8)	(172.8)	160.4	69.0	(120.4)

Deferred income tax expense	17.7	12.6	1.3	1.3	0.7	12.2	1.4

Current income tax expense (benefit) on dispositions related to acquired tax assets	(11.0)	(21.2)	3.0	3.0	5.6	0.0	1.2

Reconciling items related to noncontrolling interests	0.4	—	0.9	0.9	(1.4)	0.4	(0.2)

Our share of reconciling items included in earnings from unconsolidated entities	(11.2)	(41.5)	(1.1)	(1.1)	(0.2)	(7.5)	(0.3)

FFO, as modified by Prologis	5,759.7	4,741.8	3,754.9	3,119.9	2,590.8	2,231.6	1,794.5

Adjustments to arrive at Core FFO:

Gains on dispositions of development properties and land, net	(462.3)	(597.7)	(817.0)	(817.0)	(464.9)	(467.6)	(469.8)

Current income tax expense on dispositions	36.1	18.4	38.0	38.0	41.0	15.1	17.1

Losses on early extinguishment of debt and preferred stock repurchase, net	(3.3)	20.1	187.5	187.5	198.6	16.1	2.6

Reconciling items related to noncontrolling interests	9.4	4.5	6.6	6.6	(2.5)	0.2	6.2

Our share of reconciling items included in earnings from unconsolidated entities	(5.3)	0.4	2.3	2.3	(27.9)	9.4	0.4

Core FFO	$5,334.3	$4,187.5	$3,172.3	$2,864.2	$2,164.0	$1,788.1	$1,551.2

General and Administrative Expenses (“G&A”). Generally our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in rental expenses) and the properties owned by the unconsolidated co-investment ventures (included in strategic capital expenses) by using the square feet owned by the respective portfolios. Strategic capital expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment and promote expenses. We do not allocate indirect costs to strategic capital expenses.

Global Customer Retention. The square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring and in-place leases during the reporting period. The square footage of

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APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

GRESB (“Global Real Estate Sustainability Benchmark”) assesses the sustainability performance of real estate and infrastructure portfolios and assets worldwide.

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

LED lighting. LED stands for “light-emitting diode.” LED lighting is a type of energy efficient lighting.

Liquidity is equal to the sum of the current availability of our consolidated credit facilities ($5.5 billion) plus our consolidated cash and cash equivalents ($0.5 billion).

Loan-to-Market Value, or debt as a percentage of gross market capitalization, is a non-GAAP measure used by us to analyze the leverage risk in our debt risk portfolio. We make adjustments to reflect our economic ownership in each entity in which we invest, whether consolidated or unconsolidated. The following table presents the calculation of Loan-to-Market Value for the years ended December 31 (in thousands).

	2023	2022	2021	2020	2019	2018	2017

Debt as a % of gross real estate assets:

Consolidated debt	$29,000,501	$23,875,961	$17,715,054	$16,849,076	$11,905,877	$11,089,815	$9,412,631

Unamortized deferred financing costs and discounts, net	576,801	572,275	69,886	70,945	88,840	71,511	56,475

Consolidated debt (at par)	29,577,302	24,448,236	17,784,940	16,920,021	11,994,717	11,161,326	9,469,106

Noncontrolling interests share of consolidated debt (at par)	(17,293)	(14,842)	(15,138)	(5,708)	(6,752)	(13,119)	(70,422)

Prologis share of unconsolidated debt (at par)	3,630,961	3,203,943	2,856,239	2,712,239	2,187,043	2,048,777	2,040,271

Total Prologis share of debt (at par)	33,190,970	27,637,337	20,626,041	19,626,552	14,175,008	13,196,984	11,438,955

Prologis share of outstanding foreign currency derivatives	17,507	(61,015)	(2,236)	16,426	17,506	(1,519)	4,965

Consolidated cash and cash equivalents	(530,388)	(278,483)	(556,117)	(598,086)	(1,088,855)	(343,856)	(447,046)

Noncontrolling interests share of consolidated cash and cash equivalents	32,432	11,251	19,990	10,619	103,982	71,078	55,827

Prologis share of unconsolidated cash and cash equivalents	(238,881)	(448,461)	(193,143)	(167,605)	(202,342)	(203,997)	(132,276)

Total Prologis share of debt, net of adjustments	$32,471,640	$26,860,629	$19,894,535	$18,887,906	$13,005,299	$12,718,690	$10,920,425

Total outstanding common stock and limited partnership units	947,323	945,852	760,180	759,530	649,792	648,488	546,355

Share price at year end	$133.30	$112.73	$168.36	$99.66	$89.14	$58.72	$64.51

Total equity capitalization	126,278,156	106,625,896	127,983,905	75,694,760	57,922,459	38,079,215	35,245,361

Total Prologis share of debt, net of adjustments	32,471,640	26,860,629	19,894,535	18,887,906	13,005,299	12,718,690	10,920,425

Gross market capitalization	$158,749,796	$133,486,525	$147,878,440	$94,582,666	$70,927,758	$50,797,905	$46,165,786

Debt as a % of gross market capitalization	20.5%	20.1%	13.5%	20.0%	18.3%	25.0%	23.7%

Nareit (or NAREIT) is the representative voice for real estate investment trusts and publicly traded real estate companies with an interest in U.S. real estate and capital markets.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	A-6

APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

Net Operating Income (“NOI”) is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

Net Promote Income (Expense) includes actual promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable.

REIT is defined as a real estate investment trust.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis. We evaluate the performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended December 31, 2023, as the properties in our Owned and Managed operating portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2022, and owned throughout the same three-month period in both 2022 and 2023. We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest. The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2022) and properties acquired or disposed of to third parties during the period. To derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S. dollar, for both periods.

We evaluate the results of our same store portfolio on a quarterly basis. The following table summarizes same store NOI and the change from the prior period for the four quarters of 2023 and on a cumulative annual basis and the square feet of the portfolio used in the calculation (dollars and square feet in millions):

	Three Months Ended

	March 31	June 30	September 30	December 31	Full Year

2023 NOI—same store portfolio	$1,504.3	$1,519.9	$1,546.0	$1,561.1	$6,131.3

2022 NOI—same store portfolio	$1,375.2	$1,406.1	$1,434.1	$1,454.5	$5,669.9

Percentage change	9.4%	8.1%	7.8%	7.3%	8.1%

Square feet of portfolio	899.6	898.8	897.2	894.5

The following is a reconciliation of our consolidated rental revenues, rental recoveries, rental expenses and property NOI for the full year, as included in the Consolidated Statements of Income and within Note 19 to the Consolidated Financial Statements, in our annual reports on Form 10-K for year ended December 31, 2023, to the respective amounts in our same store portfolio analysis for the three months ended December 31 (dollars in millions):

	Three Months Ended

	March 31	June 30	September 30	December 31	Full Year

2023

Rental revenues	$1,633.8	$1,651.4	$1,777.4	$1,755.9	$6,818.5

Rental expenses	(412.6)	(387.9)	(416.1)	(408.2)	$(1,624.8)

Property NOI	$1,221.2	$1,263.5	$1,361.3	$1,347.7	$5,193.7

2022

Rental revenues	$1,076.9	$1,093.5	$1,151.8	$1,591.0	$4,913.2

Rental expenses	(275.7)	(270.5)	(284.7)	(374.9)	$(1,205.8)

Property NOI	$ 801.2	$ 823.0	$ 867.1	$1,216.1	$3,707.4

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	A-7

APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31,

dollars in thousands	2023	2022	Percentage Change

Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:

Rental revenues	$1,755,959	1,591,012

Rental expenses	(408,225)	(374,892)

Consolidated Property NOI	$1,347,734	$1,216,120

Adjustments to derive same store results:

Property NOI from consolidated properties not included in same store portfolio and other adjustments(1)	(500,867)	(432,649)

Property NOI from unconsolidated co-investment ventures included in same store portfolio(1)(2)	714,197	671,030

Third parties’ share of Property NOI from properties included in same store portfolio(1)(2)	(575,098)	(539,846)

Prologis Share of Same Store Property NOI – Net Effective(2)	$985,966	$914,655	7.8%

Consolidated properties straight-line rent and fair value lease adjustments included in the same store portfolio(3)	(17,843)	(19,657)

Unconsolidated co-investment ventures straight-line rent and fair value lease adjustments included in the same store portfolio(3)	(6,997)	(12,090)

Third parties’ share of straight-line rent and fair value lease adjustments included in the same store portfolio(2)(3)	6,375	8,744

Prologis Share of Same Store Property NOI – Cash(2)(3)	$967,501	$891,652	8.5%

(1)

We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period and properties acquired or disposed of to third parties during the period. We also exclude net termination and renegotiation fees and write-offs of fair value lease assets to allow us to evaluate the growth or decline in each property’s rental revenues without regard to one-time items that are not indicative of the property’s recurring operating performance. Net termination and renegotiation fees represent the gross fee negotiated to allow a customer to terminate or renegotiate their lease, offset by the write-off of the asset recorded due to the adjustment to straight-line rents over the lease term. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management services are recognized as part of our consolidated rental expense.

(2)

We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties. In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures’ underlying Property NOI for the same store portfolio and apply our ownership percentage at December 31, 2023, to the Property NOI for both periods, including the properties contributed during the period. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties’ share of both consolidated and unconsolidated co-investment ventures. During the periods presented, certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result, only line items labeled “Prologis Share of Same Store Property NOI” are comparable period over period.

(3)

We further remove certain noncash items (straight-line rent and amortization of fair value lease adjustments) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI—Cash measure. We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5%, minus estimated operating expenses.

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APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

Total Expected Investment (“TEI”) represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Total Stockholder Return (“TSR”) is calculated based on the stock price appreciation and dividends paid to show a total return to a stockholder over a period of time. This calculation assumes dividends are reinvested into the stock on the day the dividend is paid.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	A-9

APPENDIX B: ARTICLES OF AMENDMENT

APPENDIX B

PROLOGIS, INC.

ARTICLES OF AMENDMENT

Prologis, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the definition of “Restriction Termination Date” in Subparagraph 1 of Paragraph E of Article IV in its entirety and substituting in lieu thereof a new definition of “Restriction Termination Date” as follows:

“Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which (1) the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (2) such determination is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of the Corporation’s capital stock outstanding and entitled to vote thereon.

SECOND: The Charter is hereby further amended by deleting the first sentence of Paragraph B of Article X in its entirety and substituting in lieu thereof a new first sentence as follows:

Subject to paragraph (K) of Article IV hereof, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT and such determination is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of the Corporation’s capital stock outstanding and entitled to vote thereon, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.

THIRD: The Charter is hereby further amended by deleting the second sentence of Paragraph D of Article X in its entirety and substituting in lieu thereof a new second sentence as follows:

Resolutions so designated may not be revoked, altered or amended subsequently by the Board of Directors without the approval of the holders of the issued and outstanding shares of Common Stock of the Corporation by the affirmative vote of a majority of all votes cast on the matter.

FOURTH: The Charter is hereby further amended by deleting existing Article XI in its entirety and substituting in lieu thereof a new Article XI as follows:

ARTICLE XI

REMOVAL OF DIRECTORS

Subject to the rights of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast in the election of directors.

FIFTH: The Charter is hereby further amended by adding a new Article XIII as follows:

ARTICLE XIII

EXTRAORDINARY ACTIONS

Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

SIXTH: The amendments to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

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APPENDIX B: ARTICLES OF AMENDMENT

SEVENTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.

EIGHTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-signature page follows-

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its       and attested to by its        on this   day of      , 2024.

ATTEST: PROLOGIS, INC.

		By:	(SEAL)
Name:	Name:
Title:	Title:

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	B-2

APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

APPENDIX C

~~NINTH~~TENTH AMENDED AND RESTATED

BYLAWS

of

PROLOGIS, INC.

ARTICLE I

OFFICES

Section 1. The principal executive office of Prologis, Inc., a Maryland corporation (the “Corporation”), shall be located at such place or places as the board of directors may designate.

Section 2. The Corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held at such place as may be fixed from time to time by the board of directors and stated in the notice of the meeting.

Section 2. An annual meeting of stockholders shall be held on such date and at such time as may be determined from time to time by resolution adopted by the board of directors, at which the stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting in accordance with these bylaws. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors, or (iii) otherwise brought before the annual meeting by a stockholder of the Corporation entitled to vote on the matter at the meeting who complies with the notice procedures set forth in this Section 2 of Article II and who was a stockholder of record both at the time of giving of notice provided for in this Section 2 of Article II and at the time of the annual meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for action by the stockholders and the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not more than one hundred twenty (120) days prior to the date of the annual meeting and not less than the later of ninety (90) days prior to the date of the annual meeting or, if less than one hundred (100) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In no event shall any postponement or adjournment of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business and any material interest of any Stockholder Associated Person (as defined below) in such business, individually or in the aggregate,

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, and (b) as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and record address (and current address, if different) of the stockholder and the Stockholder Associated Person, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by the stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and the number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation, and a general description of whether and the extent to which such stockholder or such Stockholder Associated Person has engaged in such activities with respect to shares of stock or other equity interests of any other company, and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice. For purposes of these bylaws, “Stockholder Associated Person” shall mean, with respect to any stockholder, (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2 of Article II and no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 2(a) of Article III. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2 of Article II, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Corporation’s charter or by these bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time until a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless a different vote is required by express provision of the Maryland General Corporation Law (“MGCL”) or the rules of any securities exchange on which the Corporation’s capital stock is listed or the Corporation’s charter or these bylaws, in which case such express provision shall govern and control the decision on such matter.

Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy in any manner permitted by applicable law. All proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the provisions of the charter of the Corporation, each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation on the record date set by the board of directors as provided in Section 5 of Article V.

Section 6.

(a) Subject to clause (d) below of this Section 6 of Article II, a favorable vote of a majority of the aggregate of (x) the votes cast “for” a director nominee and (y) the votes cast “against” a director nominee (or if directors are to be elected upon a favorable vote of a majority of the votes cast but in such circumstances stockholders generally are not offered the

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

opportunity to cast a vote “against” a director nominee but instead are offered the opportunity to “withhold” votes, any votes designated to be “withheld” from voting in respect of a director nominee, which for these limited purposes will be deemed a vote cast and have the affect of a vote “against”), at a meeting of the stockholders duly called and held at which a quorum is present, shall be required to elect such director nominee. For purposes of determining whether a director nominee has received a favorable vote of a majority of the aggregate of the votes cast, a majority of the aggregate votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director (or, if the director is nevertheless to be elected upon a favorable vote of a majority of the votes cast but stockholders generally are not offered the opportunity to cast a vote “against” the director nominee but instead are offered the opportunity to “withhold” votes, then the number of shares voted “for” a director must exceed the number of votes “withheld” from voting in respect of such director nominee, which for these limited purposes will be deemed a vote cast). A vote will be considered withheld from a director nominee only if a stockholder is provided the opportunity to and does affirmatively withhold authority to vote for such director nominee in any proxy granted by such stockholder, in any event in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held or in a ballot to be submitted by such stockholder in person at such meeting. A “broker non-vote” or abstention (or similar expression) shall not in any event be deemed a vote cast for these purposes.

(b) If an otherwise incumbent director is not re-elected but would nevertheless for any reason otherwise remain in office, the director shall tender his or her resignation to the Board, subject to subsequent acceptance. The Nominating & Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.

(c) Directors properly elected shall hold office until the next annual meeting of stockholders and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these bylaws.

(d) The foregoing to the contrary notwithstanding, in the event that the number of director nominees is expected to exceed the number of directors to be elected at a meeting (a “Contested Election”), with the determination that the number of director nominees is expected to exceed the number of directors to be elected, and, therefore, that an election of directors is a Contested Election, being made by the secretary of the Corporation as of the close of the applicable stockholder notice of nomination period set forth in Section 8 of Article II or Section 2(a) of Article III based on whether one or more stockholder notices of nomination were timely filed in accordance with Section 8 of Article II or Section 2(a) of Article III, as applicable (provided that the secretary shall also be able to consider such other facts and circumstances as may be reasonably relevant to the determination that an election of directors is a Contested Election, and provided further that any determination that an election of directors is a Contested Election shall be determinative only as to the timeliness of a stockholder notice of nomination and not otherwise as to its validity), then a plurality of all the votes cast at such meeting shall be sufficient to elect a director, and therefore, and for the avoidance of doubt, the director nominees shall not be elected at such meeting by a favorable vote of a majority of the votes cast. In such case where an election of directors is determined to be a Contested Election, stockholders shall be permitted to vote only “for” or to designate their votes to be “withheld” in respect of a director nominee, and shall not in such circumstance be permitted to vote “against” a nominee; and under such circumstances a vote designated to be “withheld”, although present for purposes of establishing the presence of a quorum, will not be deemed a vote cast or a vote “against”. If, prior to thirty days prior to the time the Corporation mails its initial proxy statement in connection with the election of directors at a meeting, one or more stockholder notices of nomination are withdrawn such that the number of nominees for election as director no longer exceeds the number of directors to be elected, then the election shall not be considered a Contested Election, but in all other cases, once an election is determined to be a Contested Election, a plurality of all the votes cast at such meeting shall be sufficient to elect a director.

Section 7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise proscribed by the charter, may be called at any time by the chief executive officer, a co-chief executive officer, the president, the chairman of the board, or by a majority of the directors, or by a committee of the board of directors which has been duly designated by the

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

board of directors and whose powers and authority, as provided in a resolution of the board of directors or these bylaws, include the power to call such meetings. In addition, a special meeting of the stockholders of the Corporation shall be called by the secretary of the Corporation on the written request of stockholders entitled to cast at least fifty percent (50%) of all votes entitled to be cast at the meeting, except that, in the case of a special meeting called to consider any matter which is substantially the same as a matter voted on at any special meeting for the stockholders held during the preceding twelve (12) months, the secretary of the Corporation shall not be required to call any such special meeting unless requested by stockholders entitled to cast a majority of all of the votes entitled to be cast at the meeting.

Section 8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Where the Corporation’s notice of meeting specifies that directors are to be elected at such special meeting, nominations of persons for election to the board of directors may be made only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the board of directors, (iii) by any committee of persons appointed by the board of directors with authority therefor or (iv) by a stockholder as provided in this Section 8 of Article II. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the board of directors, any stockholder of the Corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section 8 of Article II and who was a stockholder of record both at the time of giving of notice provided for in this Section 8 of Article II and at the time of the special meeting, may nominate a person or persons, as the case may be, for election as a director as specified in the Corporation’s notice of meeting if the stockholder’s notice containing the information required by Section 2(a) of Article III shall have been delivered to or mailed and received at the principal executive offices of the Corporation not more than 120 days prior to the date of the special meeting and not less than the later of 90 days prior to the date of the special meeting or, if less than 100 days notice or prior public disclosure of the date of the meeting and of the nominees proposed by the board of directors to be elected at such meeting is given or made to stockholders, the close of business on the tenth (10th) day following the day on which such notice was mailed or such public disclosure was made. In no event shall any postponement or adjournment of a special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Section 9. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 90 days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 10. Notwithstanding any other provision of the charter of the Corporation or these bylaws, Subtitle 7 of Title 3 of the MGCL (as the same may hereafter be amended from time to time) shall not apply to the voting rights of any shares of stock of the Corporation now or hereafter held by any existing or future stockholder of the Corporation (regardless of the identity of such stockholder).

Section 11.

(a) Notwithstanding anything to the contrary in these bylaws, whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 11, the Corporation shall include in its proxy statement and other applicable filings (the “Company Proxy Materials”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in addition to any individuals nominated for election by or at the direction of the board of directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the board of directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 11 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 11, the “Required Information” that the Corporation shall include in the Company Proxy Materials is (A) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 11 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this

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Section 11, the Corporation may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the board of directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.

(b) To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 11, an Eligible Stockholder must have Owned (as defined below) at least three percent or more of the shares of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary of the Corporation in accordance with this Section 11 and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 11, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or its Affiliate or (D) for which the stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the stockholder and that expressly directs the proxy holder to vote at the direction of the stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as the stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of Common Stock. An Eligible Stockholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on five Business Days’ (as defined below) notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of stockholders. For purposes of this Section 11, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the board of directors, in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act. The term “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(c) To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 11, an Eligible Stockholder must provide to the Secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Company Proxy Materials pursuant to this Section 11 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 120th day nor later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so delivered or mailed to and received by the Secretary not earlier than the 120th day prior to the date of such annual meeting and not later than the later of the 90th day prior to the date of such annual meeting, as

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originally convened, or, if less than 100 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the close of business on the tenth day following the day on which such notice of the date of the meeting was given or such public disclosure was made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.

(d) To be in proper form for purposes of this Section 11, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:

(i) one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five Business Days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 11;

(ii) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii) information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2(a) of Article III, including the written consent of the Stockholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a director if elected;

(iv) a written undertaking executed by the Stockholder Nominee (A) that such Stockholder Nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (2) will serve as a director of the Corporation if elected and (B) attaching a completed Stockholder Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request by the Eligible Stockholder, and shall include all information relating to the Stockholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Stockholder Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded);

(v) the written agreement of the Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the board of directors requires of all directors at such time, including, without limitation, agreeing to be bound by the Corporation’s code of conduct, insider trading policy and other similar policies and procedures;

(vi) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 11, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than

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such Stockholder Nominee(s) or a nominee of the board of directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (F) has not provided and will not provide facts, statements or information in its communications with the Corporation and the stockholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;

(vii) a written undertaking that the Eligible Stockholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 11, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 11 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Company Proxy Materials pursuant to this Section 11, and (B) indemnifies and holds harmless the Corporation and each of its directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Company Proxy Materials pursuant to this Section 11;

(viii) a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the board of directors, together with a copy of any such agreement, arrangement or understanding if written;

(ix) a written description of any agreement, arrangement or understanding with any person or entity by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, together with a copy of any such agreement, arrangement or understanding if written; and

(x) in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

The Corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an Independent Director (as defined in Section 1 of Article III), (B) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.

(e) To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 11, an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 11 shall be true and correct as of the record date for the annual meeting of stockholders and as of the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Pacific Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Pacific Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).

(f) In the event that any facts, statements or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.

(g) Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 11 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”), shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 11, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the Corporation such documentation as is reasonably satisfactory to the board of directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

(h) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of stockholders shall be the greater of (i) 20% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 11 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Stockholder Nominees entitled to be included in the Company Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Company Proxy Materials pursuant to this Section 11 and whom the board of directors nominates for re-election at such forthcoming annual meeting of stockholders. In the event that one or more vacancies for any reason occur on the board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the board of directors elects to reduce the size of the board of directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 11 shall be calculated based on the number of directors serving as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Company Proxy Materials pursuant to this Section 11 whose nomination is subsequently withdrawn or whom the board of directors decides to nominate for election to the board of directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 11 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 11(h). In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 11(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

Section 11(h) shall be the only Stockholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 11), no other Stockholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 11.

(i) The Corporation shall not be required to include, pursuant to this Section 11, a Stockholder Nominee in the Company Proxy Materials for any annual meeting of stockholders (i) for which meeting the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2 of Article III, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (iii) if such Stockholder Nominee would not qualify as an Independent Director, (iv) if the election of such Stockholder Nominee as a director would cause the Corporation to fail to comply with these bylaws, its charter, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (v) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (vii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any facts, statements or information to the Corporation or the stockholders required or requested pursuant to this Section 11 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 11 or (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 11, in each instance as determined by the board of directors, in its sole discretion.

(j) Notwithstanding anything to the contrary set forth herein, the board of directors or the officer of the Corporation presiding at an annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 11, as determined by the board of directors or such officer, or (ii) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 11. For purposes of this Section 11(j), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.

(k) Any Stockholder Nominee who is included in the Company Proxy Materials for an annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election to the board of directors at such annual meeting or (ii) does not receive a number of “for” votes equal to at least 20% of the number of votes cast by stockholders in the election of directors at such annual meeting shall be ineligible for inclusion in the Company Proxy Materials as a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings of stockholders. For the avoidance of doubt, this Section 11(k) shall not prevent any stockholder from nominating any individual to the board of directors pursuant to and in accordance with Section 2 of Article III.

(l) This Section 11 provides the exclusive method for a stockholder to require the Corporation to include nominee(s) for election to the board of directors in the Company Proxy Materials.

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

ARTICLE III

DIRECTORS

Section 1. The board of directors shall consist of a minimum of five (5) and a maximum of thirteen (13) directors. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the then elected directors, provided that at least a majority of the directors shall be Independent Directors, as defined from time to time by the Listing Standards of the New York Stock Exchange and any other relevant laws, rules and regulations. Any determination by the board of directors as to the qualification of any director as an “Independent Director” shall be conclusive for all purposes. Until increased or decreased by the directors pursuant to these bylaws, the exact number of directors shall be eleven (11). The directors need not be stockholders. Except as provided in Section 2 of this Article III, the directors shall be elected as provided in the charter at each annual meeting of the stockholders, and each director elected shall hold office until his successor is elected and qualified or until his death, retirement, resignation or removal.

Section 2.

(a) Nominations of persons for election to the board of directors of the Corporation at the annual meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the board of directors or (iii) by any committee of persons appointed by the board of directors with authority therefor or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2(a) of Article III and who was a stockholder of record both at the time of giving of notice provided for in this Section 2(a) of Article III and at the time of the annual meeting. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not more than 120 days prior to the date of the annual meeting and not less than the later of 90 days prior to the date of the annual meeting or, if less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall any postponement or adjournment of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class, series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by the person, the date such shares were acquired and the investment intent of such acquisition, (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, (e) such person’s written consent to serve as a director if elected, and (f) a statement whether such person, if elected or re-elected, or as a condition thereto, will tender an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Corporate Governance Principles (and assuming that such person would otherwise remain in office as a director notwithstanding such failure); and (ii) as to the stockholder giving the notice and any Stockholder Associated Person (a) the name and record address (and current address, if different) of the stockholder and the Stockholder Associated Person, (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by the stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and the number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (c) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation, and a general description of whether

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

and the extent to which such stockholder or such Stockholder Associated Person has engaged in such activities with respect to shares of stock or other equity interests of any other company, and (d) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director on the date of such stockholder’s notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Except as may otherwise be provided in these bylaws or any other agreement relating to the right to designate nominees for election to the board of directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2(a) of Article III. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(b) Except as may otherwise be provided pursuant to Article IV of the Corporation’s charter with respect to any rights of holders of preferred stock to elect additional directors and any other requirement in these bylaws or other agreement relating to the right to designate nominees for election to the board of directors, should a vacancy in the board of directors occur or be created (whether arising through death, retirement or resignation), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the entire board of directors. In the case of a vacancy created by the removal of a director, the vacancy shall be filled by the stockholders of the Corporation entitled to elect the director who was removed at the next annual meeting of stockholders or at a special meeting of stockholders called for such purpose, provided, however, that such vacancy may be filled by the affirmative vote of a majority of the remaining directors, subject to approval by the stockholders entitled to elect the director who was removed at the next annual meeting of stockholders or at a special meeting of stockholders called for such purpose. A director so elected to fill a vacancy shall serve for the remainder of the term.

Section 3. The property and business of the Corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authorities by these bylaws expressly conferred upon it, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s charter or by these bylaws directed or required to be exercised or done by the stockholders.

Section 4. The board of directors shall elect a chairman of the board of directors who shall hold that position until a successor is elected and qualified. The chairman of the board of directors shall preside at meetings of the stockholders and shall set the agenda for meetings of the board of directors.

Section 5. Regardless of whether the chairman of the board of directors is an Independent Director, the Independent Directors of the board of directors may elect an Independent Director to be the Lead Independent Director. The Lead Independent Director may conduct separate meetings of the Independent Directors and perform other duties appropriate to his or her responsibilities, including: (a) preparing, in consultation with the chairman of the board of directors, committee chairs, and other directors, the agendas for meetings of the board of directors; (b) coordinating the activities of the other Independent Directors; (c) approving, in consultation with other Independent Directors, the retention and compensation of consultants who report directly to the board of directors; (d) reviewing with the chief executive officer (or each co-chief executive officer) such chief executive officer’s performance evaluation conducted by the Independent Directors; (e) presiding at non-management meetings of the Independent Directors and conveying to management directors the results of deliberations among non-management directors; and (f) acting as representative of the non-management for communication with interested parties.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Maryland.

Section 7. Regular meetings of the board of directors may be held at such time and place as shall from time to time be determined by resolution of the board, and no additional notice shall be required.

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

Section 8. Special meetings of the board of directors may be called by the chief executive officer, a co-chief executive officer, the president or the chairman of the board of directors on forty-eight hours’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chief executive officer, a co-chief executive officer, the president or the secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the chief executive officer, a co-chief executive officer, the president or the secretary in like manner and on like notice on the written request of the sole director.

Section 9. Unless otherwise restricted by the Corporation’s charter or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent is filed with the minutes of proceedings of the board or committee.

Section 10. Unless otherwise restricted by the Corporation’s charter or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 11. By virtue of resolutions adopted by the Board of Directors prior to or at the time of adoption of these Bylaws and designated irrevocable, any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any of its present or future stockholders, or any affiliates or associates of the Corporation or any present or future stockholder of the Corporation, or any other person or entity or group of persons or entities, is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL entitled “Special Voting Requirements,” including, but not limited to, the provisions of Section 3-602 of such Subtitle. The Board of Directors may not revoke, alter or amend such resolution, or otherwise elect to have any business combination of the Corporation be subject to the provisions of Subtitle 6 of Title 3 of the MGCL without the approval of the holders of the issued and outstanding shares of Common Stock of the Corporation by the affirmative vote of a majority of all votes ~~entitled to be~~ cast ~~in respect of such shares of Common Stock~~ on the matter.

Section 12. Notwithstanding any other provision of these bylaws, all actions which the board of directors may take to approve a transaction between (i) the Corporation, Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), or any subsidiary of the Corporation or the Operating Partnership, on the one hand, and (ii) (a) any executive officer or director of the Corporation, the Operating Partnership or any subsidiary of the Corporation or the Operating Partnership, or (b) any limited partner of the Operating Partnership or (c) any affiliate of the foregoing executive officer, director or limited partner (not including the Corporation, the Operating Partnership or any subsidiary of the Corporation or the Operating Partnership), on the other hand, shall require, for valid approval, the approval of a majority of the Independent Directors; provided, however, that this approval requirement shall not apply to arrangements between the Corporation or the Operating Partnership and any executive officer or director acting in the executive officer’s or director’s position as such, including but not limited to employment agreements and compensation matters.

RESIGNATION FROM THE BOARD OF DIRECTORS

Section 13. A director may resign at any time upon written notice to the Corporation’s board of directors, chairman of the board of directors, chief executive officer, co-chief executive officer, president or secretary. Any such resignation shall take effect at the time or upon the satisfaction of any condition specified therein or, if no time or condition is specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof (including for example any resignation contemplated by Section 6(b) of Article II), shall not be necessary to make such resignation effective.

COMMITTEES OF DIRECTORS

Section 14. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of not less than the minimum number of directors required for committees of

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

the board of directors under the MGCL. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, and to the maximum extent permitted under the MGCL, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the charter, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or any other matter requiring the approval of the stockholders of the Corporation, or amending the bylaws of the Corporation; and no such committee shall have the power or authority to authorize or declare a dividend, to authorize the issuance of stock (except that, if the board of directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number or the maximum aggregate offering price of shares to be issued, or both, a committee of the board of directors may, in accordance with that general authorization or any stock option or other plan or program adopted by the board of directors: authorize or fix the terms of stock subject to classification or reclassification, including the designations and any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares; within the limits established by the board of directors, fix the number of any such class or series of stock or authorize the increase or decrease in the number of shares of any series or class; and otherwise establish the terms on which any stock may be issued, including the price and consideration for such stock), or to approve any merger or share exchange, regardless of whether the merger or share exchange requires stockholder approval.

Section 15. The Corporation shall from and after the incorporation have the following committees, the specific authority and members of which shall be as designated herein, in such committee’s charter or otherwise by resolution of the board of directors:

(i) An Executive Committee, which shall meet and act separately only if action by the board of directors is required, the board of directors is unavailable, and the matter to be acted upon is time-sensitive.

(ii) An Audit Committee, which shall consist solely of Independent Directors and which shall engage the independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation’s internal accounting controls.

(iii) A Compensation Committee, which shall consist solely of Independent Directors and which shall determine compensation for the Corporation’s executive officers, and will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Corporation.

(iv) A Nominating and Governance Committee, which shall, among other things, submit nominations for members of the Board of Directors, recommend composition of the committees of the Board of Directors, review the size and composition of the Board of Directors, review guidelines for corporate governance, provide assistance to the board of directors in reviewing the Corporation’s activities, goals and policies concerning environmental stewardship and social responsibility matters, and conduct annual reviews of the board of directors and the chief executive officer or co-chief executive officers.

Section 16. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

COMPENSATION OF DIRECTORS

Section 17. Unless otherwise restricted by the charter of the Corporation or these bylaws, the board of directors shall have the authority to fix the compensation of non-employee directors. The non-employee directors may be paid their expenses,

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. Officers of the Corporation who are also members of the board of directors shall not be paid any director’s fees.

INDEMNIFICATION

Section 18. The Corporation shall indemnify, in the manner and to the maximum extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the maximum extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.

Neither the amendment nor repeal of this Section 18 of this Article III, nor the adoption or amendment of any other provision of the charter or bylaws of the Corporation inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

The indemnification and reimbursement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the charter or bylaws of the Corporation, a vote of stockholders or Independent Directors, or otherwise, both as to action in such person’s official capacity as an officer or director and as to action in another capacity, at the request of the Corporation, while acting as an officer or director of the Corporation.

ARTICLE IV

OFFICERS

Section 1. The officers of this Corporation shall be chosen by the board of directors and shall include a president, a vice president, a secretary and a treasurer. The Corporation may also have at the discretion of the board of directors such other officers as are desired, including a chairman of the board, additional vice presidents, a chief executive officer or co-chief executive officers, a chief financial officer, a chief operating officer, one or more managing directors, one or more assistant secretaries and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president/acquisitions or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the charter or these bylaws otherwise provide, except that one individual may not simultaneously hold the office of president and vice president.

Section 2. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors, provided, however, that the compensation of the Corporation’s executive officers shall be determined by the Compensation Committee.

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the board of directors.

Section 6. Any officer may resign at any time upon written notice to the Corporation’s board of directors, chairman of the board of directors, chief executive officer, co-chief executive officer, president or secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Any such resignation will not prejudice the rights, if any, of the Corporation under any contract to which the officer is a party.

CHIEF EXECUTIVE OFFICER OR CO-CHIEF EXECUTIVE OFFICERS

Section 7. The chief executive officer or co-chief executive officers shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. The chief executive officer or co-chief executive officers shall preside at all meetings of the stockholders and, in the absence of the chairman of the board of directors, or if there be none, at all meetings of the board of directors. The chief executive officer or co-chief executive officers shall have the general powers and duties of management usually vested in the office of chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

PRESIDENT

Section 8. In the absence or disability of the chief executive officer or the co-chief executive officers, as applicable, or the absence of a designation of a chief executive officer or co-chief executive officers, as applicable, by the board of directors, the president shall perform all the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer or co-chief executive officers. The president shall have the general powers and duties of management usually vested in the office of president of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

CHIEF OPERATING OFFICER

Section 9. Subject to such supervisory powers, if any, as may be given by the board of directors to the chief executive officer or co-chief executive officers, as applicable and the president, if there be such an officer, the chief operating officer shall, subject to the control of the board of directors, have the supervision, direction and control of the day to day operations of the Corporation. He shall have the general powers and duties of management usually vested in the office of chief operating officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

VICE PRESIDENTS

Section 10. In the absence or disability of the chief executive officer or the co-chief executive officers, as applicable, the president, the vice presidents, in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other duties as from time to time may be prescribed by the board of directors or these bylaws.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	C-15

APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

SECRETARY AND ASSISTANT SECRETARY

Section 11. The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the board of directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the bylaws. He shall keep in safe custody the seal of the Corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, the assistant secretary designated by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT TREASURERS

Section 13. The chief financial officer of the Corporation shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. If no other person then be appointed to the position of treasurer of the Corporation, the person holding the office of chief financial officer shall also be the treasurer of the Corporation.

Section 14. The treasurer or assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, the treasurer or assistant treasurer designated by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. The Corporation may issue some or all of the shares of any or all classes or series of stock with or without certificates as determined by the board of directors or a duly authorized officer. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the board of directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	C-16

APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 2. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, that, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the board of directors or an officer of the Corporation has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation an indemnity or bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

TRANSFERS OF STOCK

Section 3. All transfers of shares of stock shall be made on the books of the Corporation in such manner as the board of directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The Corporation or, if authorized by the Corporation, the transfer agent of the Corporation shall cancel the old certificate and record the transaction on its books. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the board of directors or an officer of the Corporation that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Section 4. Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

FIXING RECORD DATE

Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date which shall not be more than 90 nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

REGISTERED STOCKHOLDERS

Section 6. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	C-17

APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

ARTICLE VI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s charter, if any, may be authorized and declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation’s charter and the MGCL.

Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

CHECKS

Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 6. Whenever, under the provisions of the MGCL or of the charter of the Corporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telecopy or cable.

Section 7. Whenever any notice is required to be given under the provisions of the MGCL or of the charter of the Corporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ANNUAL STATEMENT

Section 8. The board of directors may present at each annual meeting of stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

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APPENDIX C: TENTH AMENDED AND RESTATED BYLAWS

ARTICLE VII

AMENDMENTS

Section 1. Except as otherwise set forth in these bylaws, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the vote of a majority of the board of directors or by the affirmative vote of a majority of all votes ~~entitled to be~~ cast on the matter by the holders of the issued and outstanding shares of Common Stock of the Corporation. Notwithstanding anything to the contrary herein, this Section 1 of Article VII, Section 11 of Article III and Section 10 of Article II hereof may not be altered, amende dor repealed except by the affirmative vote of a majority of all votes ~~entitled to be~~ cast on the matter by the holders of the issued and outstanding shares of Common Stock of the Corporation.

Section 2. Notwithstanding anything to the contrary herein, this Section 2 of Article VII, Section 12 of Article III and Section 9 of Article II hereof may not be altered, amended or repealed except by the affirmative vote of a majority of all votes ~~entitled to be~~ cast on the matter by the holders of the issued and outstanding shares of Common Stock of the Corporation.

PROLOGIS PROXY STATEMENT | MARCH 29, 2024	C-19

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

PROLOGIS, INC.	YOUR VOTE IS IMPORTANT!
PIER 1, BAY 1
SAN FRANCISCO, CA 94111	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your Proxy Voting Instruction Form in hand when you access the website and follow the instructions to obtain your records and to create an electronic Voting Instruction Form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PLD2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your Voting Instruction Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Voting Instruction Form if you are authorizing your proxy by telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34989-P06271-Z87016        KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — —  — — — —  — — — — — —  — — — —  — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROLOGIS, INC.

The Board of Directors recommends you vote
FOR all the listed nominees:
1. Election of Directors
		For	Against	Abstain
Nominees:

1a. Hamid R. Moghadam		☐	☐	☐
1b. Cristina G. Bita		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1c. James B. Connor		☐	☐	☐	2. Advisory Vote to Approve the Company’s Executive Compensation for 2023.		☐	☐	☐

1d. George L. Fotiades		☐	☐	☐	3. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year 2024.		☐	☐	☐
1e. Lydia H. Kennard		☐	☐	☐	4. Vote to amend our Charter to Reduce Stockholder Voting Thresholds.		☐	☐	☐

1f. Irving F. Lyons III		☐	☐	☐	5. Vote to amend our Bylaws to Reduce Stockholder Voting Thresholds.		☐	☐	☐
1g. Guy A. Metcalfe		☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

1h. Avid Modjtabai		☐	☐	☐	6. Vote on a stockholder proposal titled “Simple Majority Vote.”		☐	☐	☐

1i. David P. O’Connor		☐	☐	☐

1j. Olivier Piani		☐	☐	☐

1k. Carl B. Webb		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V34990-P06271-Z87016

PROLOGIS, INC.

Annual Meeting of Stockholders

May 9, 2024 2:00 P.M. Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints each of Hamid R. Moghadam, Timothy D. Arndt, and Edward S. Nekritz as proxies for the undersigned with full power of substitution in each of them, to represent the undersigned at the Annual Meeting of Stockholders to be held on May 9, 2024, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this form.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED AND THE SHARES ARE HELD DIRECTLY IN YOUR NAME, IT WILL BE VOTED (1) FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT, (2) FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPANY’S EXECUTIVE COMPENSATION FOR 2023, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2024, (4) FOR THE APPROVAL TO AMEND OUR CHARTER TO REDUCE STOCKHOLDER VOTING THRESHOLDS, (5) FOR THE APPROVAL TO AMEND OUR BYLAWS TO REDUCE STOCKHOLDER VOTING THRESHOLDS, (6) AGAINST THE STOCKHOLDER PROPOSAL TITLED “SIMPLE MAJORITY VOTE” AND (7) IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IF THESE SHARES ARE HELD IN YOUR 401(K) PLAN ACCOUNT AND YOU DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, THE TRUSTEE WILL VOTE ALL UNINSTRUCTED SHARES HELD IN THE COMPANY’S 401(K) PLAN IN THE SAME PROPORTION AS HOW INSTRUCTED SHARES HELD IN THE 401(K) PLAN ARE VOTED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, AND THIS PROXY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side